Filed Pursuant to Rule 424(b)(3)
File No. 333-177230

PROSPECTUS SUPPLEMENT (DISCLOSURE REPORT NO. 5)

(TO PROSPECTUS DATED April 10, 2012)

LendingClub Corporation

Member Payment Dependent Notes

This prospectus supplement supplements and amends the prospectus (the Prospectus) dated April 10, 2012 filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission. The Prospectus and this prospectus supplement relate to up to $1,000,000,000 in principal amount of Member Payment Dependent Notes (the Notes) issued by LendingClub Corporation (LendingClub). We will issue the Notes in series. Each series will correspond to a single consumer loan originated through our platform to one of our borrower members. In the Prospectus, we refer to these consumer loans generally as a “member loan,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” for the series. The terms of the Notes are set forth in the Prospectus and this prospectus supplement.

On April 17, 2014, we filed with the Securities and Exchange Commission a Current Report on Form 8-K (the Current Report) that discusses the terms and conditions of the Acquisition, Debt Financing and Preferred Stock Financing each as defined and described in more detail in the Current Report. A copy of the Current Report and exhibits thereto, including the audited financial statements of Springstone Financial, LLC, as of and for the years ended December 31, 2013 and 2012 and the pro-formas for the combined company as of and for the year ended December 31, 2013, are attached to and made part of this prospectus supplement.

You should read this prospectus supplement together with the Prospectus and any prior prospectus supplements. This prospectus supplement is qualified by reference to the Prospectus and any prior prospectus supplements, except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus or any prior prospectus supplements. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including all amendments and supplements thereto.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.

See “Risk Factors” beginning on page 13 of the Prospectus dated April 10, 2012, as updated by the risk factors discussed in Item 1A of Part II of the Annual Report attached hereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 17, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

LendingClub Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54752	51-0605731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco CA 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 632.5600

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Acquisition

On April 17, 2014 (the “Closing Date”), LendingClub Corporation (“Lending Club” or the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Springstone Financial, LLC, a Delaware limited liability company (“Springstone”), Premier Payment Solutions, Inc., a Massachusetts corporation (“PPS”), NBT Capital Corp., a New York corporation (together with PPS, the “Sellers”), and James P. Donovan, as the Sellers’ representative thereunder, pursuant to which Lending Club acquired all of the outstanding limited liability company interests of Springstone from the Sellers in a simultaneous signing and closing. We refer to the purchase by Lending Club and the sale by the Sellers pursuant to the Purchase Agreement in this Current Report on Form 8-K as the “Acquisition.”

As a result of the closing of the Acquisition, Springstone is now a wholly owned subsidiary of Lending Club.

Under the terms of the Purchase Agreement, the Sellers received at the closing an aggregate of $140.0 million in stock and cash, consisting of approximately $115.0 million in cash and $25.0 million of shares of Lending Club’s Series F Preferred Stock (the “Consideration Shares”). Of the consideration issued at closing, approximately $3.5 million in cash and $22.1 million of Consideration Shares were placed in a third party escrow, subject to certain vesting and forfeiture conditions applicable to certain key continuing employees over a three-year period from the closing. These key continuing employees also entered into non-competition and non-solicitation agreements with Lending Club. The purchase price is subject to adjustment based on a final determination of the actual Company Net Working Capital (as defined in the Purchase Agreement) as of the Closing Date.

The cash portion of the consideration was funded by a combination of cash from Lending Club and proceeds of the Debt Financing and Preferred Stock Financing (each as described below). Both the Debt Financing and the Preferred Stock Financing closed just prior to the Acquisition.

The Purchase Agreement contains representations, warranties and covenants of the Company, Springstone and the Sellers. The Purchase Agreement also contains customary indemnification provisions whereby the Sellers will indemnify Lending Club and affiliated parties for certain losses arising out of any inaccuracy in the representations and warranties, or breaches of the covenants, of Springstone or the Sellers under the Purchase Agreement and certain other matters. A portion of the consideration otherwise payable at the closing of the Acquisition to the Sellers was placed in a third-party escrow for 15 months to secure, in part, the indemnification obligations of the Sellers under the Purchase Agreement.

The Debt Financing

In connection with the Acquisition, on April 16, 2014, Lending Club entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with joint lead arrangers and joint bookrunners led by Morgan Stanley Senior Funding, Inc., along with Credit Suisse Securities (USA) LLC, Silicon Valley Bank, Citicorp North America Inc., and JPMorgan Chase Bank, N.A. (the “Lenders”), under which the Lenders agreed to make a $50.0 million term loan to Lending Club (the “Term Loan”).

Also in connection with the Credit Agreement, on April 16, 2014, Lending Club entered into a Pledge and Security Agreement with Morgan Stanley Senior Funding, Inc. as Collateral Agent (the “Pledge and Security Agreement”).

The Term Loan is to be drawn in a single borrowing to finance the Acquisition and pay related fees and expenses, including fees and expenses related to the Credit Agreement. The Company may request that the Lenders establish new term loan facilities, provided that the aggregate principal amount of all new term loan facilities do not exceed $75.0 million. No additional amounts are available for borrowing. We refer to the borrowing by Lending Club and the lending by the Lenders pursuant to the Credit Agreement in this Current Report on Form 8-K as the “Debt Financing.”

The Term Loan matures three years after the Closing Date, or April 16, 2017 and amortizes at the rate of $312,500 per quarter, with the remaining principal amount payable at maturity. The Term Loan can be prepaid at any time at the Company’s option without premium or penalty, subject to a minimum prepayment of $1.0 million. If a Eurodollar Rate loan is selected (as defined below), customary breakage costs are payable in the case of any prepayment on a date other than the last day of an interest period. The Term Loan is required to be prepaid in certain circumstances, including upon sales of assets other than loans and upon the issuance of debt or redeemable capital stock.

Borrowings under the Credit Agreement bear interest, which at the option of the Company may be either (a) a floating base rate tied to an underlying index plus an additional 1.25% per annum or (b) a Eurodollar rate (for an interest period of one, two, three or six months) plus an additional 2.25% per annum (a “Eurodollar Rate Loan”).

The Term Loan is also guaranteed by Springstone and LC Advisors, LLC as wholly owned subsidiaries of Lending Club and is secured by a first priority lien and security interest in substantially all of the Company’s and its subsidiaries’ assets, subject to certain exceptions.

The Credit Agreement and Pledge and Security Agreement contain certain affirmative and negative covenants applicable to the Company and its subsidiaries. These include restrictions on the Company’s ability to make certain restricted payments, including restrictions on the Company’s ability to pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments, and enter into certain affiliate transactions. The Credit Agreement also requires Lending Club to maintain a maximum Total Leverage Ratio (as defined in the Credit Agreement) of 5.50:1 initially, and decreasing to 3.50:1 after September 30, 2015 (on a consolidated basis).

The Credit Agreement and Pledge and Security Agreement contain customary warranties and covenants of the Company and the Lenders. The Credit Agreement also contains customary indemnification provisions whereby Lending Club will indemnify the Lenders and affiliated parties for certain losses arising out of the Credit Agreement and certain other matters.

The Credit Agreement also contains customary events of default, including nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period, material inaccuracies of representations and warranties and breaches of covenants, subject in certain cases to a grace period, cross-default to defaults in indebtedness in excess of $25.0 million, bankruptcy, judgments, change in control and other material events. The Credit Agreement and Pledge and Security Agreement provide customary remedies upon an event of default.

The Preferred Stock Financing

In connection with the Acquisition, on April 16, 2014, Lending Club sold an aggregate of 3,195,278 shares of its Series F Preferred Stock, par value $0.01 per share (the “Financing Shares”) to certain new investors for an aggregate gross proceeds to Lending Club of approximately $65.0 million, pursuant to a Series F Preferred Stock Purchase Agreement dated April 16, 2014 (the “Preferred Stock Purchase Agreement”). Lending Club sold the Financing Shares pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended; all investors in the Preferred Stock Financing were “accredited investors” (as defined under Rule 501 of Regulation D) and Lending Club made no general solicitation for the sale of the Financing Shares. The Financing Shares are convertible into shares of Lending Club common stock, par value $0.01 per share, on a one-for-one basis, as adjusted from time to time pursuant to the anti-dilution provisions of the Lending Club Restated Certificate of Incorporation. We refer to the sale by Lending Club and the purchase by the investors of the Financing Shares pursuant to the Preferred Stock Purchase Agreement in this Current Report as the “Preferred Stock Financing.”

In connection with the Preferred Stock Financing, Lending Club also entered into an Amended and Restated Investor Rights Agreement dated April 16, 2014 (the “Rights Agreement”) pursuant to which the Company granted the Preferred Stock Financing investors customary registration rights, information rights and rights of first refusal to future issuances of Lending Club’s securities. Lending Club also entered into an Amended and Restated Voting Agreement dated April 16, 2014 (the “Voting Agreement”) pursuant to which the Preferred Stock Financing investors and other stockholders of Lending Club agreed to vote their respective shares of Lending Club capital stock in agreed upon manners regarding the voting for members of the Lending Club Board of Directors and the approval of a sale of Lending Club. Finally, Lending Club, Renaud Laplanche and holders of shares of Lending Club preferred stock entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement dated April 16, 2014 (the “Co-Sale Agreement”) pursuant to which Mr. Laplanche, if he wishes to sell shares of Lending Club common stock to a third party, must first offer such shares to the Company and holders of preferred stock that are parties the Co-Sale Agreement, and in some circumstances, the preferred stockholders have the right to sell their shares of preferred stock to the third party.

Accounts managed by T. Rowe Price Associates, Inc. led the investment in the Preferred Stock Financing. Funds managed by BlackRock, Inc., Sands Capital, Wellington Management Company, LLP and another institutional investor also purchased the Financing Shares. The composition of the Company’s Board of Directors did not change as a result of the Preferred Stock Financing.

The foregoing descriptions of the Purchase Agreement and Preferred Stock Purchase Agreement (together, the “Acquisition Agreements”), the Rights Agreement, Voting Agreement and Co-Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms and are incorporated herein by reference. They are not intended to provide any other factual information about Lending Club or Springstone or any of the other parties thereto. In particular, the representations and warranties contained in the Acquisition Agreements were made only for the purposes of the Acquisition

Agreements as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Acquisition Agreements and should not be relied upon as a disclosure of factual information relating to Lending Club or Springstone or any of the other parties thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the first through fifth paragraphs of Item 1.01 is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the sixth through fourteenth paragraphs of Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the fifteenth through seventeenth paragraphs of Item 1.01 is hereby incorporated by reference. No underwriting discounts or commissions were paid in connection with the Preferred Stock Financing.

The Consideration Shares and the Financing Shares were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933. The Company has not engaged in general solicitation or advertising relating to the issuance of the Consideration Shares or the Financing Shares and is not offering any securities to the public in connection with the Acquisition, the Preferred Stock Financing or the Debt Financing.

Item 8.01 Other Information.

In connection with the Preferred Stock Financing, the Company amended and restated its certificate of incorporation, to reflect the rights, preferences and privileges of the Series F Preferred Stock, increase the number of authorized shares of common stock, and effect a two-for-one forward stock split of the Company’s capital stock, resulting in a fully-diluted total of approximately 184.8 million shares of common stock outstanding. The Restated Certificate of Incorporation, dated April 15, 2014, is filed as exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

Springstone’s audited financial statements for the years ended December 31, 2013 and 2012 are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

(b)	Pro Forma Financial Information

The following unaudited consolidated pro forma financial information relating to the Acquisition is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013; and

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013.

(d)	Exhibits.

Exhibit	Description

2.1	Interest Purchase Agreement dated as of April 17, 2014

3.1	Restated Certificate of Incorporation, dated as of April 15, 2014

4.1	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014

4.2	Amended and Restated Voting Agreement, dated as of April 16, 2014

4.3	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 16, 2014

10.1	Series F Preferred Stock Purchase Agreement, dated as of April 16, 2014

23.1	Consent of Auerr, Zajac & Associates, LLP

99.1	Press release dated April 17, 2014

99.2	Springstone audited financial statements for the years ended December 31, 2013 and 2012.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

April 17, 2014	By:	/s/ CARRIE DOLAN
Carrie Dolan
Chief Financial Officer
(duly authorized officer)

Exhibit Index

Exhibit	Description

2.1	Interest Purchase Agreement dated as of April 17, 2014

3.1	Restated Certificate of Incorporation, dated as of April 15, 2014

4.1	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014

4.2	Amended and Restated Voting Agreement, dated as of April 16, 2014

4.3	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 16, 2014

10.1	Series F Preferred Stock Purchase Agreement, dated as of April 16, 2014

23.1	Consent of Auerr, Zajac & Associates, LLP

99.1	Press release dated April 17, 2014

99.2	Springstone audited financial statements for the years ended December 31, 2013 and 2012.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of December 31, 2013

Exhibit 2.1

INTEREST PURCHASE AGREEMENT

BY AND AMONG

LENDINGCLUB CORPORATION

SPRINGSTONE FINANCIAL, LLC

THE SELLERS

AND

JAMES P. DONOVAN, AS THE PPS AGENT

DATED AS OF APRIL 17, 2014

INDEX OF EXHIBITS AND SCHEDULES

Exhibits

A:	Definitions

B-1:	Form of Holder Stock Transfer Agreement

B-2:	Form of PPS Stockholder Stock Transfer Agreement

C:	Form of Amended and Restated Company LLC Agreement

D:	Form of Legal Opinion (Company)

E:	Form of FIRPTA Notice

F:	Form of Escrow Agreement

Schedules

Schedule A:	Certain Goodwill Escrow Fund Definitions
Schedule 7.2(a)(x):	Certain Indemnity Limitations

INTEREST PURCHASE AGREEMENT

This INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 17, 2014 (the “Agreement Date”), by and among LendingClub Corporation, a Delaware corporation (“Purchaser”), Springstone Financial, LLC, a Delaware limited liability company (the “Company”), Premier Payment Solutions, Inc., a Massachusetts corporation (“PPS”), NBT Capital Corp., a New York corporation (“NBT” and together with PPS, the “Sellers”) and James P. Donovan as the PPS Agent (the “PPS Agent”). Certain other capitalized terms used herein are defined in Exhibit A.

RECITALS

A.	The Sellers are (1) the sole parties to that certain Limited Liability Company Agreement of the Company, dated as of December 19, 2006 (the “Company LLC Agreement”), and (2) collectively, the legal and beneficial owners of 100% of the Interest (as defined in the Company LLC Agreement) in the Company.

B.	Purchaser desires to purchase from the Sellers, and the Sellers desire to sell, transfer and deliver to Purchaser, upon the terms and subject to the conditions set forth herein, 100% of the Interest (the “Purchase”).

C.	Concurrently with the execution of this Agreement, and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, each Seller has executed a stock transfer and investor representation letter in substantially the form attached hereto as Exhibit B-1 (the “Holder Stock Transfer Agreement”), and prior to and effective upon the Closing, each PPS Stockholder shall execute a stock transfer and investor representation letter in substantially the form attached hereto as Exhibit B-2 (the “PPS Stockholder Stock Transfer Agreement” and, together with the Holder Stock Transfer Agreements, the “Stock Transfer Agreements”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE PURCHASE

1.1 The Purchase.

(a) The Purchase; Purchase Consideration. Upon the terms and subject to the conditions set forth herein, at the Closing, each Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from such Seller, all of the Interest owned by such Seller as of immediately prior to the Closing, in exchange for the following (collectively, the “Purchase Consideration”):

(i)

(A) in the case of PPS, an amount of cash equal to $88,383,333.57, of which, at the Closing:

(I) $70,832,997.99 shall be paid to PPS;

(II) $14,108,825.60 shall be withheld and deposited with the Escrow Agent as comprising a portion of the PPS Indemnity Escrow Fund to be held and distributed pursuant to Article VII; and

(III) $3,518,335.58 shall be withheld and deposited with the Escrow Agent at the Closing as comprising a portion of the Goodwill Escrow Fund to be held and distributed pursuant to Section 1.1(c); and

(B) in the case of NBT, an amount of cash equal to $24,857,812.57, of which, at the Closing:

(I) $19,657,812.57 shall be paid to NBT; and

(II) $5,219,206.40 shall be withheld and deposited with the Escrow Agent as comprising the NBT Indemnity Escrow Fund to be held and distributed pursuant to Article VII; and

(ii)

(A) in the case of PPS, 1,086,191 shares of Purchaser Stock, of which, at the Closing:

(I) 674,835 shares of Purchaser Stock shall be withheld and deposited with the Escrow Agent as comprising a portion of the Goodwill Escrow Fund to be held and distributed pursuant to Section 1.1(c); and

(II) 411,356 shares of Purchaser Stock shall be withheld and deposited with the Escrow Agent as Dual Escrow Stock, which shall comprise a portion of both the PPS Indemnity Escrow Fund and the Goodwill Escrow Fund, to be held and distributed pursuant to Article VII and Section 1.1(c); and

(B) in the case of NBT, 135,774 shares of Purchaser Stock issued in the name of NBT at the Closing;

(iii) in the case of PPS only, the right to receive certain distributions from the Goodwill Escrow Fund pursuant to Section 1.1(c);

(iv) in the case of PPS only, the right to receive certain distributions from the PPS Indemnity Escrow Fund pursuant to Article VII; and

(v) in the case of NBT only, the right to receive certain distributions from the NBT Indemnity Escrow Fund pursuant to Article VII.

Purchaser is permitted and authorized to rely on the allocation set forth in the Spreadsheet with respect to the payment and issuance, as applicable, of the Purchase Consideration and shall have no responsibility or liability with respect to such allocation.

(b) Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Purchase (the “Closing”) shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as Purchaser and the Company agree, at (i) 10:00 a.m. local time on the Agreement Date or (ii) such other time and date as Purchaser and the Company agree. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.”

(c) Goodwill Escrow.

(i) Purpose. The purpose of the Goodwill Escrow Fund (as defined below) is to acknowledge that the Purchaser is purchasing the goodwill of the Company and, further, to acknowledge the Founders’ role in the creation of such goodwill. The parties hereto acknowledge that it would be of significant benefit to Purchaser for the Founders to remain with the Company for the Goodwill Escrow Period (as defined below) as provided herein in order to assist in the transition and maintenance of the level of goodwill that the Purchaser is hereby purchasing and to allow the Purchaser to fully exploit the value of such goodwill.

(ii) Regular Distributions.

(A) The cash deposited by Purchaser with the Escrow Agent pursuant to Section 1.1(a)(i)(A)(III) and shares of Purchaser Stock deposited with the Escrow Agent pursuant to Section 1.1(a)(ii)(A)(I) and Section 1.1(a)(ii)(A)(II), together with any stock resulting from splits of any such shares of Purchaser Stock or Dual Escrow Stock, and subject to any reductions thereto pursuant to Section 1.1(c)(iii), Section 1.1(c)(iv) or Article VII, and held by the Escrow Agent from time to time is referred to herein as the “Goodwill Escrow Fund.” The Goodwill Escrow Fund shall be governed by this Agreement and the Escrow Agreement. PPS shall have no voting or dividend rights with respect to shares of Purchaser Stock that are Dual Escrow Stock or otherwise in the Goodwill Escrow Fund or the PPS Indemnity Escrow Fund.

(B) Subject to Section 1.1(c)(iii), Section 1.1(c)(iv) and Section 1.1(c)(v), within five Business Days following the expiration of the period commencing on the Closing and ending 12 months following the Closing Date, the PPS Agent and Purchaser shall jointly instruct the Escrow Agent to distribute to PPS an amount of cash and a number of shares of Purchaser Stock having an aggregate value (based on the Purchaser Stock Price) equal to 40% of the aggregate value (based on the Purchaser Stock Price) of the cash and shares of Purchaser Stock then in the Goodwill Escrow Fund; provided that, to the maximum extent possible, such distribution shall comprise (I) first, shares of Purchaser Stock that are not shares of Dual Escrow Stock, (II) second, shares of Dual Escrow Stock and (III) third, cash.

(C) Subject to Section 1.1(c)(iii), Section 1.1(c)(iv) and Section 1.1(c)(v), within five Business Days following the expiration of the period commencing on the Closing and ending 24 months following the Closing Date, the PPS Agent and Purchaser shall jointly instruct the Escrow Agent to distribute to PPS an amount of cash and a number of shares of Purchaser Stock having an aggregate value (based on the Purchaser Stock Price) equal to two-thirds of the aggregate value (based on the Purchaser Stock Price) of the cash and shares of Purchaser Stock then in the Goodwill Escrow Fund; provided that, to the maximum extent possible, such distribution shall comprise (I) first, shares of Purchaser Stock that are not shares of Dual Escrow Stock, (II) second, shares of Dual Escrow Stock and (III) third, cash.

(D) Subject to Section 1.1(c)(iii), Section 1.1(c)(iv) and Section 1.1(c)(v), within five Business Days following the expiration of the period commencing on the Closing and ending 36 months following the Closing Date (the “Goodwill Escrow Period”), the PPS Agent and Purchaser shall jointly instruct the Escrow Agent to distribute to PPS all cash and shares of Purchaser Stock then in the Goodwill Escrow Fund.

(iii) Reductions to Goodwill Escrow Fund.

(A) Bad Leaver. Subject to Section 1.1(c)(iv), if any Founder is terminated by Purchaser, the Company or their respective successors or Affiliates with Cause or resigns without Good Reason, Purchaser shall promptly instruct the Escrow Agent (with a copy to the PPS Agent) to remove the Applicable Distribution Amount from the Goodwill Escrow Fund and deposit the Applicable Distribution Amount in a separate fund held at the Escrow Agent (the “Pending Goodwill Escrow Distribution Fund”).

(B) Good Leaver. Subject to Section 1.1(c)(iv) and Section 1.1(c)(v), if any Founder is terminated by Purchaser, the Company or their respective successors or Affiliates without Cause or resigns with Good Reason, the PPS Agent shall promptly instruct the Escrow Agent (with a copy to Purchaser) to remove the Applicable Distribution Amount from the Goodwill Escrow Fund and deposit the Applicable Distribution Amount in the Pending Goodwill Escrow Distribution Fund. Subject to Section 1.1(c)(v), if any Founder experiences death or Permanent Disability, Purchaser and the PPS Agent shall jointly instruct the Escrow Agent to distribute the Applicable Distribution Amount to PPS within eight days of such event and, upon such distribution, the Goodwill Escrow Fund shall be reduced by the Applicable Distribution Amount.

(C) “Applicable Distribution Amount” means:

(I) after the first Founder is terminated or resigns during the Goodwill Escrow Period, (x) an amount of cash equal to one-third of all cash and (y) a number of shares of Purchaser Stock equal to one-third of the aggregate number of shares of Purchaser Stock (including shares of Dual Escrow Stock) then in the Goodwill Escrow Fund, which number of shares shall include one-third of the aggregate number of shares of Dual Escrow Stock then in the Goodwill Escrow Fund;

(II) after the second Founder is terminated or resigns during the Goodwill Escrow Period, (x) an amount of cash equal to 50% of all cash and (y) a number of shares of Purchaser Stock equal to 50% of the aggregate number of shares of Purchaser Stock (including shares of Dual Escrow Stock) then in the Goodwill Escrow Fund, which number of shares shall include 50% of the aggregate number of shares of Dual Escrow Stock then in the Goodwill Escrow Fund; and

(III) after the third Founder is terminated or resigns during the Goodwill Escrow Period, all cash and all shares of Purchaser Stock (including all shares of Dual Escrow Stock), in each case then in the Goodwill Escrow Fund.

(iv) Resolution of Pending Goodwill Escrow Distribution Funds.

(A) Either Purchaser or the PPS Agent may, within 60 days of a termination or resignation of a Founder, initiate a Dispute in accordance with Section 8.13 to determine whether such termination was with or without Cause or whether such resignation was with or without Good Reason, as applicable (a “Goodwill Escrow Dispute”).

(B) Subject to Section 1.1(c)(v), in the event that Purchaser or the PPS Agent initiates a Goodwill Escrow Dispute within such 60-day period, the determination of the arbitrator or the agreement of Purchaser and the PPS Agent after mediation, as applicable pursuant to Section 8.13, with respect to whether such termination was with or without Cause or whether such resignation was with or without Good Reason, as applicable, shall be final and binding on the parties hereto and the PPS Stockholders. Following the final determination of the Goodwill Escrow Dispute by such arbitrator or by the agreement of Purchaser and the PPS Agent after such mediation, as applicable pursuant to Section 8.13, Purchaser (in the event that such termination was determined or so agreed by Purchaser and the PPS Agent to be with Cause or such resignation was determined or so agreed by Purchaser and the PPS Agent to be without Good Reason) or the PPS Agent (in the event that such termination was determined or so agreed by Purchaser and the PPS Agent to be without Cause or such resignation was determined or so agreed by Purchaser and the PPS Agent to be with Good Reason) shall be entitled to deliver a written instruction to the Escrow Agent to distribute the cash and shares of Purchaser Stock in the Pending Goodwill Escrow Distribution Fund and the Escrow Agent shall promptly distribute such cash and stock in accordance with such instruction.

(C) In the event that neither Purchaser nor the PPS Agent initiates a Goodwill Escrow Dispute within such 60-day period, Purchaser (in the case of a termination or resignation described in Section 1.1(c)(iii)(A)) or the PPS Agent (in the case of a termination or resignation described in Section 1.1(c)(iii)(B)) shall be entitled to deliver a written instruction to the Escrow Agent to distribute the cash and shares of Purchaser Stock in the Pending Goodwill Escrow Distribution Fund and the Escrow Agent shall promptly distribute such cash and stock in accordance with such instruction. The election of the PPS Agent not to initiate a Goodwill Escrow Dispute shall be binding upon the parties hereto and the PPS Stockholders.

(D) Upon receipt of a joint written instruction by Purchaser and the PPS Agent at any time, the Escrow Agent shall promptly distribute the cash and shares of Purchaser Stock in the Pending Goodwill Escrow Distribution Fund in accordance with such instruction.

(v) Notwithstanding anything to the contrary in this Section 1.1(c), (A) in the event that any shares of Dual Escrow Stock is otherwise to be distributed to PPS from the Goodwill Escrow Fund pursuant to this Section 1.1(c) at any time that there is any cash or number of shares of Dual Escrow Stock in the PPS Indemnity Escrow Fund, then such shares of Dual Escrow Stock (I) shall not be so distributed to PPS and (II) shall thereafter cease to be shares of Dual Escrow Stock and be deemed solely shares of Purchaser Stock in the PPS Indemnity Escrow Fund, which shares of Purchaser Stock shall be held and distributed pursuant to Article VII and (B) the distribution of any shares of Dual Escrow Stock to Purchaser pursuant to Section 1.1(c)(iv) shall also constitute a distribution to Purchaser of the same number of shares of Purchaser Stock from the PPS Indemnity Escrow Fund.

(vi) Purchaser, the PPS Agent and the Sellers agree to treat (and cause their respective Affiliates to treat) any payment received by Purchaser pursuant to this Section 1.1(c) as adjustments to the Purchase Consideration for all Tax purposes, to the maximum extent permitted by Applicable Law. Purchaser, the PPS Agent and the Sellers agree to treat (and cause their respective Affiliates to treat) Purchaser as the owner for all Tax purposes of the shares of Purchaser Stock and cash held in the Goodwill Escrow Fund until such Purchaser Stock or cash is distributed.

(d) Company LLC Agreement. At the Closing, the Company LLC Agreement shall be amended and restated in its entirety to be in the form attached hereto as Exhibit C (the “Amended and Restated Company LLC Agreement”).

(e) Rights Not Transferable. The rights of the Sellers under this Agreement are personal to each such Seller and shall not be transferable for any reason other than by operation of law, will (including for purposes of any PPS Stockholders’ personal estate planning) or the laws of descent and distribution, in each case without consideration; provided that any such transfer shall not affect any of the obligations of the Sellers hereunder. Any attempted transfer of such right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void ab initio.

(f) Interest. Notwithstanding anything to the contrary contained herein, no interest shall accumulate for the benefit of the Sellers on any cash payable in connection with the consummation of the Purchase; provided that any cash in the Goodwill Escrow Fund, the PPS Indemnity Escrow Fund and/or the NBT Indemnity Escrow Fund shall accumulate interest and comprise a portion of the Goodwill Escrow Fund, the PPS Indemnity Escrow Fund and/or the NBT Indemnity Escrow Fund, as applicable, as and when such interest accrues. The Escrow Agreement shall provide that (i) any cash in the Goodwill Escrow Fund, the PPS Indemnity Escrow Fund and/or the NBT Indemnity Escrow Fund shall be invested only in securities that are set forth in the Escrow Agreement and (ii) PPS (in the case of the Goodwill Escrow Fund and the PPS Indemnity Escrow Fund) or NBT (in the case of the NBT Indemnity Escrow Fund) shall bear any risk of loss as a result of any such investment.

1.2 Closing Deliveries.

(a) Purchaser Deliveries. Purchaser shall deliver, at or prior to the Closing:

(i) to each of the Sellers, the Amended and Restated Company LLC Agreement, executed by Purchaser;

(ii) to each of the Sellers, the Escrow Agreement, executed by Purchaser and the Escrow Agent;

(iii) to each of the Sellers, a certificate from the Secretary of State of the State of Delaware, dated as of a recent date prior to the Closing Date, certifying that Purchaser is in good standing in the State of Delaware;

(iv) to each of the Sellers, a certificate of the Secretary of Purchaser, dated as of the Closing Date, certifying (A) Purchaser’s Certificate of Incorporation and Bylaws in effect as of the Closing, (B) resolutions of Purchaser’s board of directors approving the execution and delivery of this Agreement and the consummation of the Purchase and (C) the authority of the officer of Purchaser executing this Agreement and any other document relating to the Purchase;

(v) to PPS, the cash and shares of Purchaser Stock payable and issuable, respectively, to PPS, and not withheld and deposited with the Escrow Agent, pursuant to Section 1.1(a), which in the case of cash shall be paid in immediately available funds to a bank account provided to Purchaser prior to the Closing; and

(vi) to NBT, the cash and shares of Purchaser Stock payable and issuable, respectively, to NBT, and not withheld and deposited with the Escrow Agent, pursuant to Section 1.1(a) , which in the case of cash shall be paid in immediately available funds to a bank account provided to Purchaser prior to the Closing.

(b) Company Deliveries. The Company shall deliver to Purchaser, at or prior to the Closing:

(i) a certificate, dated as of the Closing Date and executed on behalf of the Company by its president and treasurer, certifying (A) the certificate of formation of the Company (the “Certificate of Formation”) in effect as of the Closing, (B) the limited liability company agreement of the Company in effect as of the Closing, (C) resolutions of the Company’s board of managers and its members approving the execution and delivery of this Agreement and the consummation of the Purchase and (D) the authority of the officer of the Company executing this Agreement and any other document relating to the Purchase;

(ii) the Amended and Restated Company LLC Agreement, executed by each Seller;

(iii) a written opinion from the Company’s outside legal counsel as addressing the matters set forth on Exhibit D, dated as of the Closing Date and addressed to Purchaser;

(iv) written acknowledgments or invoices pursuant to which the Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of the Company, or who is otherwise entitled to any compensation from the Company, in connection with this Agreement, the Purchase or otherwise, acknowledges or sets forth the total amount of Transaction Expenses that is payable or has been paid to such Person in connection with this Agreement, the Purchase or otherwise;

(v) the Escrow Agreement, executed by the PPS Agent;

(vi) the Holder Stock Transfer Agreement, duly completed and executed by each Seller;

(vii) the PPS Stockholder Stock Transfer Agreement, duly completed and executed by each PPS Stockholder;

(viii) an amendment and restatement of the NBT Bank Agreement, executed by the Company and NBT Bank in a form reasonably acceptable to Purchaser;

(ix) Employment Offer Documents and a Non-Competition Agreement, executed by each Founder;

(x) evidence reasonably satisfactory to Purchaser of the terminations, amendments, consents, waivers and/or approvals set forth on Schedule 1.2(b)(x) of the Company Disclosure Schedule;

(xi) consulting services agreements with each of the developers set forth on Schedule 1.2(b)(xi);

(xii) a certificate from the Secretary of State of the State of Delaware and a certificate from the Secretary of State of the Commonwealth of Massachusetts, each dated as of a recent date prior to the Closing Date, certifying that the Company is in good standing in such state;

(xiii) (A) a spreadsheet (the “Spreadsheet”) in the form provided by Purchaser prior to the Closing and reasonably acceptable to Purchaser and the Company, which spreadsheet is dated as of the Closing Date and sets forth all of the following information (in addition to the other required data and information specified therein), as of immediately prior to the Closing: (I) the names of all the Sellers and their respective addresses, wire account information and taxpayer identification numbers, (II) the Interest owned by each Seller, (III) the calculation of aggregate cash amounts and number of shares of Purchaser Stock payable and issuable, respectively, to PPS pursuant to Section 1.1(a), (IV) the calculation of aggregate cash amounts and number of shares of Purchaser Stock payable and issuable, respectively, to NBT pursuant to Section 1.1(a), (V) the calculation of the aggregate amount of cash and number of shares of Purchaser Stock (excluding shares of Dual Escrow Stock), if any, to be contributed to the PPS Indemnity Escrow Fund, (VI) the calculation of the aggregate amount of cash to be contributed to the NBT Indemnity Escrow Fund, (VII) the calculation of the amount of cash and number of shares of Purchaser Stock to be contributed to the Goodwill Escrow Fund (excluding shares of Dual Escrow Stock) and (VIII) the calculation of the number of shares of Dual Escrow Stock to be contributed to the Goodwill Escrow Fund and the PPS Indemnity Escrow Fund and (B) a certificate executed by the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, certifying that the Spreadsheet is true, correct and complete;

(xiv) the Company Closing Financial Certificate;

(xv) FIRPTA documentation, consisting of certificates of non-foreign status in accordance with the requirements of Treasury Regulation Section 1.1445-2(b)(2), in substantially the form attached hereto as Exhibit E, dated as of the Closing Date and executed by each of the Sellers;

(xvi) the certificates or instruments that immediately prior to the Closing represent 100% of the Interest;

(xvii) the Financing Agreements, executed by each Seller; and

(xviii) consent from the Company’s auditors, in a form satisfactory to Purchaser, to the use of the report of the Company’s auditors relating to the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2013 in Purchaser’s Form 8-K to be filed with the SEC in connection with the consummation of the Transactions.

Receipt by Purchaser of any of the agreements, instruments, certificates or documents delivered pursuant to this Section 1.2(b) shall not be deemed to be an agreement by Purchaser that the information or statements contained therein are true, correct or complete, and shall not diminish Purchaser’s remedies hereunder if any of the foregoing agreements, instruments, certificates or documents are not true, correct or complete.

1.3 Purchaser Stock Certificates. Any certificates evidencing the shares of Purchaser Stock to be issued pursuant to Section 1.1(a) shall bear the following legends (along with any other legends that may be required under Applicable Law):

“(1) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER

THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(2) THE SHARES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN INDEMNITY AND ESCROW OBLIGATIONS AS SET FORTH IN AN AGREEMENT WITH THE COMPANY.”

1.4 Company Net Working Capital Adjustment.

(a) At the Closing, Purchaser shall deposit an amount of cash equal to any Company Net Working Capital Surplus with the Escrow Agent, 80% of which amount shall be deposited in the PPS Indemnity Escrow Fund and 20% of which shall be deposited in the NBT Indemnity Escrow Fund, in each case to be held and distributed pursuant to this Section 1.4. “Company Net Working Capital Surplus” means the amount, if any, by which the amount of Company Net Working Capital set forth in the Company Closing Financial Certificate exceeds the Company Net Working Capital Target. “Company Net Working Capital Target” means $1,000,000.00.

(b) As soon as reasonably practicable following the Closing, and in any event within 90 days after the Closing, Purchaser shall cause to be prepared and delivered to the PPS Agent a statement (the “Closing Statement”) setting forth Purchaser’s calculation of Company Net Working Capital. After the delivery of the Closing Statement in accordance with this Section 1.4(b), Purchaser shall provide to the PPS Agent and its Representatives such information as they may reasonably request to the extent necessary for the purpose of reviewing the Closing Statement.

(c) Unless the PPS Agent notifies Purchaser in writing within 30 days after Purchaser’s delivery of the Closing Statement in accordance with Section 1.4(b) of any objection to the computations set forth in the Closing Statement (the “Notice of Objection”), together with reasonable supporting detail with respect to the basis of such objection, the Closing Statement and Purchaser’s calculations of Company Net Working Capital shall be final and binding for all purposes hereunder. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein and shall include the PPS Agent’s calculation of any amounts that are disputed by such Notice of Objection (the “Disputed Amounts”).

(d) If the PPS Agent provides the Notice of Objection to Purchaser in accordance with Section 1.4(c), then Purchaser and the PPS Agent shall confer in good faith for a period of up to 30 days following Purchaser’s receipt of the Notice of Objection in an attempt to resolve any Disputed Amounts set forth in the Notice of Objection, and any resolution by them shall be in writing and shall be final and binding on the parties hereto and the PPS Stockholders. If, after the 30-day period set forth in this Section 1.4(d), Purchaser and the PPS Agent cannot resolve any matter set forth in the Notice of Objection, then Purchaser and the PPS Agent shall engage an independent accounting firm not affiliated with either Purchaser or the Company (the “Accounting Firm”) to review only the Disputed Amounts that are then still disputed by Purchaser and the PPS Agent. After such review and a review of the Company’s relevant books and records, the Accounting Firm shall promptly (and in any case within 30 days after its engagement) determine the resolution of the Disputed Amounts. The Accounting Firm shall only resolve the Disputed Amounts by choosing the amounts submitted by either Purchaser or the PPS Agent or amounts in between. The Company and the PPS Agent shall each furnish to the Accounting Firm such work papers and other documents and information relating to the Disputed Amounts as the Accounting Firm may request. The resolution of the Disputed Amounts by the Accounting Firm shall be final and binding on the parties hereto and the PPS Stockholders, and the determination of the Accounting Firm shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereover. The date on which Company Net Working Capital is finally determined in accordance with Section 1.4(c) or this Section 1.4(d) is hereinafter referred to as the “Determination Date.”

(e) “Post-Closing NWC Adjustment” means an amount, positive or negative, equal to (x) the amount of Company Net Working Capital as finally determined pursuant to Section 1.4(b), Section 1.4(c) or Section 1.4(d), as the case may be, minus (y) the Company Net Working Capital Baseline. “Company Net Working Capital Baseline” means the Company Net Working Capital Target, except where the amount of Company Net Working Capital set forth in the Company Closing Financial Certificate is less than the amount of the Company Net Working Capital Target, in which case Company Net Working Capital Baseline means the amount of Company Net Working Capital set forth in the Company Closing Financial Certificate.

(i) In the event that the Post-Closing NWC Adjustment is positive and equals or exceeds the Company Net Working Capital Surplus deposited with the Escrow Agent pursuant to Section 1.4(a), Purchaser shall, within five Business Days of the Determination Date, (A) pay an amount of cash, (I) to PPS, equal to 80% of the difference between (x) the Post-Closing NWC Adjustment and (y) the Company Net Working Capital Surplus and (II) to NBT equal to 20% of the difference between (x) the Post-Closing NWC Adjustment and (y) the Company Net Working Capital Surplus and (B) instruct, jointly with the PPS Agent and NBT, the Escrow Agent to distribute to (I) PPS from the PPS Indemnity Escrow Fund an amount of cash equal to 80% of the Company Net Working Capital Surplus and (II) NBT from the NBT Indemnity Escrow Fund an amount of cash equal to 20% of the Company Net Working Capital Surplus.

(ii) In the event that the Post-Closing NWC Adjustment is positive and is less than the Company Net Working Capital Surplus deposited with the Escrow Agent pursuant to Section 1.4(a), Purchaser shall, within five Business Days of the Determination Date, instruct, jointly with the PPS Agent and NBT, the Escrow Agent to distribute (A) to PPS from the PPS Indemnity Escrow Fund an amount of cash equal to 80% of the Post-Closing NWC Adjustment, (B) to NBT from the NBT Indemnity Escrow Fund an amount of cash equal to 20% of the Post-Closing NWC Adjustment, and (C) to Purchaser an amount of cash equal to (I) 80% of the difference between (x) the Company Net Working Capital Surplus and (y) the Post-Closing NWC Adjustment from the PPS Indemnity Escrow Fund plus (II) 20% of the difference between (x) the Company Net Working Capital Surplus and (y) the Post-Closing NWC Adjustment from the NBT Indemnity Escrow Fund.

(iii) In the event that the Post-Closing NWC Adjustment is positive and no Company Net Working Capital Surplus has been deposited with the Escrow Agent pursuant to Section 1.4(a), Purchaser shall, within five Business Days of the Determination Date, pay an amount of cash (A) to PPS equal to 80% of the Post-Closing NWC Adjustment and (B) to NBT equal to 20% of the Post-Closing NWC Adjustment.

(iv) In the event that the Post-Closing NWC Adjustment is negative, Purchaser shall, within five Business Days of the Determination Date, instruct, jointly with the PPS Agent and NBT, the Escrow Agent to distribute to Purchaser an amount of cash equal to (A) 80% of the sum of (I) the Company Net Working Capital Surplus, if any, plus (II) the absolute value of the Post-Closing NWC Adjustment, from the PPS Indemnity Escrow Fund, and (B) 20% of the sum of (I) the Company Net Working Capital Surplus, if any, plus (II) the absolute value of the Post-Closing NWC Adjustment, from the NBT Indemnity Escrow Fund.

(v) Notwithstanding anything to the contrary contained herein, no amount distributed to any party hereto from the PPS Indemnity Escrow Fund or the NBT Indemnity Escrow Fund shall be subject to a Threshold Amount.

(f) Purchaser and the PPS Agent shall each pay their own costs and expenses incurred in connection with the resolution of the Disputed Amounts; provided that the fees, costs and expenses of the Accounting Firm shall be allocated (i) to Purchaser in the event that the difference between the Accounting Firm’s Determination and Purchaser’s Determination is greater than the difference between the Accounting Firm’s Determination and the PPS Agent’s Determination, (ii) to the PPS Agent in the event that the difference between the Accounting Firm’s Determination and the PPS Agent’s Determination is greater than the difference between the Accounting Firm’s Determination and the Purchaser’s Determination and (iii) equally by Purchaser and the PPS Agent if such differences are equal. “Accounting Firm’s Determination” means the Accounting Firm’s determination of the Disputed Amounts reviewed by the Accounting Firm, the “Purchaser’s Determination” means the calculation of such Disputed Amounts submitted to the Accounting Firm by Purchaser and the “PPS Agent’s Determination” means the calculation of such Disputed Amounts submitted to the Accounting Firm by the PPS Agent.

1.5 Tax Consequences. Purchaser makes no representations or warranties to the Company, the Sellers or any other Person regarding the Tax treatment of the Purchase, or any of the Tax consequences to the Company, any Seller or any other Person of this Agreement, the Purchase or the other agreements or actions contemplated by this Agreement. The Company and the Sellers acknowledge that the Company and the Sellers (and, in the case of PPS, the PPS Stockholders) are relying solely on their own Tax advisors in connection with this Agreement, the Purchase and the other agreements or actions contemplated by this Agreement. Purchaser agrees to report the Purchase Consideration payable to each Seller in exchange for its Interest pursuant to Section 1.1 consistent with the understanding that the Purchase Consideration does not constitute compensation for any services rendered or to be rendered by a Seller (or any of its stockholders). Purchaser and the Sellers agree to treat the Purchase as a transaction governed by IRS Revenue Ruling 99-6.

1.6 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and each Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes.

1.7 Withholding Rights. Purchaser shall be entitled to deduct and withhold from any payments of cash pursuant to this Agreement to any Seller, Founder or any Continuing Employee such amounts in cash as Purchaser is required to deduct and withhold with respect to any such payments under the Code or any provision of state, local, provincial or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Persons in respect of which such deduction and withholding was made.

1.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full right, title and interest in, to and under, and/or possession of, 100% of the Interest and all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of Purchaser are fully authorized, in the name and on behalf of the Sellers or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the disclosure schedule of the Company delivered to Purchaser concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates, (unless and only to the extent that the relevance to other representations and warranties in this Article II is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Purchaser under this Article II), the Company represents and warrants to Purchaser as follows:

2.1 Organization, Standing, Power and Subsidiaries. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing and is qualified to do business as a foreign entity under the laws of the Commonwealth of Massachusetts. The Company is not in violation of any of the provisions of the Certificate of Formation, the Company LLC Agreement or other governing document. The Company has the power to own, operate and lease its properties and to conduct the Business and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect. The Company has and, since its inception has had, no Subsidiaries or any Equity Interests, whether direct or indirect, in any company, corporation, limited liability company, partnership, joint venture or other business entity.

2.2 Capital Structure.

(a) Schedule 2.2(a)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of the beneficial and record owners of any Interest. Except as set forth on Schedule 2.2(a)(ii) of the Company Disclosure Schedule, no such Interest is subject to any Liens, outstanding subscriptions, preemptive rights or “put” or “call” rights created by Applicable Law, the Company LLC Agreement or any Contract to which the Company is a party or by which the Company or any of its assets is bound. The Company is not under any obligation to register under the Securities Act or any other Applicable Law any Interest or any other Equity Interests in, or any other securities of, the Company, whether currently outstanding or that may subsequently be issued. Each Interest was issued in compliance with Applicable Law and all requirements set forth in the Company LLC Agreement and any applicable Contracts to which the Company is a party or by which the Company or any of its assets is bound.

(b) There are no authorized, issued or outstanding Equity Interests in the Company other than the Interest allocated as set forth on Schedule 2.2(a)(i) of the Company Disclosure Schedule, and no Person other than the Sellers has any Equity Interests in the Company, stock appreciation rights, stock units, share schemes, calls or rights, or is party to any Contract (other than this Agreement) of any character to which the Company or a Seller is a party or by which it or its assets is bound, obligating the Company or such Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Equity Interests in the Company or other rights to purchase or otherwise acquire any Equity Interests in the Company, whether vested or unvested. Except as set forth on Schedule 2.2(b) of the Company Disclosure Schedule, and other than the Company LLC Agreement and this Agreement, there are no Contracts relating to voting, purchase, sale or transfer of any Interest between or among the Company and/or any of the Sellers.

(c) The Spreadsheet accurately sets forth, as of the Closing, the information required by Section 1.2(b)(xix). Any Interest set forth in the Spreadsheet as being owned by a Seller constitutes the entire interest of such Seller in any Equity Interests in the Company.

(d) Each Seller’s Interest is evidenced solely by the Company LLC Agreement and the certificates or other instruments delivered to Purchaser pursuant to Section 1.2(b).

2.3 Authority; Non-contravention.

(a) The Company has all requisite power and authority to enter into this Agreement and to consummate the Purchase. The execution and delivery of this Agreement and the consummation of the Purchase have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) Except as set forth on Schedule 2.3(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the Purchase and the performance by the Company of its agreements and obligations hereunder will not, (i) result in the creation of any Lien on any of the material assets of the Company or any Interest or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Formation, as amended to date, (B) any Material Contract or (C) any Applicable Law.

(c) Except as set forth on Schedule 2.3(c) of the Company Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Purchase, except for such consents, approvals, Orders, authorizations, registrations, declarations, filings and notices that, if not obtained or made, would not adversely affect, and would not reasonably be expected to adversely affect, the Company’s ability to perform or comply with the covenants, agreements or obligations of the Company herein or to consummate the Purchase in accordance with this Agreement and Applicable Law.

2.4 Financial Statements; Absence of Changes.

(a) The Company has delivered to Purchaser its audited financial statements for the fiscal years ended December 31, 2012 and December 31, 2013 (including, in each case, balance sheets, statements of operations, statements of changes in members’ equity and statements of cash flows), and its unaudited balance sheets (the “Interim Financial Statements”) as of the months ended January 31, 2014,

February 28, 2014 and March 31, 2014 (such audited financial statements and the Interim Financial Statements, collectively, the “Financial Statements”), which are included as Schedule 2.4(a) of the Company Disclosure Schedule. The Financial Statements (i) are derived from and in accordance with the books and records of the Company, (ii) complied as to form with applicable accounting requirements with respect thereto as of their respective dates, (iii) fairly and accurately present the financial condition of the Company at the dates therein indicated and, as applicable, the results of operations and cash flows of the Company for the periods therein specified and (iv) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of Interim Financial Statements, to normal and recurring year-end audit adjustments (none of which individually or in the aggregate will be material in amount) and the absence of footnotes.

(b) Except as set forth on Schedule 2.4(b) of the Company Disclosure Schedule, the Company has no Liabilities of any nature other than (i) those set forth or adequately provided for in the unaudited balance sheet included in the Financial Statements as of March 31, 2014 (such balance sheet, the “Company Balance Sheet,” and such date, the “Company Balance Sheet Date”), (ii) those incurred in the conduct of the Company’s business since the Company Balance Sheet Date in the ordinary course of business consistent with past practice that are of the type that ordinarily recur and, individually or in the aggregate, are not material in nature or amount and do not result from any breach of Contract, warranty, infringement, tort or violation of Applicable Law or (iii) those incurred by the Company in connection with the execution of this Agreement. Except for Liabilities reflected in the Financial Statements, the Company has no off-balance sheet Liability of any nature to, or any financial interest in, any third parties or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. All reserves that are set forth in or reflected in the Company Balance Sheet, including reserves for losses related to Loans issued by the Banks pursuant to the Programs, have, except as set forth on Schedule 2.4(b) of the Company Disclosure Schedule, been established in accordance with GAAP consistently applied and are adequate. Without limiting the generality of the foregoing, except as set forth on Schedule 2.4(b) of the Company Disclosure Schedule, the Company has never guaranteed any debt or other obligation of any other Person.

(c) The Company does not have any outstanding Long-Term Company Debt.

(d) Schedule 2.4(d) of the Company Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which the Company maintains accounts and the names of all Persons authorized to make withdrawals therefrom.

(e) The accounts receivable of the Company (the “Accounts Receivable”) as reflected on the Company Balance Sheet and as will be reflected in the Company Closing Financial Certificate arose in the ordinary course of business consistent with past practice and represent bona fide claims against debtors for sales and other charges, and have been collected or are collectible in the book amounts thereof within 60 days following the Agreement Date, less an amount not in excess of the allowance for doubtful accounts provided for in the Company Balance Sheet or in the Company Closing Financial Certificate, as the case may be. Except as set forth on Schedule 2.4(e)(i) of the Company Disclosure Schedule, allowances for doubtful accounts and refunds have been prepared in accordance with GAAP consistently applied and in accordance with the Company’s past practice and are sufficient to provide for any losses that may be sustained on realization of the applicable Accounts Receivable. The Accounts Receivable arising after the Company Balance Sheet Date and before the Closing Date (i) arose or shall arise in the ordinary course of business consistent with past practice, (ii) represented or shall represent bona fide claims against debtors for sales and other charges and (iii) except as set forth on Schedule 2.4(e)(ii) of the Company Disclosure Schedule, have been collected or are collectible in the book amounts thereof within 60 days following the Agreement Date, less allowances for doubtful accounts and refunds determined in accordance with GAAP consistently applied and the Company’s past practice that are or shall be sufficient to provide for any losses that may be sustained on realization of the applicable Accounts Receivable. None of the Accounts Receivable is subject to any claim of offset, recoupment, set-off or counter-claim and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of Accounts Receivable is contingent upon the performance by the Company of any obligation or Contract. No Person has any Lien on any Accounts Receivable, and no agreement for deduction or discount has been made with respect to any such Accounts Receivable. Schedule 2.4(e) of the Company Disclosure Schedule sets forth, as of the Agreement Date, (i) the aggregate amount of Accounts Receivable that were subject to asserted refund claims made within the last year and the number of such claims made within the last year, (ii) the aggregate number and amount of such refund claims that were actually paid within the last year and (iii) with respect to each of clauses (i) and (ii), the aggregate distribution of such refund claims by type.

(f) The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) that transactions, receipts and expenditures of the Company are being executed and made only in accordance with appropriate authorizations of management and the Company’s board of managers, (ii) that transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Company and (iv) that the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, the Company’s independent auditors and, to the knowledge of the Company, any current or former employee or consultant of the Company, has identified or been made aware of any fraud, whether or not material, that involves the Company’s management or other current or former employees or consultants of the Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing. Except as set forth on Schedule 2.4(f) of the Company Disclosure Schedule, none of the Company and, to the knowledge of the Company, the Representatives of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls or any material inaccuracy in the Company’s financial statements. No attorney representing the Company, whether or not employed by the Company, has reported to the Company Board or any committee thereof or to any officer of the Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or its Representatives. There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data. Except as set forth on Schedule 2.4(f) of the Company Disclosure Schedule, there has been no change in the Company accounting policies since the Company’s inception, except as described in the Financial Statements.

(g) Since the Company Balance Sheet Date, (x) the Business has been conducted in the ordinary course of business consistent with past practice in all material respects, (y) there has not occurred a Material Adverse Effect and (z) none of the following has occurred:

(i) any payment, discharge, satisfaction or settlement of any material Proceeding against the Company, or commencement of any Proceeding by or against any third party, in each case except in the ordinary course of business consistent with past practice;

(ii) any split, combination, reclassification, recapitalization or issuance of any Equity Interest in the Company, or any authorization thereof;

(iii) any declaration, setting aside or payment of any non-cash dividend or other distribution with respect to any Interest or any direct or indirect redemption, purchase or other acquisition of any such Interest, except as set forth on Schedule 2.4(g)(iii) of the Company Disclosure Schedule;

(iv) any sale, assignment, pledge, encumbrance, transfer or other disposition of any material asset of the Company (excluding in all events sales of assets no longer useful in the operation of the business and sales of inventory to customers), or any sale, assignment, transfer, license or other disposition of any material Intellectual Property or any other material intangible assets of the Company;

(v) any creation of any Lien on any material property of the Company, except for Permitted Liens;

(vi) any write-down of the value of any asset of the Company or any write-off as uncollectible of any accounts or notes receivable of the Company or any portion thereof, other than write-downs or write-offs that are reserved for on the Company Balance Sheet or that do not exceed $50,000 in the aggregate;

(vii) any cancellation of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

(viii) any capital expenditures or commitments or additions to property, plant or equipment of the Company in excess of $30,000 individually or $50,000 in the aggregate, except as set forth on Schedule 2.4(g)(viii) of the Company Disclosure Schedule;

(ix) (A) any deferral of payments of any accounts payable or other Liabilities of the Company beyond the earlier of the stated due date thereof and the date on which such payment would be made in the ordinary course of business consistent with past practice, or (B) any acceleration or inducement of the collection of any Accounts Receivable (including by giving any discount, accommodation or other concession) other than in the ordinary course of business consistent with past practice;

(x) any change in the independent public accountants of the Company or any material change in the accounting methods, keeping of books of account, cash management or accounting practices followed by the Company, including with respect to Taxes, or any material change in depreciation or amortization policies or rates, or any change in election with respect to Taxes, except as set forth on Schedule 2.4(g)(x) of the Company Disclosure Schedule;

(xi) any increase in, or modification of, the compensation or benefits payable or to become payable by the Company to any of its directors, employees or consultants (other than increases in the ordinary course of business consistent with past practice in the base salaries of employees who are not officers of the Company in an amount that does not exceed 10% of such base salaries) or any new loans or extension of existing loans to any such Persons (excluding advancement of expenses to employees in the ordinary course of business consistent with past practice), and the Company has not entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons, except as set forth on Schedule 2.4(g)(xi) of the Company Disclosure Schedule;

(xii) any execution of any employment agreements or service Contracts (other than employment offer letters for newly-hired employees and service Contracts, in each case in the ordinary course of business consistent with past practice and that are immediately terminable by the Company without cost or Liability except as required by Applicable Law) or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company other than automatic extensions under such existing employment agreement or service Contract, except as set forth on Schedule 2.4(g)(xii) of the Company Disclosure Schedule;

(xiii) any material change with respect to the senior management personnel of the Company or any termination of employment of any such employees, any termination of employment of more than ten employees, any labor dispute, or any claim of unfair labor practices involving the Company, except as set forth on Schedule 2.4(g)(xiii) of the Company Disclosure Schedule; or

(xiv) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xiii), subject to any dollar thresholds set forth in items (i) through (xiii) above.

2.5 Litigation. Except as set forth on Schedule 2.5 of the Company Disclosure Schedule, there is no Proceeding to which the Company is a party pending before any Governmental Entity or threatened in writing (and received by an officer or director-level employee of the Company, the Company’s counsel or any person authorized to receive service of process on behalf of the Company) against the Company or any of its assets or any of its directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company), and to the knowledge of the Company, there is not a reasonable basis for any such Proceeding. There is no Order against the Company, any of its assets or, to the knowledge of the Company, any of its directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company). To the knowledge of the Company, there is no reasonable basis for any Person to assert a claim against the Company, any of its assets, any of the Members or any of its officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company) based upon: (i) the Company entering into this Agreement, the Purchase or the agreements contemplated by this Agreement, including a claim that such Member, officer or employee breached a fiduciary duty in connection therewith, (ii) any confidentiality or similar agreement entered into by the Company regarding its assets or (iii) any claim that the Company has agreed to sell or dispose of any of its assets to any party other than Purchaser, whether by way of merger, consolidation, sale of assets or otherwise. The Company does not have any Proceedings pending against any other Person.

2.6 Restrictions on Business Activities. Except as set forth on Schedule 2.6 of the Company Disclosure Schedule, there is no Contract or Order binding upon the Company that restricts or prohibits, purports to restrict or prohibit, has or would reasonably be expected to have, whether before or immediately after consummation of the Purchase, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Business or, excluding restrictions on the use of Third-Party Intellectual Property contained in the applicable written license agreement therefor, limiting the freedom of the Company to (i) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products or the Company Intellectual Property, or to make use of any Company Intellectual Property, including any grants by the Company of exclusive rights or licenses or (ii) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services. Other than the Material Contracts or as set forth on Schedule 2.6 of the Company Disclosure Schedule, there are no Contracts or permits to which the Company is a party that materially relate to or materially affect the assets or properties of the Company.

2.7 Compliance with Laws; Governmental Permits.

(a) The Company has complied in all material respects with, is not in violation in any material aspect of, and has not received any notices of violation with respect to, Applicable Law.

(b) The Company has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its assets or properties or (ii) that is required for the conduct of the Business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are in full force and effect. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of any Company Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization, and to the knowledge of the Company, no such notice or other communication is forthcoming. The Company has materially complied with all of the terms of the Company Authorizations and none of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the consummation of the Purchase.

(c) The Company is not, and is not required to be registered as, an “investment company” under the Investment Company Act of 1940, as amended.

2.8 Title to, Condition and Sufficiency of Assets.

(a) The Company has good title to, or valid leasehold interest (including any licenses) in all of its properties, and interests in properties and assets, real and personal, whether reflected on the Company Balance Sheet or not or acquired after the Company Balance Sheet Date (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to leased or licensed properties and assets, valid leasehold or licensed interests in such properties and assets that afford the Company valid possession and use of the properties and assets that are the subject of such leases, in each case, free and clear of all Liens, except Permitted Liens. Schedule 2.8(a) of the Company Disclosure Schedule identifies each parcel of real property leased or other property licensed by the Company, excluding standard “shrink-wrap” licenses. The Company has provided to Purchaser true, correct and complete copies of all leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any property or real property or facility (as applicable), including all modifications, amendments and supplements thereto. The Company does not currently own any real property.

(b) The assets and properties owned by the Company (i) constitute all of the assets and properties that are necessary for the Company to conduct, operate and continue the conduct of the Business and to sell and otherwise enjoy full rights to exploitation of its assets, properties and all products and services that are provided in connection with its assets and properties and (ii) constitute all of the assets and properties that are used in the conduct of the Business, without (A) the need for Purchaser to acquire or license any other asset, property or Intellectual Property or (B) the breach or violation of any Contract.

2.9 Intellectual Property.

(a) The Company owns and has independently developed or acquired or has the rights to use all Company IP Rights that are used or held for use in the conduct of the Business. The Company IP Rights are sufficient for the conduct of the Business.

(b) The Company has not (i) transferred (or agreed to transfer) ownership of any Intellectual Property that is or was Company-Owned IP Rights, to any third party, (ii) granted (or agreed to grant) any exclusive license to, any Company-Owned IP Rights to any third party or (iii) knowingly permitted the Company’s rights in any Intellectual Property that are or were Company-Owned IP Rights to enter the public domain in a manner that would reasonably be expected to interfere with the conduct of the Business.

(c) The Company owns and has good and exclusive title to each item of Company-Owned IP Rights, free and clear of any Liens (other than Permitted Liens). There are no royalties, fees, or other payment payable by the Company to any third party as a result of the use, licensing, operation, sale, or distribution of any Company-Owned IP Rights.

(d) Neither the execution or delivery of this Agreement nor the performance of the Company’s obligations under this Agreement will conflict with or impair the Company’s rights in or any Company-Owned IP Rights or otherwise trigger any additional payments with respect thereto.

(e) Schedule 2.9(e) of the Company Disclosure Schedule lists all Company Registered Intellectual Property, and the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and all actions that are required to be taken by the Company within 90 days of the Agreement Date in order to avoid prejudice to, impairment or abandonment of such Intellectual Property. To the knowledge of the Company, each item of Company Registered Intellectual Property is valid (excluding any pending applications included in the Company Registered Intellectual Property) and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s ownership interests therein, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in the impairment or abandonment of such Company Registered Intellectual Property or the Company’s ownership interests therein.

(f) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any material Company-Owned IP Rights, by any third party, including any employee or former employee of the Company. Except as set forth on Schedule 2.9(f) of the Company Disclosure Schedule, the Company has not brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property or breach of any Contract governing any Company IP Rights.

(g) There have been no Proceedings, and as of the Agreement Date, there are no Proceedings pending or to the knowledge of the Company, threatened in writing that involve a claim of infringement or misappropriation of any Third-Party Intellectual Property Rights or that contests the validity, ownership or right of the Company to exercise any Company-Owned IP Rights. The Company has not received any written communication that involves an offer to license or grant any other rights or immunities under any Third-Party Intellectual Property Rights that could reasonably be interpreted as alleging infringement or misappropriation of such Third-Party Intellectual Property Rights.

(h) The Company has no Liability for infringement or misappropriation of Third-Party Intellectual Property Rights. The conduct of the Business does not infringe or misappropriate any valid, subsisting and enforceable Third-Party Intellectual Property Rights. To the Company’s knowledge, there is no substantial basis for a claim that the conduct of the Business will infringe or misappropriate, has infringed or misappropriated, or is currently infringing or misappropriating, any valid, subsisting and enforceable Third-Party Intellectual Property Rights. The Company has not received any written opinion from its legal counsel that any Company Product or the conduct of the Business infringes or misappropriates any Third-Party Intellectual Property Rights.

(i) None of the Company-Owned IP Rights, the Company Products or the Company is subject to any Order to which the Company is a party (i) restricting the use, transfer or licensing by the Company of any Company-Owned IP Right or any Company Product, (ii) adversely affecting the validity, use or enforceability of any such Company-Owned IP Right or Company Product or (iii) restricting the conduct of the Business in order to accommodate Third-Party Intellectual Property Rights.

(j) No (i) government funding or (ii) facilities of a university, college, or other educational institution was used in the development of the Company-Owned IP Rights.

(k) The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information of the Company (including trade secrets) or provided by any third party to the Company. Except as set forth on Schedule 2.9(k) of the Company Disclosure Schedule, all current and former employees, consultants, independent contractors, directors and advisors of the Company and any other third party having access to any such confidential information have executed and delivered to the Company a written agreement regarding the protection of such confidential information. To the knowledge of the Company, there has been no unauthorized use, disclosure, or misappropriation of any confidential information of the Company.

(l) Except as set forth on Schedule 2.9(l) of the Company Disclosure Schedule, the Company has obtained from the consultants and independent contractors who have been engaged by the Company to develop Intellectual Property for the Company and its employees (each, an “Author”) unencumbered and unrestricted exclusive ownership to Intellectual Property developed, in the case of employees, within the scope of such employee’s employment or, in the case of a Person other than an employee, from the services such Author performs for the Company, to the extent of such Authors’ respective contributions to the Company of Intellectual Property used or held for use in the conduct of the Business. No current or former founder, employee, consultant or independent contractor of the Company has any right, license or claim to any Company-Owned IP Rights (other than any limited licenses to perform services for or on behalf of the Company).

(m) The Company has not delivered or licensed or provided to any Person or agreed or obligated itself to deliver or license or provide to any Person any Company Source Code, other than disclosures to employees, independent contractors, and consultants involved in the development, maintenance, and provision of other services with respect to Company Products or Company IP Rights. No event has occurred that entitles, and no circumstance or condition exists that is reasonably likely to entitle, with or without notice or lapse of time, or both, any Person (other than the Company or its employees, independent contractors and consultants involved in the development, maintenance, and provision of other services with respect to Company Products or Company IP Rights) to receive any Company Source Code. To the knowledge of the Company, no current or former employee, consultant, advisor or independent contractor of the Company is in material violation of any term or covenant of any Contract relating to its employment, invention disclosure, invention assignment, or non-disclosure obligations.

(n) None of the Contracts to which the Company is a party or by which any of its material Company IP Rights are bound will, solely as a direct result of the Company’s execution, delivery and performance of this Agreement, or the consummation of the Purchase: (i) grant to any third party any right to Intellectual Property owned by Purchaser (other than pre-existing rights and licenses to Company IP Rights); or (ii) pay any royalties to a third party with respect to Intellectual Property owned by Purchaser (other than pre-existing royalties payable in connection with Company IP Rights).

(o) Set forth on Schedule 2.9(o) of the Company Disclosure Schedule is a list of (1) all third-party Intellectual Property that is incorporated into, integrated or bundled with, or used by the Company in the development, manufacture or compilation of any of Company Products and (2) all software and other materials that are licensed to the Company pursuant to the terms of an Open Source License (“Open Source Materials”) and used in any Company Products and IT Systems developed by or on behalf of the Company and, as applicable, describes the manner in which such Open Source Materials have been used by the Company.

(p) The Company is in compliance with and not in breach of any of the terms of any Open Source Licenses applicable to its use of Open Source Materials. No Company-Owned IP Right is subject to a requirement that it be distributed under an Open Source License. As used herein “Open Source License” means any software license agreement that requires that the software licensed thereunder and any software combined or distributed with or derived from such licensed software to (i) be licensed under terms that authorize reverse engineering except as may be required under Applicable Law, (ii) be made available or distributed in source code form, (iii) be licensed for the purpose of making derivative works or (iv) be redistributed at no charge.

(q) The Company has complied in all material respects with Applicable Law, including the Financial Services Modernization Act of 1999 and the Truth in Lending Act of 1968 (“TILA”), and with the Company’s and the Banks’ published privacy policies and internal guidelines and procedures, each as in effect from time to time, relating to privacy and data security, including with respect to the collection, use, storage, disclosure and transfer (including cross-border transfers) of Personal Data collected, used or held by the Company. The Company has made all material disclosures to, and obtained all necessary consents from, all users, customers and workers (including employees, independent contractors and temporary employees) required by the Banks or Applicable Law relating to privacy and data security. The Company has not received any complaint regarding the Company’s collection, use or disclosure of Personal Data.

(r) To the Company’s knowledge, the software used in the conduct of the Business (i) is substantially free of any material defects, bugs and errors in accordance with generally-accepted industry standards and (ii) does not contain any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of other software, data or the IT Systems that could not be timely remedied using generally-accepted industry standard measures (collectively, “Contaminants”). The Company has taken commercially reasonable steps and implemented commercially reasonable safeguards intended to protect the material information technology systems (including hardware and software) used to provide Company Products to customers in connection with the conduct of the Business (collectively, the “IT Systems”) from Contaminants. The Company has in place commercially reasonable disaster recovery plans, procedures and facilities for the IT Systems and has taken commercially reasonable steps to safeguard the security of the IT Systems. To the knowledge of the Company, as of the Agreement Date, there has been no unauthorized intrusions or breaches of the security of the IT Systems that required the Company to notify customers or employees of such breach or intrusion pursuant to Applicable Law. The execution, delivery and performance of this Agreement, including the Company’s collection, possession, use and disclosure to Purchaser of any Personal Data, will comply with all Applicable Law relating to privacy and with the Company’s privacy policy.

(s) All Company Products sold, licensed, leased or delivered by the Company to customers and all services provided by the Company to customers as of the date of this Agreement conform to applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), and conform in all material respects to advertising and marketing materials, except where the failure to be in conformity, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company.

(t) The Company has not abandoned any trademarks and requires any licensee of trademarks of the Company to use such trademarks solely in a manner consistent with the Company’s usage thereof. To the knowledge of the Company, no such licensee has used any such trademark in a manner inconsistent with the Company’s usage thereof.

2.10 Taxes.

(a) The Company has properly completed and timely filed all Tax Returns required to be filed by it prior to the Closing Date, has timely paid all Taxes required to be paid by it (whether or not shown on any Tax Return), and has no Liability for Taxes in excess of the amounts so paid. Except as set forth on Schedule 2.10(a) of the Company Disclosure Schedule, all Tax Returns were complete and accurate and have been prepared in accordance with Applicable Law. There is no claim for Taxes that has resulted in a Lien against any of the assets of the Company.

(b) Except as set forth on Schedule 2.10(b) of the Company Disclosure Schedule, the Company has delivered to Purchaser true, correct and complete copies of all Tax Returns for the years 2010, 2011, and 2012, examination reports and statements of deficiencies, adjustments, and proposed deficiencies and adjustments in respect of the Company.

(c) The Company Balance Sheet reflects all Liabilities for unpaid Taxes of the Company for periods (or portions of periods) through the Company Balance Sheet Date. The Company does not have any Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business consistent with past practice following the Company Balance Sheet Date. The Company has no any Liability for Taxes (whether outstanding, accrued for, contingent or otherwise) that are not included in the calculation of Company Net Working Capital.

(d) There is (i) no past or pending audit of, or Tax controversy associated with, any Tax Return of the Company that has been or is being conducted by a Tax Authority, (ii) no other procedure, proceeding or contest of any refund or deficiency in respect of Taxes pending or on appeal with any Governmental Entity, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company currently in effect and (iv) no agreement to any extension of time for filing any Tax Return that has not been filed. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(e) The Company is and has at all times since its organization been treated as a partnership for U.S. federal income Tax purposes and for state and local income Tax purposes in any jurisdiction in which the Company files, or has filed, income Tax Returns.

(f) The Company is not a party to, or bound by, any Tax sharing, Tax indemnity or Tax allocation agreement, and the Company does not have any Liability or potential Liability to another party under any such agreement.

(g) The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return that could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Applicable Law.

(h) The Company has not consummated or participated in, and none of them are currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. The Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(i) Neither the Company nor any predecessor of the Company has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or any predecessor of the Company was not the ultimate parent corporation.

(j) The Company is not a party to any joint venture or partnership for U.S. federal income tax purposes.

(k) The Company does not have any Liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.

(l) The Company has not received any private letter ruling from the Internal Revenue Service (or any comparable Tax ruling from any other Governmental Entity).

(m) Except as set forth on Schedule 2.10(m) of the Company Disclosure Schedule, the Company is not subject to, and has not paid any, Tax in any jurisdiction (foreign or domestic) other than its country and state of organization or formation or by virtue of having employees, a permanent establishment or any other place of business in any jurisdiction.

(n) The Company has provided to Purchaser all documentation relating to any applicable Tax holidays or incentives. The Company is in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the Purchase.

(o) The Company is not, and it has never been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations.

(p) The Company has (i) complied with all Applicable Law relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), (ii) withheld (within the time and in the manner prescribed by Applicable Law) from employee wages or consulting compensation and paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all Applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws and (iii) timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

(q) Schedule 2.10(q) of the Company Disclosure Schedule lists all nonqualified deferred compensation plans (within the meaning of Section 409A of the Code) to which the Company or any of its ERISA Affiliates is a party, and each such plan complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code. The Company is not a party to a Contract or arrangement to gross up any Tax that may be levied under Section 409A of the Code.

(r) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or ERISA Affiliate that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or would reasonably be expected to, as a result of the Purchase (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that would reasonably be expected to give rise directly or indirectly to the payment of any amount that could (i) be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or (ii) be characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). The Company is not a party to a Contract or arrangement to gross up any Tax that may be levied under Section 280G of the Code. The Purchase shall not constitute a change of control of a corporation with respect to either PPS or NBT pursuant to any of U.S. Treasury Regulation 1.280G-1, Q/A-27 through Q/A-29.

(s) No Person is a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) with respect to the Company and/or any ERISA Affiliate.

2.11 Employee Benefit Plans and Employee Matters.

(a) Schedule 2.11(a) of the Company Disclosure Schedule lists, with respect to the Company and any trade or business (whether or not incorporated) that is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, (ii) each loan to an employee, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, restricted stock unit, supplemental retirement, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans (including cash incentive plans), programs or arrangements, (v) all other written fringe or employee benefit plans, programs or arrangements and (vi) all employment or executive compensation agreements that are sponsored by, or have been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee or independent contractor of the Company or any Affiliate of the Company, or with respect to which the Company or any ERISA Affiliate has or may have any Liability (all of the foregoing described in clauses (i) through (vi), collectively, the “Employee Plans”). The Company does not have a severance policy, plan or arrangement.

(b) The Company does not sponsor or maintain any self-funded Employee Plan, including any plan to which a stop-loss policy applies. The Company has provided to Purchaser a true, correct and complete copy of each of the Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) has, with respect to each Employee Plan that is subject to ERISA reporting requirements, provided to Purchaser true, correct and complete copies of the Form 5500 reports filed for the last three plan years, and has provided all discrimination tests required under the Code for each Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years. Any Employee Plan intended to be qualified under Section 401(a) of the Code has been established under a master, prototype, or volume submitter plan for which an Internal Revenue Service opinion or advisory letter has been obtained by the plan sponsor and is and has continuously remained valid as to the adopting employer. The Company has provided to Purchaser a true, correct and complete copy of the most recent Internal Revenue Service determination, opinion or advisory letter issued with respect to each such Employee Plan, and nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the Tax-qualified status of any Employee Plan subject to Section 401(a) of the Code. All individuals who, pursuant to the terms of any Employee Plan, are entitled to participate in any Employee Plan, are currently participating in such Employee Plan or have been offered an opportunity to do so.

(c) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law (“COBRA”) and the Company has complied in all material respects with the requirements of COBRA. The Company has not engaged in a “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA or applicable regulatory guidance thereunder) (a “non-exempt prohibited transaction”) with respect to any Employee Plan and, to the Company’s knowledge, no non-exempt prohibited transaction has occurred with respect to any Employee Plan. Each Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). All contributions required to be made by the Company or any ERISA Affiliate to any Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business consistent with past practices after the Company Balance Sheet Date as a result of the operations of the Company after the Company Balance Sheet Date). In addition, with respect to each Employee Plan intended to include a Code Section 401(k) arrangement, the Company and each of the ERISA Affiliates have at all times been in material compliance with the rules regarding timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. Except as set forth on Schedule 2.11(c) of the Company Disclosure Schedule, each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Purchaser (or, as applicable, Company participation in each Employee Plan that is a multiple employer 401(k) plan can be terminated or otherwise discontinued after the Closing in accordance with its terms) (other than ordinary administrative expenses typically incurred in a termination event and as set forth under the terms of each Employee Plan). No suit, administrative proceeding, action, litigation or claim has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor other than ordinary claims for benefits.

(d) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such Employee Plan above the level of expense incurred with respect to such Employee Plan for the most recent full fiscal year included in the Financial Statements.

(e) Neither the Company nor any current or former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f) Neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA, a “multiple employer plan” as such term is defined in Section 413(c) of the Code, a “multiple employer welfare arrangement” as such term is defined in Section 3(40) of ERISA, or a funded welfare plan as such term is defined in Section 419 of the Code.

(g) The Company is in compliance in all material respects with all Applicable Law respecting employment, discrimination in employment, terms and conditions of employment, employee benefits, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. The Company is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, independent contractors and consultants. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, which controversies have or would reasonably be expected to result in a Proceeding before any Governmental Entity.

(h) The Company has provided to Purchaser true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and agreements with current and former consultants and/or advisory board members, (iv) all forms of confidentiality or inventions agreements between current and former employees/consultants and the Company, (v) the most current management organization chart(s) and (vi) a schedule of bonus commitments made to employees of the Company. No current or former employee, consultant or contractor is party to a non-competition agreement.

(i) The Company is not a party to, bound by, or had any obligations under any collective bargaining agreement or other labor union Contract, and no collective bargaining agreement is being negotiated by the Company. No union or other collective bargaining unit or employee organizing entity has been certified or recognized by the Company as representing any of its employees. To the knowledge of the Company, there is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company. To the knowledge of the Company, there are no activities or proceedings of any labor union or to organize the employees of the Company. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened that may interfere with the conduct of the Business. None of the Company and, to the knowledge of the Company, any of their respective Representatives has committed any unfair labor practice in connection with the conduct of the Business, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of the Company, threatened. No employee of the Company has been dismissed for cause in the immediately preceding 12 months.

(j) To the knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. Schedule 2.11(j)(i) lists each Contract to which the Company is a party that imposes a post-termination non-competition arrangement upon a service provider (except for those non-competition arrangements that are no longer in force or have otherwise expired). Schedule 2.11(j)(ii) lists each Contract to which the Company is a party that imposes a post-termination non-solicitation arrangement upon a service provider (except for those non-competition arrangements that are no longer in force or have otherwise expired or which were entered into with newly hired employees in the ordinary course of business consistent with past practice). To the knowledge of the Company, no contractor of the Company is in violation of any term of any non-competition agreement or any restrictive covenant to a former employer relating to the right of any such contractor to be providing services to the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 2.11(j) of the Company Disclosure Schedule, no employee of the Company has given notice to the Company and, to the knowledge of the Company, no employee of the Company intends to terminate his or her employment with the Company. The employment of each of the employees of the Company is “at will” and the Company does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees. Except as set forth on Schedule 2.11(j) of the Company Disclosure Schedule, as of the Agreement Date, the Company has not, and to the knowledge of Company, no other Person has, (i) entered into any Contract that obligates or purports to obligate Purchaser to make an offer of employment to any present or former employee or consultant of the Company and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company of any terms or conditions of employment with Purchaser following the Closing, except with respect to the Employment Offer Documents.

(k) Except as set forth on Schedule 2.11(k) of the Company Disclosure Schedule, there are no performance improvements or disciplinary actions contemplated or pending against any of the employees of the Company.

(l) The Company is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state or local Applicable Law (collectively, the “WARN Act”). In the past two years, (i) The Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company and (iii) The Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Applicable Law. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period immediately preceding the Agreement Date. The Company is not financed, insured or subsidized by a quasi-public agency of the Commonwealth of Massachusetts or otherwise subject to Mass. Gen. Laws ch. 151A, § 71A et seq.

(m) Except as contemplated by the Employment Offer Documents or as set forth on Schedule 2.11(m) of the Company Disclosure Schedule, none of the execution, delivery and performance of this Agreement, the consummation of the Purchase, any termination of employment or service and any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event (whether contingent or otherwise), (i) result in any material payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due or payable, or required to be provided, to any current or former employee, director, independent contractor or consultant, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) increase the amount of compensation due to any Person or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person.

(n)

(i) Schedule 2.11(n)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of the names, positions and rates of compensation of all officers, directors and employees of the Company, showing each such Person’s (A) name, (B) position and manager’s name, (C) annual remuneration, (D) target annual incentive compensation and the specific bonus or commission plan under which this incentive compensation may be issued, (E) status as exempt/non-exempt under Applicable Law (to the extent applicable), (F) bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year, (G) any notice or severance entitlements (whether by Contract or under Applicable Law), (H) the direct employer of the Person, (I) the city and country where the Person provides services, (J) any material special circumstances (including pregnancy, disability or military service), (K) the Person’s vacation and sick day accrual as of the most recent practicable payroll date and that Person’s vacation and sick day accrual rate, (L) the individual’s date of hire, (M) whether the Person was recruited from a previous employer and (N) the Person’s citizenship or visa status, as applicable, and details of any commitments by the Company to finance or reimburse costs associated with such visas. The Company has provided the Purchaser all Forms I-9 with respect to all of the current employees of the Company.

(ii) Schedule 2.11(n)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of its consultants, advisory board members and independent contractors and, for each, such individual’s (A) compensation, (B) the initial date of such individual’s engagement, (D) whether such engagement has been terminated by written notice by either party thereto and (E) the notice or termination provisions applicable to the services provided by such individual. There are no performance improvements or disciplinary actions contemplated or pending against any employee of the Company.

(iii) Schedule 2.11(n)(iii) of the Company Disclosure Schedule lists each employee of the Company who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

2.12 Interested Party Transactions. None of the officers and directors of the Company and, to the knowledge of the Company, none of the other employees of the Company and any Seller, and none of the immediate family members of any of the foregoing, (i) has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded), (ii) is a party to, or to the knowledge of the Company, otherwise directly or indirectly interested in, any Contract to which the Company is a party or by which the Company or any of its assets is bound, except for normal compensation for services as an officer, director or employee thereof or (iii) to the knowledge of the Company, has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the Business, except for the rights of the Sellers under Applicable Law.

2.13 Insurance. The Company maintains the policies of insurance and bonds set forth in Schedule 2.13 of the Company Disclosure Schedule, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. Schedule 2.13 of the Company Disclosure Schedule sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible and any other material provisions as of the Agreement Date as well as all material claims made under such policies and bonds since inception. The Company has provided to Purchaser true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.14 Books and Records. Except as set forth on Schedule 2.14 of the Company Disclosure Schedule, the Company has provided to Purchaser true, correct and complete copies of each document that has been requested by Purchaser with its legal and accounting review of the Company (other than such document that does not exist or is not in the Company’s possession or subject to its control). The Company has provided to Purchaser true, correct and complete copies of the following (other than any such document that does not exist): (i) all documents identified on the Company Disclosure Schedule, (ii) the Certificate of Formation as currently in effect and (iii) all permits, orders and consents issued by any regulatory agency with respect to the Company, and all applications for such permits, orders and consents. The Company has made available true, correct and complete copies of all minute books, written consents of the board of managers and/or Members or other records with respect to any meetings of the Members.

2.15 Material Contracts.

(a) Schedules 2.15(a)(i) through (xxv) of the Company Disclosure Schedule set forth a list of each of the following Contracts to which the Company is a party that are in effect as of the Agreement Date (the “Material Contracts”):

(i) Program Agreement, dated September 30, 2009, by and between NBT Bank, N.A. (“NBT Bank”) and the Company, as amended and restated to date (excluding the amendment delivered at the Closing) (the “NBT Bank Agreement”);

(ii) Private Label Credit Account Plan Agreement, dated February 4, 2009, by and between Comenity Capital Bank f/k/a World Financial Capital Bank (“ADS”) and the Company, as amended (the “ADS Agreement”);

(iii) Client Services Agreement, dated February 2010, by and between ADP TotalSource, Inc. and the Company (the “ADP Agreement”);

(iv) any Contract providing for payments by or to the Company (or under which the Company has made or received such payments) in the period since January 1, 2013 in an annual amount of $200,000 or more;

(v) any Contract providing for the grant of rights to license (other than of trademarks), market or sell the Company Products to any other Person, other than such Contracts with Providers;

(vi) any Contract (A) relating to the advertising or promotion of the Business (including Contracts relating to the sponsorship by the Company of industry trade shows or celebrity endorsements of the Company) and that have or would reasonably be expected to have an outstanding obligation to pay of $25,000 or more, other than Contracts with Providers, or (B) pursuant to which any third parties advertise on any websites operated by the Company and that have or would reasonably be expected to have an outstanding obligation to pay of $25,000 or more;

(vii) (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties of at least $50,000 per annum to any other Person;

(viii) any Contract for or relating to the employment or service (including Contracts relating to sales commissions and non-competition agreements) of any Member, officer, employee or consultant or any other type of Contract with any of its Members, officers, employees or consultants, as the case may be, that provide for severance payable by the Company upon termination of such employment or service without cause (as such term may be defined therein);

(ix) any Contract (A) pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of the Company Products or Company IP Rights, (B) containing any non-competition covenants or other restrictions relating to the Company Products or Company IP Rights or (C) that limits or would limit the freedom of the Company or any of its successors or assigns or their respective Affiliates (including Purchaser and its Affiliates following the consummation of the Purchase) to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products or the Company IP Rights, or to make use of any Company IP Rights, including any grants by the Company of exclusive rights or licenses or (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services;

(x) other than “shrink wrap” and similar generally available commercial end-user licenses to software that have an individual acquisition cost of $15,000 or less, all licenses, sublicenses and other Contracts to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Third-Party Intellectual Property Rights used in the development, marketing or licensing of the Company Products;

(xi) any license, sublicense or other Contract to which the Company is a party pursuant to which (A) any Person is authorized to use any Company-Owned IP Rights (other than trademarks of the Company), (B) the Company has agreed to any restriction on the right of the Company to use or enforce any Company-Owned IP Rights used in the Business or (C) the Company agrees to encumber, transfer or sell rights in or with respect to any Company-Owned IP Rights used in the Business;

(xii) any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or industry standards association;

(xiii) any Contract providing for the development of any software, technology or Intellectual Property rights, independently or jointly, either by or for the Company (other than employee invention assignment agreements and consulting agreements with Authors on the Company’s standard form of agreement, copies of which have been provided to Purchaser);

(xiv) any confidentiality, secrecy or non-disclosure Contract, other than any such Contract entered into by the Company in the ordinary course of business (including (A) pursuant to its standard customer agreements that have been made available to Purchaser and (B) Contracts with Providers);

(xv) any Contract containing any indemnification, warranty, support, maintenance or service obligation or cost on the part of the Company, other than such obligations that are included in (A) the Company’s standard form Contracts that have been made available to Purchaser, (B) a Contract with a Provider or (C) a Contract that has or would reasonably be expected to have an obligation to pay of less than $25,000 over the term of such Contract;

(xvi) any settlement agreement with respect to any Proceeding;

(xvii) any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises in connection with, or as a result of, the execution of this Agreement or the consummation of the Purchase, either alone or in combination with any other event;

(xviii) other than this Agreement, any Contract or plan (including any stock option, merger and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Interest or any other Equity Interests in the Company;

(xix) any Contract with any labor union or any collective bargaining agreement or similar contract with its employees;

(xx) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(xxi) any Contract of guarantee, surety, support, indemnification (other than (A) standard form Contracts that have been made available to Purchaser or (B) Contracts with Providers), assumption or endorsement of, or any similar commitment with respect to, the Liabilities or indebtedness of any other Person;

(xxii) any Contract for capital expenditures with $25,000 or more remaining to be paid;

(xxiii) any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving expenditures in excess of $25,000 per annum;

(xxiv) any Contract pursuant to which the Company has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person; and

(xxv) any Contract with any Governmental Entity, any Company Authorization, or any Contract with a government prime contractor, or higher-tier government subcontractor, including any indefinite delivery/indefinite quantity contract, firm-fixed-price contract, schedule contract, blanket purchase agreement, or task or delivery order (each a “Government Contract”).

(b) Except as set forth on Schedule 2.15(b)(i) of the Company Disclosure Schedule, all Material Contracts are in written form. Except as set forth on Schedule 2.15(b)(ii) of the Company Disclosure Schedule, the Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.15(b)(iii) of the Company Disclosure Schedule, there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the knowledge of the Company, with respect to any other contracting party, that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a default or event of default under any Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Material Contract, (D) the right to cancel, terminate or modify any Material Contract or (E) the right to demand payment of principal, interest or fees in connection with any loan issued by the Banks pursuant to the Programs. The Company has not received any notice or other communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Material Contract. The Company has no Liability for renegotiation of Government Contracts. True, correct and complete copies of all Material Contracts have been provided to Purchaser no later than on the Business Day immediately preceding the Agreement Date.

2.16 Transaction Expenses. Other than Sandler O’Neil & Partners, L.P., no broker, finder, financial advisor, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions. Set forth in Schedule 2.16 of the Company Disclosure Schedule is the Company’s good faith estimate of all Transaction Expenses (paid or unpaid).

2.17 Anti-Corruption Law.

(a) Neither the Company nor any of its managers, directors, employees, agents or representatives (in each case, acting in their capacities as such) has, since the inception of the Company, directly or indirectly through its representatives or any Person authorized to act on its behalf (including any distributor, agent, sales intermediary or other third party), (i) violated any Anti-Corruption Law or (ii) offered, given, promised to give or authorized the giving of money or anything of value, to any Government Official or to any other Person: (A) for the purpose of (I) corruptly or improperly influencing any act or decision of any Government Official in their official capacity, (II) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (III) securing any improper advantage, (IV) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity in order to, in each case of clauses (I) through (IV), assist the Company in obtaining or retaining business for or with, or directing business to, any Person or (B) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

(b) Neither the Company nor any of its directors or employees (acting in their capacities as such) has been convicted of violating any Anti-Corruption Law or subjected to any investigation or proceeding by a Governmental Entity for potential corruption, fraud or violation of any Anti-Corruption Law.

2.18 Environmental, Health and Safety Matters.

(a) The Company is in compliance with all Environmental, Health and Safety Requirements in connection with the ownership, use, maintenance or operation of its business or assets or properties. There are no pending, or to the knowledge of the Company, any threatened allegations by any Person that the properties or assets of the Company are not, or that its business has not been conducted, in compliance with all Environmental, Health and Safety Requirements. The Company has not retained or assumed any Liability of any other Person under any Environmental, Health and Safety Requirements. To the knowledge of the Company, there are no past or present facts, circumstances of conditions that would reasonably be expected to give rise to any Liability of the Company with respect to Environmental, Health and Safety Requirements.

(b) The Company has made available to Purchaser a copy of all studies, audits, assessments or investigations containing material information concerning compliance with, or Liability or obligations under, Environmental, Health and Safety Requirements affecting the Company that are in the possession or control of the Company, each of which is identified in Schedule 2.18 of the Company Disclosure Schedule.

2.19 Providers.

(a) The Company has conducted commercially reasonable due diligence with respect to all Providers and prospective Providers prior to permitting same to participate in the Programs, which includes using commercially reasonable efforts to ascertain whether such prospective Provider (i) is licensed to provide those goods and/or services that he, she or it proposes to provide with respect to the Programs and (ii) is in good standing with any Governmental Entity or professional body having jurisdiction over his, her or its practice. The Company has trained (on an initial and ongoing basis) Providers and their personnel in a commercially reasonable manner with respect to participation in the Programs as well as compliance with the guidelines, policies, procedures and instructions of the Banks. The Company has used commercially reasonable efforts to cause all Providers to agree to comply with the obligations, restrictions and limitations of the ADS Agreement and the NBT Bank Agreement and the related procedures and agreements contemplated therein.

(b) The Company does not have any outstanding material disputes (including any event, occurrence, condition or act with respect to the Company or, to the knowledge of the Company, with respect to any party, that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to have the effect described in Section 2.15(b)(i) and Section 2.15(b)(ii) on a Contract with a Significant Provider if such Contract were a Material Contract) concerning contracts, products and/or services provided by any Provider who, for the 12 months ended February 28, 2014, was one of the 10 largest Providers based on amounts of loans originated during such period (each, a “Significant Provider”), there is no material dissatisfaction on the part of the Company with respect to any Significant Provider and, to the knowledge of the Company, there is no material dissatisfaction on the part of any Significant Provider with respect to the Company. All Contracts with Significant Providers are in written form and the Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Contract with a Significant Provider. Each Significant Provider is listed on Schedule 2.19(b) of the Company Disclosure Schedule. Except as set forth on Schedule 2.19(b) of the Company Disclosure Schedule, the Company has not received any information (i) from any Significant Provider that such Provider shall not continue as a Provider to the Company after the Closing,(ii) from any Significant Provider that such Significant Provider intends to terminate or materially modify existing Contracts with the Company or (iii) regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any contract with a Significant Provider.

(c) Except as set forth on Schedule 2.19(c) of the Company Disclosure Schedule, the Company has no incentive, rebate or similar arrangements with Providers.

(d) All of the Provider data received from the Provider that has been made available to Purchaser is true, correct and complete in all material respects. To the knowledge of the Company, (i) the data with respect to the performance of loans issued by the Banks pursuant to the Programs and (ii) the data with respect to applications for such loans, in each case that has been made available to Purchaser is true, correct and complete in all material respects.

2.20 Certain Closing Certificates and Documents. The Company has prepared and delivered to Purchaser a draft of each of the Company Closing Financial Certificate and the Spreadsheet not later than three Business Days prior to the Closing Date and a final version of the Company Closing Financial Certificate and the Spreadsheet to Purchaser not later than two Business Days prior to the Closing Date. In the event that Purchaser had notified the Company that there are reasonably apparent errors in any of the drafts of the Company Closing Financial Certificate and the Spreadsheet, Purchaser and the Company have discussed such errors in good faith and the Company Closing Financial Certificate and the Spreadsheet has been revised to reflect any changes thereto as were agreed by Purchaser and the Company, which changes have been reflected in the final versions of the same delivered by the Company in accordance with this Section 2.20. Without limiting the foregoing, the Company has provided to Purchaser, together with the Company Closing Financial Certificate and the Spreadsheet, reasonable supporting information to evidence the calculations, amounts and other matters set forth in the Company Closing Financial Certificate and the Spreadsheet.

2.21 Representations Complete. None of the representations or warranties made by the Company herein or in any exhibit or schedule hereto, or in any certificate delivered by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE SELLERS

With respect to each of the following representations, warranties, covenants, agreements, releases and obligations, each Seller (unless otherwise indicated) represents and warrants to, and covenants and agrees with, Purchaser, solely as to itself, as follows:

3.1 Power and Capacity. Such Seller has all requisite power, capacity and authority to enter into this Agreement and consummate the Purchase.

3.2 Enforceability; Non-contravention.

(a) This Agreement has been duly executed and delivered by such Seller. The execution and delivery of this Agreement by such Seller and the consummation of the Purchase have been duly authorized by all necessary corporate action, if any, on the part of such Seller, and no other corporate actions or proceedings on the part of such Seller are necessary to authorize the execution and delivery by such Seller of this Agreement and the consummation of the Purchase. This Agreement constitutes a valid and binding obligation of such Seller (assuming that this Agreement has been duly and validly authorized, executed and delivered by Purchaser), enforceable against such Seller in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery of this Agreement by such Seller does not, and the consummation of the Purchase and the performance by such Seller of its agreements and obligations hereunder will not, (i) result in the creation of any Lien on any of the material assets of the Company or such Seller’s Interest, (ii) require notice to, or the consent of any person under, any Contract or Order to which such Seller is a party or by which such Seller is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Purchase or otherwise prevent or delay such Seller from performing its obligations under this Agreement or (iii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Lien upon such Seller’s Interest.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Seller in connection with the execution and delivery of this Agreement or the consummation of the Purchase that would reasonably be expected to adversely affect the ability of such Seller to consummate the Purchase.

3.3 Title to Interest. Such Seller is the beneficial and record owner of the Interest set forth opposite such Seller’s name on Schedule 2.2(a) of the Company Disclosure Schedule. As of the Closing, such Seller has examined the Spreadsheet and is entitled only to the payments and issuances set forth therein and pursuant to this Agreement, and such Seller waives any right to receive consideration other than as set forth therein and pursuant to this Agreement. Such Seller has good and valid title to such Interest (as set forth in the Spreadsheet), free and clear of all Liens, options, warrants and purchase rights that would adversely affect the Purchase, this Agreement or the exercise or fulfillment of the rights and obligations of Purchaser, the Company or such Seller under this Agreement. At the Closing, such Seller shall deliver to Purchaser good and valid title to such Seller’s Interest, free and clear of all Liens, options, warrants and purchase rights. Such Seller’s Interest constitutes such Seller’s entire interest in the Equity Interests in the Company and such Seller does not have the right to acquire, directly or indirectly, any other Equity Interest in the Company. Such Seller is not a party to any option, warrant, purchase right or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Interest (other than this Agreement). No person not a signatory to this Agreement has a beneficial interest in or a right to acquire any of such Seller’s Interest.

3.4 Acknowledgement. Such Seller acknowledges that such Seller has received a copy of the Agreement and familiarized itself with the terms and conditions contained herein, including provisions relating to payment of the Purchase Consideration to be paid to such Seller pursuant to Section 1.1 and the indemnification obligations of such Seller pursuant to Article VII.

3.5 Litigation. There are no Proceedings pending or, to the knowledge of the Company or the Knowledge of NBT Bank, as applicable, threatened against such Seller that seek to restrain or enjoin the consummation of the Purchase. There is no Order against such Seller that seeks to restrain or enjoin the consummation of the Purchase.

3.6 Waiver and Release of Claims.

(a) Each Seller, for itself and on behalf of (A) its successors, assigns, heirs, beneficiaries, estates, executors, administrators or trustees and (B) to the extent permitted under Applicable Law, its current and former officers and directors (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Purchaser and the Company, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, bonds, suits, actions, causes of action, Liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing, that in any way arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of any Interest or (ii) the negotiation or execution of this Agreement or any agreement, instrument, certificate or document delivered and/or executed pursuant to Section 1.2 or the consummation of the Purchase, except for such Relevant Person’s or Relevant Persons’, as applicable, rights under this Agreement, the Escrow Agreement, and such other instruments and agreements as may be executed by and between such Relevant Person and Purchaser or any of its Affiliates in connection with the Purchase (after taking into account such exceptions, the “Seller Claims”). This release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein. With respect to such Seller Claims, each Seller hereby expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by it must have materially affected his, her or its settlement with the released party.

(b) Each Seller hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement or instrument to which each Seller is a party or subject or in respect of any rights each Seller may have in connection with the Purchase (whether such rights exist under the Company LLC Agreement, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under Applicable Law or otherwise). Without limiting the generality or effect of the foregoing, each Seller hereby waives any and all rights to contest or object to the execution and delivery of this Agreement, the consummation of the Purchase or to seek damages or other legal or equitable relief in connection therewith. Contingent and effective upon the Closing, each Seller hereby waives and agrees to waive any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights or any similar rights that such Seller may have (whether under Applicable Law, the Company LLC Agreement or otherwise) or could potentially have or acquire in connection with the Purchase, including (i) any rights of first offer in Section 6.1.4 of the Company LLC Agreement, (ii) rights of first refusal in Section 6.1.6 of the Company LLC Agreement and (iii) the treatment of the Purchase as a Transfer under, and as such term is defined in, the Company LLC Agreement. From and after the Closing, each Sellers’ right to receive consideration on the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement shall constitute each Seller’s sole and exclusive right against Purchaser or the Company in respect of such Seller’s ownership of any Interest or any agreement or instrument with the Company pertaining to any Interest or such Seller’s status as a Member.

(c) Each Seller, on behalf of each Relevant Person, further covenants and agrees that such Relevant Person has not heretofore sold, transferred, hypothecated, conveyed or assigned, and shall not hereafter sue any Released Party upon, any Seller Claim released under this Section 3.6, and that each

Relevant Person shall indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by such Releasing Party or such Relevant Person’s assigns or prosecuted on behalf of such Releasing Party and relating to any Seller Claim released under this Section 3.6.

(d) Notwithstanding anything to the contrary in this Section 3.6, the foregoing releases and covenants shall not apply to any claims (i) relating to Purchaser’s failure to pay and/or deliver the Purchase Consideration in accordance with this Agreement and the Escrow Agreement and/or (ii) relating to Purchaser’s failure to perform any of its obligations, undertakings or covenants set forth in this Agreement and the Escrow Agreement.

(e) Notwithstanding anything to the contrary: (i) the foregoing release is conditioned upon the consummation of the Closing and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person and (ii) should any provision of this release be found, held, declared, determined, or deemed by any court of competent jurisdiction to be void, illegal, invalid or unenforceable under any Applicable Law, the legality, validity, and enforceability of the remaining provisions shall not be affected and the illegal, invalid, or unenforceable provision shall be deemed not to be a part of the release pursuant to this Section 3.6.

3.7 Tax Withholding Information. Any and all information provided to Purchaser by or on behalf of such Seller for purposes of enabling Purchaser to determine the amount to be deducted and withheld from the consideration payable to such Seller pursuant to this Agreement under Applicable Law is true, correct and complete.

3.8 PPS Stockholders. PPS hereby represents and warrants that the stockholders of PPS as of the Closing (the “PPS Stockholders”) and their respective ownership of PPS as of the Closing are set forth in Schedule 3.8 of the Company Disclosure Schedule.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NBT

NBT represents and warrants to Purchaser as follows:

4.1 Organization. NBT is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NBT Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The execution, delivery and performance of this Agreement by NBT will not conflict with, and do not violate the terms of the charter or bylaws of, NBT and will not result in a material breach of, or constitute a default under, or require any consent under, any Contract to which NBT Bank is a party or which its assets are bond.

4.2 NBT Bank Agreement. As of the Closing: (a) the NBT Bank Agreement is in full force and effect, (b) NBT Bank and has performed in all material respects all of the obligations required to be performed by it under the NBT Bank Agreement, and (c) there exists no default or event of default or event, occurrence, condition or act, with respect to NBT Bank that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a material default or event of material default under the NBT Bank Agreement or (ii) give any party thereto (A) the right to a material rebate, chargeback, refund, credit, penalty or change in delivery schedule, (B) the right to accelerate the maturity or performance of any material obligation of NBT or the Company or (C) the right to cancel, terminate or modify the NBT Bank Agreement.

4.4 Underwriting Standards. The Underwriting Standards conform to Applicable Law in all material respects and were approved at NBT Bank’s main office in the State of New York.

4.5 Borrowers. With respect to each Borrower, NBT Bank has monitored applicable sanction lists pursuant to, and otherwise taken reasonable steps consistent with Applicable Law and regulatory guidelines to ensure compliance with, all applicable “know your customer” and anti-money laundering laws and regulations, including the USA Patriot Act of 2001, and determined whether any Borrower is listed as a “blocked person” for purposes of regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury. None of the Borrowers is listed as a “blocked person.”

4.6 Loans. With respect to each Loan:

(a) At the time of each Loan’s origination, NBT Bank was the sole owner of such Loan, had good and marketable title thereto, and has the right to assign, sell and transfer such Loan free and clear of any Lien, pledge, charge, claim, security interest or other encumbrance, and the Company did not retain any rights with respect to any Loan. NBT Bank has made entries on its books and records to clearly indicate the origination of each Loan as of each Loan’s origination date.

(b) The Note and Application Package each Borrower executed in connection with the origination and funding of such Loan are not subject to any asserted, or to the Knowledge of NBT Bank, threatened to be asserted, right of rescission, reformation, set-off, counterclaim or defense, including the defense of usury.

(c) To the Knowledge of NBT Bank, no fraud, intentional misrepresentation, willful misconduct, error, omission, negligence or similar occurrence with respect to such Loan has taken place on the part of NBT Bank or its Affiliates or assigns.

(d) The proceeds of such Loan have been fully disbursed to or for the account of each Borrower in accordance with its terms.

(e) No Borrower has notified NBT Bank of any relief requested by or allowed to the Borrower under the Servicemembers Civil Relief Act or any corollary or similar state laws.

(f) At the time such Loan was originated, to the Knowledge of NBT Bank, the Borrower was not seeking relief under the federal bankruptcy laws.

(g) NBT Bank holds the Note and Application Package for such Loan and will continue to hold the same on and after the related the Closing Date. NBT Bank is in possession of a loan file (including all documents used in the qualification of the Borrower) for such Loan that is complete in all material respects.

(h) Such Loan does not provide for an increase in the interest rate upon the occurrence of a default under the terms of the applicable Note.

(i) To the knowledge of NBT Bank, (i) each Borrower is a natural person and (ii) as of the time of origination and as of the Agreement Date, such Borrower was and is either a United States citizen or a permanent resident alien who has the right legally to live and work permanently in the United States.

(j) There is no Proceeding pending or, to the knowledge of NBT Bank, threatened that is related to such Loan and likely to affect materially and adversely such Loan.

(k) The requirements of Applicable Law applicable to such Loan (including TILA, Regulation Z under TILA, the Fair Credit Reporting Act, the Right to Financial Privacy Act of 1978, and the Equal Credit Opportunity Act and the rules and regulations issued pursuant thereto) have been satisfied in all material respects. The Application Package for such Loan was taken, and all disclosures required by Applicable Law were delivered, in compliance with E-Sign and Uniform Electronic Transactions Act, including properly obtaining each Borrower’s consent to deliver disclosures electronically and execute the Note and Application Package Borrower executes in connection with the origination and funding of such Loan.

(l) NBT Bank or a designated third-party servicer is the servicer of such Loan and the requirements of Applicable Law regarding ongoing maintenance and servicing of such Loan have been satisfied, in all material respects, by NBT Bank or such third-party servicer.

(m) Each Note executed in connection with a Loan is original and genuine, and, to the Knowledge of NBT Bank, has been duly and properly executed by Borrower and is the legal, valid and binding obligation of the applicable Borrower, enforceable in all material respects in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(n) Such Loan conforms in all material respects with the Underwriting Standards, based solely upon the information provided by the Borrower and the applicable credit bureau.

(o) Such Loan was originated in the name of NBT Bank and funded using funds provided by NBT Bank and not with any funds provided by the Company.

(p) Such Loan and its origination complied with all Applicable Law in all material respects as of the specific date of its origination.

(q) NBT Bank has not done anything to prevent or impair any Loan from being valid, binding and enforceable against the Borrower.

(r) NBT Bank has not taken any action to waive, alter, impair, modify or amend in any respect, the terms, covenants or conditions of such Loan.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

5.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is not in violation of any of the provisions of its articles or certificate of incorporation or bylaws. Purchaser has the corporate power to own, operate and lease its properties and to conduct its business and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a material adverse effect with respect to Purchaser.

5.2 Authority; Non-contravention.

(a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the Purchase. The execution and delivery of this Agreement and the consummation of the Purchase have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery of this Agreement by Purchaser do not, and the consummation of the Purchase and the performance by Purchaser of its agreements and obligations hereunder will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (i) any provision of the certificate of incorporation or bylaws of Purchaser, in each case as amended to date or (ii) Applicable Law, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Purchaser’s ability to consummate the Purchase in accordance with this Agreement and Applicable Law or to perform its obligations under this Agreement.

(c) No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Purchase that would reasonably be expected to adversely affect the ability of Purchaser to consummate the Purchase in accordance with this Agreement and Applicable Law.

5.3 Purchaser SEC Documents.

(a) Purchaser’s Registration Statement No. 333-177230 on Form S-1, including all amendments and supplements thereto (the “Purchaser Registration Statement”), complies as to form in all material respects with the applicable requirements of the Securities Act.

(b) Purchaser’s filings with the United States Securities and Exchange Commission (“SEC”) on Forms 8-K, 10-Q and 10-K since December 31, 2012 (the “Purchaser Periodic Reports”) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder applicable to such Purchaser Periodic Reports on the date it was filed with the SEC (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof).

(c) None of the Purchaser Registration Statement and the Purchaser Periodic Reports when it was filed with or furnished to the SEC (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.4 Funds. Purchaser has, and will have available to it on the Closing Date, all funds necessary to consummate the Purchase and to perform its obligations hereunder.

5.5 Issuance of Shares. The shares of Purchaser Stock, when issued by Purchaser in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Sellers in the Holder Stock Transfer Agreement and by the PPS Stockholders in the PPS Stockholder Stock Transfer Agreement, will be duly issued, fully paid and non-assessable.

5.6 No Purchaser MAE. No Material Adverse Effect has occurred with respect to Purchaser since December 31, 2013.

5.7 Investment Matters. Purchaser is acquiring the Interest for its own account and not with a view to distribution within the meaning of the Securities Act. Purchaser confirms that the Sellers have made available to Purchaser and its representatives the opportunity to ask questions of the managers and officers of the Company and to acquire such additional information regarding the business and financial condition of the Company as Purchaser has requested and deems necessary or appropriate to make an informed investment decision with respect to the Purchase, and all such information has been received by Purchaser. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Interest, has the capacity to protect Purchaser’s own interests in connection with the Purchase, and is financially capable of bearing a total loss of the Interest. Nothing in this Section 5.7 shall affect the rights or remedies of Purchaser, including rights to indemnification pursuant to Article VII.

5.8 Purchaser Acknowledgment. Purchaser acknowledges that certain Release Agreement, dated as of the Agreement Date, executed by the Company in favor of the Released Parties (as defined therein); provided that nothing in such Release Agreement shall affect the rights or remedies of Purchaser under this Agreement, including rights to indemnification pursuant to Article VII.

5.9 No Additional Representations. Purchaser acknowledges and agrees that, except for (a) in the case of the Company, the representations and warranties set forth in Article II and the certificates to be delivered pursuant to Section 1.2(b), (b) in the case of PPS, the representations and warranties set forth in Article III and its Stock Transfer Agreement and (c) in the case of NBT, the representations and warranties set forth in Article III and Article IV and its Stock Transfer Agreement, and in each case, any corresponding or applicable disclosures set forth in the Company Disclosure Schedule, none of the Company, PPS and NBT makes, or has made, and Purchaser has not relied on, any representation or warranty, express or implied, relating to the Company, PPS or NBT or any of their businesses or operations or their securities or otherwise in connection with this Agreement or the Purchase; provided that nothing in this Section 5.8 shall affect the rights or remedies of Purchaser in the event of fraud or intentional misrepresentation by or on behalf of the Company, PPS or NBT.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Purchaser and the Company have previously executed a non-disclosure agreement, dated as of October 29, 2013 (as amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. Each party hereto agrees that it and its Representatives shall hold the terms of this Agreement (including the economic terms), and the fact of this Agreement’s existence, in strict confidence. Notwithstanding anything to the contrary in the foregoing, a party hereto shall be permitted to disclose any and all terms of this Agreement to its financial, tax and legal advisors (each of whom is subject to a similar obligation of confidentiality), and to any Governmental Entity to the extent necessary or advisable in compliance with Applicable Law; provided that the other parties hereto are given reasonable prior notice or consent thereto (unless prohibited by Applicable Law). The PPS Agent hereby agrees to be bound by the terms and conditions of the Confidentiality Agreement to the same extent as though the PPS Agent were a party thereto. With respect to the PPS Agent, as used in the Confidentiality Agreement, the term “Confidential Information” shall also include information relating to the Purchase received by the PPS Agent after the Closing or relating to the period after the Closing.

(b) Neither the Company nor the Sellers shall issue any press release or other public communications relating to the terms of this Agreement or the Purchase without the prior written approval of Purchaser, unless required by Applicable Law (in which event a satisfactory opinion of counsel to that effect shall be first delivered to Purchase prior to any such disclosure) and except as reasonably necessary for the Company to obtain the consents and approvals of third parties to the extent contemplated by this Agreement. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, Purchaser may make such public communications regarding this Agreement or the Purchase as Purchaser may determine is reasonably appropriate.

6.2 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable in accordance with Applicable Law to consummate and make effective, in the most expeditious manner practicable, the Purchase, including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Purchase. Without limiting the generality of the foregoing, the Company and the Sellers, on the one hand, and Purchaser, on the other hand, shall each furnish to the other such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing. For purposes of this Agreement, “reasonable best efforts” of a party hereto means commercially reasonable efforts of such party hereto without the payment or incurrence of any material expense that is not otherwise paid or reimbursed by any other party hereto.

6.3 PPS Distribution.

(a) PPS shall not (i) distribute any portion of the Purchase Consideration to any PPS Stockholder or (ii) liquidate or dissolve, until each of the PPS Stockholders delivers to Purchaser a duly completed and executed PPS Stockholder Stock Transfer Agreement, pursuant to which such PPS Stockholder shall agree, among other things, to assume (on a several and not joint basis in proportion to such PPS Stockholder’s interest in PPS) all of PPS’s indemnification obligations pursuant to the terms of this Agreement (subject to Section 7.3(b), up to the amount of Purchase Consideration actually received by such PPS Stockholder), and to otherwise be bound to the terms of this Agreement (including the indemnification obligations of PPS as set forth in Article VII); provided that all limitations with respect to indemnification by PPS, including those limitation set forth in Section 7.3, shall apply to each PPS Stockholder only as adjusted to reflect such PPS Stockholder’s respective percentage ownership of PPS.

(b) Upon the distribution by PPS of any shares of Purchaser Stock to any PPS Stockholder, PPS shall deliver to Purchaser the certificate representing such shares and Purchaser shall cancel such certificate and deliver to such PPS Stockholder a new certificate evidencing the applicable number of shares of Purchaser Stock.

(c) Following the Closing, prior to any distribution by PPS of any shares of Purchaser Stock to any PPS Stockholder, PPS or such PPS Stockholder shall deliver to Purchaser a certificate, executed by such PPS Stockholder, to the effect that the representations and warranties of such PPS Stockholder in such PPS Stockholder’s Stock Transfer Agreement are true and correct as of immediately prior to such distribution.

6.4 Expenses. Whether or not the Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the Purchase (including Transaction Expenses) shall be paid by the party incurring such expense; provided that (i) at the Closing, Purchaser shall pay or cause to be paid all Transaction Expenses that are incurred but unpaid as of the Closing, (ii) Purchaser shall pay the fees, costs and expenses of the Escrow Agent, (iii) the fees and expenses of the Accounting Firm, if any, shall be allocated as provided in Section 1.4(f) and (iv) the fees and expenses of the prevailing party in a Proceeding or a Dispute Resolution shall be allocated as provided in Section 8.10 or Section 8.13, respectively.

6.5 Certain Employment Matters. Subject to Purchaser’s policies and procedures, including background checks and confirmation of immigration status of each such employee, Purchaser shall determine following the Closing whether to continue the employment of the Company’s employees. Each such employee (other than the Founders) who accepts an offer of employment with Purchaser, executes and delivers the Employment Offer Documents and any other required documents and actually transfers to employment with Purchaser or continues to be employed by the Company following the Closing is hereafter referred to as a “Continuing Employee.” The Continuing Employees who become employed by Purchaser will be employed by Purchaser on an at-will basis (terminable with or without cause and with or without notice) and otherwise on terms of employment determined by Purchaser. Continuing Employees who become employed by Purchaser shall receive standard employee benefits offered by Purchaser to its employees of comparable status. Purchaser will provide credit for each Continuing Employee’s length of service with the Company under each Purchaser benefit plan, except that such prior service credit will not be required (i) to the extent that it results in a duplication of benefits or (ii) with respect to the vesting of awards under Purchaser’s equity or incentive compensation plans, if any. Purchaser shall not be obligated to retain any employee of the Company, or provide any such employee with any particular benefits. This Section 6.5(a) shall not operate to (a) duplicate any benefit provided to any Continuing Employee or to fund any such benefit, (b) be construed to mean the employment of the Continuing Employees is not terminable by Purchaser at will at any time, with or without cause, for any reason or no reason (other than as may be set forth in an employment agreement with the Continuing Employee) or (c) amend any plan subject to ERISA or create any third party rights of causes of action for any person (including any employee representative, union, or labor organization).

6.6 Tax Matters.

(a) Cooperation; Maintenance of Records. Each of Purchaser, the Sellers, the PPS Stockholders the Company and the PPS Agent shall cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request therefor) the provision of records and information reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, the Sellers, the Company and the PPS Agent agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority. Purchaser shall make such books and records available to any Seller upon request as reasonably requested in connection with the filing of Tax Returns and any Proceeding with respect to Taxes. Purchaser shall not at any time after the Closing amend any income Tax Return of the Company for a taxable period ending on or prior to the Closing Date without the prior written consent of the Sellers.

(b) Purchase Price Allocation. As soon as practicable after the Closing, Purchaser shall deliver to the PPS Agent a statement (the “Allocation Statement”), which shall allocate the total Purchase Consideration among the assets of the Company in accordance with the allocation requirements of Section 1060 of the Code. If within 15 Business Days after the delivery of the Allocation Statement PPS Agent notifies Purchaser that PPS Agent objects to the allocation set forth in the Allocation

Statement, Purchaser and the PPS Agent shall use commercially reasonable efforts to resolve such dispute within 20 days. In the event that Purchaser and the PPS Agent are unable to resolve such dispute within such 20-day period, Purchaser and the PPS Agent shall jointly retain a nationally recognized accounting firm to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The costs, fees and expenses of the accounting firm shall be borne equally by Purchaser and the Sellers. For all Tax purposes, Purchaser and the Sellers agree to report the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, and will not take any position inconsistent therewith in any Tax Return, in any audit or refund claim, in any litigation or otherwise, unless required to do so by a Tax Authority. Purchaser and the Sellers shall each be responsible for the preparation of their own Section 1060 statements and forms in accordance with applicable Tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other parties hereto.

(c) Preparation of Company Tax Returns.

(i) The PPS Agent shall be responsible for preparing and filing the Company’s income Tax Returns covering the period January 1, 2013 through December 31, 2013 (the “2013 Income Tax Returns”). Prior to the filing of said 2013 Tax Returns, the PPS Agent shall provide Purchaser with a copy of the 2013 Income Tax Returns, including all supporting documentation, with no less than 60 days to review and provide comments thereto. The PPS Agent shall incorporate any reasonable comments provided by Purchaser prior to filing the applicable 2013 Income Tax Returns. If Purchaser fails to provide comments to the 2013 Income Tax Returns within such 60-day period, then Purchaser shall be deemed to have no comments to the applicable 2013 Tax Income Returns.

(ii) The PPS Agent shall be responsible for preparing and filing the Company’s income Tax Returns for the period from January 1, 2014 through the Closing Date (the “Closing Tax Returns”). Prior to the filing of said Closing Tax Returns, the PPS Agent shall provide Purchaser with a copy of the Closing Tax Returns, including all supporting documentation, with no less than 60 days to review and provide comments thereto. The Company shall incorporate any reasonable comments provided by Purchaser prior to filing the applicable Closing Tax Returns. If Purchaser fails to provide comments to the Closing Tax Returns within such 60-day period, then Purchaser shall be deemed to have no comments to the applicable Closing Tax Returns.

(iii) As provided in Schedule 2.10 (c), the PPS Agent will cause the Company to amend its 2012 Tax Returns covering the period January 1, 2012 through December 31, 2012 (the “2012 Amended Tax Returns”). Prior to the filing of said 2012 Amended Tax Returns, the PPS Agent shall provide Purchaser with a copy of the 2012 Amended Tax Returns, including all supporting documentation, with no less than 60 days to review and provide comments thereto. The Company shall incorporate any reasonable comments provided by Purchaser prior to filing the applicable 2012 Amended Tax Returns. If Purchaser fails to provide comments to the 2012 Amended Tax Returns within such 60-day period, then Purchaser shall be deemed to have no comments to the applicable 2012 Amended Tax Returns.

6.7 Accountant Consent. Each of PPS, NBT and the PPS Agent agrees to use its reasonable best efforts, and to cooperate with Purchaser, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to (1) obtain, when and as necessary or desirable, consents from the Company’s current and former auditors to use the reports of such auditors relating to the Company’s consolidated financial statements in any filing with the SEC on or after the Closing Date and (2) cause the Company’s current and former auditors to deliver, when and as requested by Purchaser, letters containing statements and information of the type customarily included in accountants’ “comfort letters” to any underwriters or initial purchasers of offerings of Purchaser’s securities with respect to the Company’s consolidated financial statements and certain other financial information of the Company to the extent such statements or information are contained in any registration statements or offering memorandums related to such offerings.

ARTICLE VII

INDEMNITY ESCROW FUNDS AND INDEMNIFICATION

7.1 Indemnity Escrow Funds.

(a) The cash deposited by Purchaser with the Escrow Agent pursuant to Section 1.1(a)(i)(A)(II), together with any cash deposited by Purchaser pursuant to Section 1.4(a), any interest accumulated thereon pursuant to Section 1.1(f) and any shares of Dual Escrow Stock deposited pursuant to Section 1.1(a)(ii)(A)(II), with any stock resulting from splits of any shares of Dual Escrow Stock and subject to any reductions thereto pursuant to Section 1.1(c)(iii), Section 1.4(e) or this Article VII, and held by the Escrow Agent from time to time is referred to herein as the “PPS Indemnity Escrow Fund.” The PPS Indemnity Escrow Fund shall be governed by this Agreement and the Escrow Agreement. The PPS Indemnity Escrow Fund shall constitute partial security for the benefit of Purchaser (on behalf of itself or any other Indemnified Person) with respect to any Indemnifiable Damages pursuant to the indemnification obligations of PPS under this Article VII. Subject to Section 7.4, the Escrow Agent shall hold the PPS Indemnity Escrow Fund until 11:59 p.m. Pacific time on the date (the “Indemnity Escrow Release Date”) that is three Business Days after the expiration of the period ending 15 months following the Closing Date (the “Indemnity Escrow Period”). PPS shall have no voting or dividend rights with respect to shares of Purchaser Stock that are Dual Escrow Stock or otherwise in the Goodwill Escrow Fund or the PPS Indemnity Escrow Fund.

(b) The cash deposited by Purchaser with the Escrow Agent pursuant to Section 1.1(a)(i)(B)(II), together with any cash deposited by Purchaser pursuant to Section 1.4(a) and interest accumulated thereon pursuant to Section 1.1(f), and subject to any reductions thereto pursuant to Section 1.4(e) or this Article VII, and held by the Escrow Agent from time to time is referred to herein as the “NBT Indemnity Escrow Fund.” The NBT Indemnity Escrow Fund shall be governed by this Agreement and the Escrow Agreement. The NBT Indemnity Escrow Fund shall constitute partial security for the benefit of Purchaser (on behalf of itself or any other Indemnified Person) with respect to any Indemnifiable Damages pursuant to the indemnification obligations of NBT under this Article VII. Subject to Section 7.4, the Escrow Agent shall hold the NBT Indemnity Escrow Fund until 11:59 p.m. Pacific time on the Indemnity Escrow Release Date.

(c) Subject to Section 7.4, within three Business Days following the Indemnity Escrow Release Date, the Escrow Agent will distribute to (i) PPS all cash and all shares of Dual Escrow Stock then in the PPS Indemnity Escrow Fund and (ii) NBT all cash then in the NBT Indemnity Escrow Fund; provided that if there are any claims for indemnification specified in any Claim Certificate delivered to the PPS Agent or NBT, respectively, prior to the Indemnity Escrow Release Date in accordance with this Article VII that are pending on the Indemnity Escrow Release Date, the portion of the PPS Indemnity Escrow Fund or NBT Indemnity Escrow Fund, as applicable, that is subject to any such claims shall not be released until such claims are finally resolved and satisfied. Any portion of the PPS Indemnity Escrow Fund or NBT Indemnity Escrow Fund held by the Escrow Agent following the Indemnity Escrow Release Date with respect to pending but unresolved claims for indemnification that is not awarded to Purchaser upon the resolution of such claims shall be distributed by the Escrow Agent to the applicable Seller within three Business Days following resolution of such claims.

(d) Notwithstanding anything to the contrary in this Article VII, in the event that any shares of Dual Escrow Stock are otherwise to be distributed to PPS from the PPS Indemnity Escrow Fund pursuant to this Article VII at any time prior to the expiration of the Goodwill Escrow Period, then such shares of Dual Escrow Stock (i) shall not be so distributed to PPS and (ii) shall thereafter cease to be shares of Dual Escrow Stock and be deemed solely shares of Purchaser Stock in the Goodwill Escrow Fund, which shares of Purchaser Stock shall be held and distributed pursuant to Section 1.1(c).

7.2 Indemnification.

(a) PPS. Subject to the limitations set forth in this Article VII, including the express limitations set forth in Section 7.3 and Schedule 7.2(a)(x), from and after the Closing, PPS shall indemnify and hold harmless Purchaser and the Company and their respective officers, directors, agents and employees, members, and Affiliates and each Person, if any, who controls or may control Purchaser within the meaning of the Securities Act (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against Indemnifiable Damages arising out of, resulting from or in connection with:

(i) any failure of any representation or warranty made by the Company herein or in the Company Disclosure Schedule (including any exhibit or schedule to the Company Disclosure Schedule), to be true and correct as of the Closing (except in the case of representations and warranties that by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates);

(ii) any failure of any certification, representation or warranty made by the Company in any certificate (other than the Spreadsheet and the Company Closing Financial Certificate) delivered to Purchaser pursuant to this Agreement to be true and correct as of the date such certificate is delivered to Purchase;

(iii) any breach of, or default in connection with, any of the covenants, agreements or obligations made by the Company in this Agreement, excluding any such breaches or defaults that are indemnifiable pursuant to clause (i) and/or clause (ii) of this Section 7.2(a);

(iv) any failure of any representation or warranty made (A) by PPS herein or (B) by PPS or any PPS Stockholder that delivered a Stock Transfer Agreement in such Stock Transfer Agreement to be true and correct as of the Closing Date (except in the case of representations and warranties that by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates) or the date of such Stock Transfer Agreement;

(v) any failure of any certification, representation or warranty made by PPS in any certificate delivered to Purchaser pursuant to this Agreement to be true and correct as of the date such certificate is delivered to Purchaser;

(vi) any breach of, or default in connection with, any of the covenants, agreements or obligations made by PPS in this Agreement, excluding any such breaches or defaults that are indemnifiable pursuant to clause (v) of this Section 7.2(a);

(vii) any inaccuracies in the Spreadsheet or the Company Closing Financial Certificate;

(viii) any claim by PPS or any PPS Stockholder regarding any action taken by either the Company prior to the Closing Date or PPS in connection with executing this Agreement or any of the transactions contemplated hereby;

(ix) any claim by any Person that such Person is entitled to any Equity Interest in the Company or any payment in connection with the Purchase;

(x) the matters set forth on Schedule 7.2(a)(x) to the limited extent provided therein;

(xi) any Pre-Closing Taxes to the extent not included in the calculation of Company Net Working Capital or Taxes described in Section 1.5 to the extent not paid by PPS; or

(xii) any fraud or intentional misrepresentation by or on behalf of the Company or PPS.

(b) NBT. Subject to the limitations set forth in this Article VII, from and after the Closing, NBT shall indemnify and hold harmless the Indemnified Persons from and against any and all Indemnifiable Damages arising out of, resulting from or in connection with:

(i) any failure of any representation or warranty made by the Company herein or in the Company Disclosure Schedule (including any exhibit or schedule to the Company Disclosure Schedule), to be true and correct as of the Closing (except in the case of representations and warranties that by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates);

(ii) any failure of any certification, representation or warranty made by the Company in any certificate (other than the Spreadsheet and the Company Closing Financial Certificate) delivered to Purchaser pursuant to this Agreement to be true and correct as of the date such certificate is delivered to Purchase;

(iii) any breach of, or default in connection with, any of the covenants, agreements or obligations made by the Company in this Agreement, excluding any such breaches or defaults that are indemnifiable pursuant to clause (i) and/or clause (ii) of this Section 7.2(b);

(iv) the matters set forth on Schedule 7.2(a)(x) to the limited extent provided therein;

(v) any failure of any representation or warranty made (A) by NBT herein or (B) by NBT in its Stock Transfer Agreement to be true and correct as of the Closing Date (except in the case of representations and warranties that by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates) or the date of such Stock Transfer Agreement;

(vi) any failure of any certification, representation or warranty made by NBT in any certificate delivered to Purchaser pursuant to this Agreement to be true and correct as of the date such certificate is delivered to Purchaser;

(vii) any breach of, or default in connection with, any of the covenants, agreements or obligations made by NBT herein or in any other agreements contemplated by this Agreement, excluding any such breaches or defaults that are indemnifiable pursuant to clause (v) and/or clause (vi) of this Section 7.2(b);

(viii) any inaccuracies in the Spreadsheet or the Company Closing Financial Certificate;

(ix) any Pre-Closing Taxes to the extent not included in the calculation of Company Net Working Capital or Taxes described in Section 1.5 to the extent not paid by NBT; or

(x) any fraud or intentional misrepresentation by or on behalf of NBT.

(c) The availability of the PPS Indemnity Escrow Fund or the NBT Indemnity Escrow Fund, as applicable, to indemnify the Indemnified Persons shall be determined without regard to any right to indemnification that PPS, NBT or any PPS Stockholder may have in his, her or its capacity as a director, employee or agent of Purchaser or any of its Affiliates (including the Company following the Closing) and none of PPS, NBT and any PPS Stockholder shall be entitled to any indemnification from Purchaser or any of its Affiliates (including the Company following the Closing) for amounts paid for indemnification under this Article VII.

(d) Materiality and knowledge standards or qualifications, qualifications or requirements that a matter be or not be “reasonably expected” or “reasonably likely” to occur and qualifications by reference to the defined term “Material Adverse Effect” in any representation, warranty, covenant, agreement or obligation shall only be taken into account in determining whether an inaccuracy of such representation or warranty or a breach of such covenant, agreement or obligation, exists, and shall not be taken into account in determining the amount of any Indemnifiable Damages with respect to such inaccuracy or breach.

7.3 Limitations.

(a) Notwithstanding anything to the contrary contained herein, except for any claim pursuant to Section 1.4(e), no Indemnified Person may make a claim against the PPS Indemnity Escrow Fund or the NBT Indemnity Escrow Fund, as applicable, in respect of any claim for Indemnifiable Damages unless and until a Claim Certificate (together with any other previously delivered Claim Certificates) describing Indemnifiable Damages (i) in the case of any claim against the PPS Indemnity Escrow Fund, in an aggregate amount greater than $160,000 (the “PPS Threshold Amount”) or (ii) in the case of any claim against the NBT Indemnity Escrow Fund, in an aggregate amount greater than $40,000 (the “NBT Threshold Amount” and together with the PPS Threshold Amount, the “Threshold Amounts”), in each case has been delivered, in which case the Indemnified Person may make claims for indemnification and may receive cash and/or shares of Dual Escrow Stock (the value thereof being based on the Purchaser Stock Price) from the PPS Indemnity Escrow Fund or cash from the NBT Indemnity Escrow Fund, as applicable, for all Indemnifiable Damages (including all amounts below the applicable Threshold Amount). The PPS Threshold Amount and the NBT Threshold Amount shall not apply to claims for Indemnifiable Damages that are not against the PPS Indemnity Escrow Fund or the NBT Indemnity Escrow Fund.

(b) In the case of claims for Indemnifiable Damages against PPS for the matters described in Section 7.2(a), PPS shall have Liability in excess of the PPS Indemnity Escrow Fund for the amount of any Indemnifiable Damages resulting therefrom (or, in the case of the matters described in clauses (i), (ii), (iii), (vii) or (x) of Section 7.2(a), PPS’s Pro Rata Share of such Indemnifiable Damages in excess of the PPS Indemnity Escrow Fund); provided that PPS’s total Liability for matters arising out of, resulting from or in connection with this Agreement shall not exceed $85,000,000, inclusive of any amounts of cash and the value (based on the Purchaser Stock Price) of the shares of Purchaser Stock in the PPS Indemnity Escrow Fund at the time that a claim for Indemnifiable Damages is made pursuant to this Article VII. Notwithstanding the foregoing, the limitations of Liability set forth in this Section 7.3(b) shall not apply to PPS in the case of (x) fraud or intentional misrepresentation by or on behalf of PPS or (y) fraud or intentional misrepresentation by or on behalf of the Company.

(c) In the case of claims for Indemnifiable Damages against NBT for the matters described in Section 7.2(b), NBT shall have Liability for the amount of any Indemnifiable Damages resulting therefrom (or, in the case of the matters described in clauses (i), (ii), (iii), (iv) or (viii) of Section 7.2(b), NBT’s Pro Rata Share of such Indemnifiable Damages); provided that such Liability shall be limited to the amount in the NBT Indemnity Escrow Fund; provided, further, that such limitation of Liability shall not apply to NBT in the case of fraud or intentional misrepresentation by or on behalf of NBT.

(d) So long as there is any cash or any shares of Purchaser Stock in the PPS Indemnity Escrow Fund, any Indemnified Person shall seek to recover amounts in respect of any claim for Indemnifiable Damages from the PPS Indemnity Escrow Fund prior to seeking to recover amounts in respect of such claim for Indemnifiable Damages directly from PPS; provided that recovery against the PPS Indemnity Escrow Fund shall, to the maximum extent possible, be of (I) first, cash, (II) second shares of Purchaser Stock that are not shares of Dual Escrow Stock, if any, and (III) third, shares of Dual Escrow Stock. So long as there is any cash in the NBT Indemnity Escrow Fund, any Indemnified Person shall seek to recover amounts in respect of any claim for Indemnifiable Damages from the NBT Indemnity Escrow Fund prior to seeking to recover amounts in respect of such claim for Indemnifiable Damages directly from NBT.

(e) Notwithstanding anything to the contrary contained herein, (i) no Seller shall have any right of indemnification, contribution or right of advancement from Purchaser or any other Indemnified Person with respect to any Indemnifiable Damages claimed by any Indemnified Person or any right of subrogation against the Company with respect to any indemnification of a Indemnified Person by reason of any of the matters set forth in Section 7.2 and (ii) the rights and remedies of the Indemnified Persons after the Closing shall not be limited by any investigation by or on behalf of, or knowledge of, any Indemnified Person, or any disclosure to any Indemnified Person (including in the Company Disclosure Schedule, subject to the express limitations set forth in Schedule 7.2(a)(x)), in each case at or prior to the Closing regarding any failure, breach or other event or circumstance.

(f) Subject to Section 8.10 and Section 8.13 and the limitations provided in this Article VII, the remedies provided in this Article VII shall constitute the sole and exclusive remedies for breach of any certification, representation, warranty, covenant, agreement or obligation under this Agreement by either of the Sellers, in each case other than with respect to fraud or intentional misrepresentation by or on behalf of the Company, PPS, any PPS Stockholder or NBT. Notwithstanding anything herein to the contrary, (i) Purchaser’s (or any other affected person’s) right to assert any claim against any person, including a PPS Stockholder, (A) for fraud or intentional misrepresentation committed by such person, (B) for fraud or intentional misrepresentation committed on behalf of such person with such person’s knowledge, (C) for aiding and abetting any fraud or intentional misrepresentation or (D) for another person aiding and abetting any fraud or intentional misrepresentation on behalf of such person with such person’s knowledge shall not be limited in any circumstance, and (ii) such person’s liability shall not be limited by this Agreement in connection with any such claim described in clauses (A), (B), (C) and (D).

(g) All Indemnifiable Damages shall be calculated net of the amount of any actual recoveries actually received by an Indemnified Person prior to the end of the applicable Claims Period under any existing insurance policies of the Company (in each case, calculated net of any actual collection costs and reserves, expenses, deductibles or premium adjustments or retrospectively rated premiums (as determined in good faith by an Indemnified Person) incurred or paid to procure such recoveries) in respect of any Indemnifiable Damages incurred, paid, reserved, accrued or otherwise suffered by any Indemnified Person; provided that no Indemnified Person shall have any obligation to seek to obtain or continue to pursue any such recoveries.

7.4 Period for Claims.

(a) The period during which claims may be made (the “Claims Period”) (i) for Indemnifiable Damages arising out of, resulting from or in connection with (A) the matters listed in clauses (i) and (ii) of Section 7.2(a) (other than with respect to any of the representations and warranties (I) of the Company contained in Section 2.2 (Capital Structure), Section 2.3 (Authority; Non-contravention), Section 2.9 (Intellectual Property), Section 2.10 (Taxes), Section 2.11 (Employee Benefits) or Section 2.18 (Environmental, Health and Safety Matters), (II) of the Company contained in any certificate delivered to Purchaser pursuant to this Agreement, other than the Company Closing Financial Certificate, that are within the scope of those covered by the foregoing Sections (the representations and warranties described in clauses (I) and (II), the “Fundamental Representations”) or (III) of PPS in its Stock Transfer Agreement or any PPS Stockholder that delivered a Stock Transfer Agreement in such Stock Transfer Agreement (together with the Fundamental Representations, the “PPS Fundamental Representations”)) or (B) the failure of any representation or warranty of the Company in the Company Closing Financial Certificate shall commence at the Closing and terminate at 11:59 p.m. Pacific time on the last date of the Indemnity Escrow Period and (ii) for Indemnifiable Damages arising out of, resulting from or in connection with all other matters listed in Section 7.2, shall commence at the Closing and terminate at 11:59 p.m. Pacific Time on the date that is (A) in the case of claims for Indemnifiable Damages arising out of, resulting from or in connection with (I) the failure of any of the representations and warranties made by the Company in Section 2.10 (Taxes) to be true and correct as aforesaid or (II) Pre-Closing Taxes, six years following the Closing Date and (B) in all other cases, the expiration of the applicable statute of limitations. Notwithstanding anything to the contrary contained herein, such portion of the PPS Indemnity Escrow Fund at the expiration of the Indemnity Escrow Period as may be necessary to satisfy any unresolved or unsatisfied claims for Indemnifiable Damages specified in any Claim Certificate delivered to the PPS Agent prior to the expiration of the Indemnity Escrow Period shall remain in the PPS Indemnity Escrow Fund until such claims for Indemnifiable Damages have been resolved or satisfied; provided that, to the maximum extent possible, such remaining amount shall comprise (I) first, cash, (II) second shares of Purchaser Stock that are not shares of Dual Escrow Stock, if any, and (III) third, shares of Dual Escrow Stock.

(b) The Claims Period during which claims for Indemnifiable Damages may be made (i) against the NBT Indemnity Escrow Fund for Indemnifiable Damages arising out of, resulting from or in connection with (A) the matters listed in clauses (i) and (ii) of Section 7.2(b) (other than with respect to any of the (I) Fundamental Representations or (II) representations and warranties of NBT in its Stock Transfer Agreement (together with the Fundamental Representations, the “NBT Fundamental Representations”)) or (B) the failure of any representation or warranty of the Company in the Company Closing Financial Certificate shall commence at the Closing and terminate at 11:59 p.m. Pacific time on the last date of the Indemnity Escrow Period and (ii) for Indemnifiable Damages arising out of, resulting from or in connection with all other matters, shall commence at the Closing and terminate at 11:59 p.m. Pacific Time on the date that is (A) in the case of claims for Indemnifiable Damages arising out of, resulting from or in connection with (I) the failure of any of the representations and warranties made by the Company in Section 2.10 (Taxes) to be true and correct as aforesaid or (II) Pre-Closing Taxes, six years following the Closing Date and (B) in all other cases, the expiration of the applicable statute of limitations. Notwithstanding anything to the contrary contained herein, such portion of the NBT

Indemnity Escrow Fund at the expiration of the Indemnity Escrow Period as may be necessary to satisfy any unresolved or unsatisfied claims for Indemnifiable Damages specified in any Claim Certificate delivered to NBT prior to the expiration of the Indemnity Escrow Period shall remain in the NBT Indemnity Escrow Fund until such claims for Indemnifiable Damages have been resolved or satisfied.

7.5 Claims.

(a) From time to time during the Claims Period, Purchaser may deliver to the PPS Agent or NBT, as applicable, one or more certificates signed by any officer of Purchaser (each, a “Claim Certificate”):

(i) stating that an Indemnified Person has incurred, paid, reserved or accrued, or in good faith reasonably believes that it may incur, pay, reserve or accrue, Indemnifiable Damages (or that with respect to any Tax matters, that any Tax Authority may raise such matter in audit of Purchaser or its subsidiaries, that could give rise to Indemnifiable Damages);

(ii) stating the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably believed by Purchaser in good faith to be incurred, paid, reserved, accrued or demanded by a third party); and

(iii) specifying in reasonable detail (based upon the information then possessed by Purchaser) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related.

(b) No delay in providing such Claim Certificate within the Claims Period shall affect an Indemnified Person’s rights hereunder, unless (and then only to the extent that) the PPS Agent or NBT, as applicable, is materially prejudiced thereby. Any Claim Certificate may be updated and amended from time to time by Purchaser delivering an updated or amended Claim Certificate, so long as the delivery of the original Claim Certificate is made within the applicable Claims Period and only in the event that such Claim Certificate, as so updated or amended, continues to satisfy the requirements of clauses (i) through (iii) of Section 7.5(a); provided that Purchaser shall be obligated to update, on a reasonably prompt basis and in no event longer than six months from the date of submission or the last update, any delivered Claim Certificate to the extent that Purchaser in good faith reasonably believes that the amount of Indemnifiable Damages stated therein shall have ceased to be accurate in all material respects.

7.6 Resolution of Objections to Claims.

(a) If the PPS Agent or NBT, as applicable, does not contest, by written notice to Purchaser, any claim or claims by Purchaser made in any Claim Certificate within the 45-day period following receipt of the Claim Certificate, then the Escrow Agent shall, within three Business Days of Purchaser’s written certification, distribute to Purchaser an amount of cash and/or number of shares of Purchaser Stock (the value thereof being based on the Purchaser Stock Price) from the PPS Indemnity Escrow Fund or an amount of cash from the NBT Indemnity Escrow Fund, as applicable, having a total value equal to the amount of any Indemnifiable Damages corresponding to such claim or claims as set forth in such Claim Certificate.

(b) If the PPS Agent or NBT, as applicable, objects in writing to any claim or claims by Purchaser made in any Claim Certificate within the 45-day period set forth in Section 7.6(a), Purchaser and the PPS Agent or NBT, as applicable, shall attempt in good faith for 45 days after Purchaser’s receipt of such written objection to resolve such objection. If Purchaser and the PPS Agent or NBT, as applicable, shall so agree, a joint written instruction setting forth such agreement shall be prepared, signed by Purchaser and the PPS Agent or NBT, as applicable, and delivered to the Escrow Agent. Upon receipt of such instruction, the Escrow Agent shall distribute to Purchaser an amount of cash and/or a number of shares of Purchaser Stock (the value thereof being based on the Purchaser Stock Price) from the PPS Indemnity Escrow Fund or cash from the NBT Indemnity Escrow Fund, as applicable, in accordance with the terms of such joint written instruction.

(c) If no such agreement can be reached during the 45-day period for good faith negotiation set forth in Section 7.6(b), but in any event upon the expiration of such 45-day period, either, on the one hand, Purchaser or, on the other hand, the PPS Agent or NBT, as applicable, may commence Dispute Resolution in accordance with Section 8.13. The decision of the arbitrator in such Dispute Resolution as to the validity and amount of any claim in such Claim Certificate shall be non-appealable, binding and conclusive upon the parties hereto and the PPS Stockholders, and Purchaser shall be entitled to instruct the Escrow Agent to distribute to Purchaser an amount of cash and/or number of shares of Purchaser Stock (the value thereof being based on the Purchaser Stock Price) from the PPS Indemnity Escrow Fund or cash from the NBT Indemnity Escrow Fund, as applicable, in accordance therewith.

7.7 PPS Agent.

(a) At the Closing, James P. Donovan shall be constituted and appointed as the PPS Agent. The PPS Agent shall be the agent for and on behalf of PPS and the PPS Stockholders to: (i) execute, as PPS Agent, this Agreement and any agreement or instrument entered into or delivered in connection with the Purchase, (ii) give and receive notices, instructions and communications permitted or required under this Agreement, or any other agreement, document or instrument entered into or executed in connection herewith, for and on behalf of PPS and each PPS Stockholder, to or from Purchaser (on behalf of itself or any other Indemnified Person) relating to this Agreement or the Purchase and any other matters contemplated by this Agreement or by such other agreement, document or instrument (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by PPS and each PPS Stockholder individually), (iii) prepare the Allocation Statement, and resolve any disputes related thereto, pursuant to Section 6.6(b), (iv) review, negotiate and agree to and authorize Purchaser to reclaim any amount of cash and/or number of shares of Purchaser Stock from the PPS Indemnity Escrow Fund in satisfaction of claims asserted by Purchaser (on behalf of itself or any other Indemnified Person, including by not objecting to such claims) pursuant to this Article VII, and object to such claims pursuant to Section 7.6, (v) review, negotiate and agree to and authorize Purchaser to reclaim any amount of cash and/or number of shares of Purchaser Stock from the Goodwill Escrow Fund, or initiate (or elect not to initiate) or resolve a Goodwill Escrow Dispute, (vi) consent or agree to, negotiate, enter into, or, if applicable, contest, prosecute or defend, settlements and compromises of, and comply with Orders of courts and awards of arbitrators with respect to, such claims, resolve any such claims, take any actions in connection with the resolution of any dispute relating hereto or to the Purchase by arbitration, settlement or otherwise, and take or forego any or all actions permitted or required of PPS or any PPS Stockholder or necessary in the judgment of the PPS Agent for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, (vii) consult with legal counsel, independent public accountants and other experts selected by it, solely at the cost and expense of PPS or any PPS Stockholder, (viii) consent or agree to any amendment to this Agreement or to waive any terms and conditions of this Agreement providing rights or benefits to the Sellers in accordance with the terms hereof and in the manner provided herein, (ix) designate a Litigation Representative pursuant to Section 7.8 and (x) take all actions necessary or appropriate in the judgment of the PPS Agent for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance. Purchaser and its Affiliates (including after the Closing, the Company) shall be entitled to rely on the appointment of James P. Donovan as the PPS Agent and treat such PPS Agent as the duly appointed attorney-in-fact of PPS and each PPS Stockholder and has having the duties, power and authority provided for in this Section 7.7. PPS and each PPS Stockholder shall be bound by all actions taken and documents executed by the PPS Agent in connection with this Article VII, and Purchaser and other Indemnified Persons shall be entitled to rely exclusively on any action or decision of the PPS Agent. The Person serving as the PPS Agent may be replaced from time to time by the holders of a majority in interest of the aggregate amount of cash and number of shares of Purchaser Stock (the value thereof being based on the Purchaser Stock Price) then held in the PPS Indemnity Escrow Fund upon not less than 30 days’ prior written notice to Purchaser. No bond shall be required of the PPS Agent.

(b) The PPS Agent shall not be liable to PPS or any PPS Stockholder for any act done or omitted hereunder as the PPS Agent while acting in good faith (and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith) and without gross negligence or willful misconduct. The PPS Agent shall serve as the PPS Agent without compensation; provided that PPS shall (and the PPS Stockholders shall severally but not jointly) indemnify the PPS Agent and hold him harmless against any loss, Liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the PPS Agent and arising out of, resulting from or in connection with the acceptance or administration of his duties hereunder, including all out-of-pocket costs and expenses and fees of attorneys, accountants or other advisors or experts incurred by the PPS Agent in connection with such duties. If not paid directly to the PPS Agent by PPS or a PPS Stockholder, such losses, Liabilities or expenses may be recovered by the PPS Agent from the portion of the PPS Indemnity Escrow Fund otherwise distributable to PPS (and not distributed or distributable to an Indemnified Person or subject to a pending indemnification claim of an Indemnified Person) after the expiration of the Indemnity Escrow Period pursuant to the terms hereof, at the time of distribution.

(c) Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the PPS Agent that is within the scope of the PPS Agent’s authority under Section 7.7(a) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of PPS or all the PPS Stockholders and shall be final, binding and conclusive upon each such Person; and each Indemnified Person shall be entitled to rely exclusively upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Person. Purchaser, the Company and the Indemnified Persons are hereby relieved from any Liability to any Person for any acts done by them in accordance with such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the PPS Agent.

(d) The PPS Agent shall designate one or more Persons reasonably acceptable to Purchaser to serve as successor PPS Agents in the event of his resignation, death, incapacity or bankruptcy, which Person or Persons shall in such event succeed to and become vested with all the rights, powers, privileges and duties of the PPS Agent under this Agreement. Each successor PPS Agent shall designate one or more Persons reasonably acceptable to Purchaser to serve as successor PPS Agents in the event of such successor PPS Agent’s resignation, death, incapacity, bankruptcy or dissolution.

7.8 Third-Party Claims. In the event Purchaser becomes aware of a claim by a non-Affiliate third party (a “Third-Party Claim”) that Purchaser in good faith believes may result in a claim for Indemnifiable Damages by or on behalf of an Indemnified Person, Purchaser shall have the right in its sole discretion to conduct the defense of, and to settle or resolve, any such Third-Party Claim (and the reasonable costs and expenses incurred by Purchaser in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Indemnifiable Damages for which Purchaser shall be entitled to receive indemnification pursuant to a claim made hereunder, and such costs and expenses shall constitute Indemnifiable Damages subject to indemnification under Section 7.2 regardless of whether it is ultimately determined that such Third-Party Claim arose out of, resulted from or was in connection with a matter listed in Section 7.2; provided that (i) such costs and expenses shall be so included with respect to a Third-Party Claim only to the extent that an Indemnified Person would be entitled to recover for such costs and expenses as Indemnifiable Damages arising out of, resulting from or in connection with a matter listed in Section 7.2 assuming that such Third-Party Claim were ultimately determined in favor of the third party making such Third-Party Claim and (ii) if any Third-Party Claim is determined to have asserted both claims that arose out of, resulted from or were in connection with a matter listed in Section 7.2 and claims that did not, such Indemnifiable Damages shall include only the amount of reasonable costs and expenses incurred by Purchaser in connection with defense, settlement or resolution of such Third-Party Claim as may be apportioned to claims that substantially arose out of, resulted from or were in connection with a matter listed in Section 7.2). Purchaser shall promptly provide to one representative designated by the PPS Agent (on behalf of PPS and the PPS Stockholders) and one representative designated by NBT (such Seller’s “Litigation Representative”) copies of all pleadings, notices, demands and communications with respect to such Third-Party Claim. After execution of a joint defense/common interest agreement, each Seller’s Litigation Representative shall have reasonable access to counsel defending such matter to obtain an assessment of the defense of such matter, subject to execution by such Seller’s Litigation Representative of Purchaser’s (and, if required, such third party’s) reasonable non-disclosure agreement to the extent that such materials contain confidential or propriety information; provided that, if the provision of such pleadings, notices, demands and/or communications would affect any privilege relating to any Indemnified Person, such Seller’s Litigation Representative shall enter into a joint defense/common interest agreement with Purchaser solely to the extent necessary to preserve such privilege. Purchaser shall have the right in its sole discretion to determine and conduct the defense of, and to settle or resolve, any Third-Party Claim; provided that each Seller’s Litigation Representative shall be permitted to consult (in a non-binding fashion) with Purchaser on any dispositive motions related to such defense or any such settlement. Any costs and expenses of a Seller’s Litigation Representative shall be borne by such Seller. Unless otherwise consented to in writing in advance by Purchaser in its sole discretion, the PPS Agent or NBT, as applicable, and their Affiliates may not participate in any way not expressly provided in this Section 7.8 in any Third-Party Claim. Except with the consent of the PPS Agent or NBT, as applicable, which consent shall be deemed to have been given unless the PPS Agent or NBT, as applicable, shall have objected within 15 days after a written request for such consent by Purchaser, no settlement or resolution by Purchaser of any such Third-Party Claim shall be determinative of the existence of or amount of Indemnifiable Damages relating to such matter. In the event that the PPS Agent or NBT, as applicable, has consented to any such settlement or resolution, neither the PPS Agent nor NBT shall have any power or authority to object under Section 7.6 or any other provision of this Article VII to the amount of any claim by or on behalf of any Indemnified Person against the PPS Indemnity Escrow Fund or the NBT Indemnity Escrow Fund, as applicable, for indemnity with respect to such settlement or resolution.

7.9 Third-Party Claims Regarding NBT. Notwithstanding anything to the contrary contained herein, in the event NBT is a named defendant in any legal or regulatory proceeding, it will retain the right to conduct its own defense independent of Purchaser or any other Indemnified Person. Furthermore, in the event that any Third-Party Claim either (i) includes a demand for, and could reasonably foreseeably result in, Indemnifiable Damages payable by or otherwise attributed to NBT in excess of the amount of the NBT Indemnity Escrow Fund or (ii) includes an allegation that NBT was in violation of law or regulation, NBT and Purchaser shall enter into a mutually agreeable joint defense/common interest agreement (which will address conflicts of interest, separate representation and other relevant matters), and NBT and Purchaser shall jointly defend and cooperate in the defense, settlement and/or resolution of such matters, subject to the terms of such agreement, to the extent reasonably required to protect NBT’s and Purchaser’s respective interests; provided that Purchaser shall be entitled to be indemnified pursuant to, and subject to any limitations set forth in, this Article VII.

7.10 Treatment of Indemnification Payments. Purchaser, the PPS Agent and the Sellers agree to treat (and cause their respective Affiliates to treat) any payment received by the Indemnified Persons pursuant to this Article VII as adjustments to the Purchase Consideration for all Tax purposes, to the maximum extent permitted by Applicable Law.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Survival of Representations, Warranties and Covenants. If the Purchase is consummated, the representations and warranties made by the Company herein, in the Company Disclosure Schedule (including any exhibit or schedule to the Company Disclosure Schedule) and in the other certificates contemplated by this Agreement shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties hereto, until the date that is 15 months following the Closing Date; provided that regardless of any investigation or disclosure made by or on behalf of any of the parties hereto (i) the PPS Fundamental Representations and the NBT Fundamental Representations (other than the representations and warranties made by the Company in Section 2.10 (Taxes)) will remain operative and in full force and effect until the expiration of the applicable statute of limitations (if later than the expiration of 15 months following the Closing Date) and (ii) the representations and warranties made by the Company in Section 2.10 (Taxes) will remain operative and in full force and effect until the date that is six years following the Closing Date, in each case of clauses (i) and (ii) for claims against the Sellers that seek recovery of Indemnifiable Damages arising out of, resulting from or in connection with an inaccuracy in such representations or warranties; provided, further, that no right to indemnification pursuant to Article VII in respect of any claim that is set forth in an Claim Certificate delivered to the PPS Agent prior to the expiration of the Indemnity Escrow Period shall be affected by the expiration of such representations and warranties; provided, further, that such expiration shall not affect the rights of any Indemnified Person under Article VII or otherwise to seek recovery of Indemnifiable Damages arising out of, resulting from or in connection with any fraud or intentional misrepresentation by or on behalf of the Company until the expiration of the applicable statute of limitations. If the Purchase is consummated, the representations and warranties made by Purchaser herein and in the other certificates contemplated by this Agreement shall expire and be of no further force or effect as of the Closing. If the Purchase is consummated, all covenants, agreements and obligations of the parties hereto shall expire and be of no further force or effect as of the Closing, except to the extent such covenants, agreements and obligations provide that they are to be performed after the Closing; provided that no right to indemnification pursuant to Article VII in respect of any claim based upon any breach of a covenant, agreement or obligation shall be affected by the expiration of such covenant, agreement or obligation.

8.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i) if to Purchaser, to:

LendingClub Corporation

71 Stevenson St., Suite 300

San Francisco, CA 94105

Attention: Jason Altieri, General Counsel

Telephone No.: (415) 632-5600

Facsimile No.: (415) 632-5608

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Cynthia C. Hess

                 Andrew Luh

Telephone No.: (650) 988-8500

Facsimile No.: (650) 938-5200

(ii) If to the PPS Agent, to:

James P. Donovan, at the address set forth in Schedule 8.2 of the Company Disclosure Schedule with a copy (which shall not constitute notice) to:

Craig and Macauley Professional Corporation

Federal Reserve Plaza

600 Atlantic Avenue

Boston, MA 02210

Attention: William R. Moorman, Jr.

Telephone No.: (617) 367-9500

Facsimile No.: (617) 742-1788

(iii) If to NBT, to:

NBT Capital Corp.

52 South Broad Street

Norwich, New York 13815

Attention: Chief Executive Officer

Telephone No.: (607) 337-2265

Facsimile No.: (607) 336-7538

with a copy (which shall not constitute notice) to:

Goodwin Proctor LLP

Exchange Place

Boston, Massachusetts 02109

Attention: William P. Mayer

Telephone No.: (617) 570-1000

Facsimile No.: (617) 523-1231

Any notice given as specified in this Section 8.2 (i) if delivered personally or sent by facsimile transmission shall conclusively deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day or, if not sent or delivered on a Business Day, on the next following Business Day and (ii) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same.

8.3 Interpretation. When a reference is made herein to Articles, Sections, subsections, Schedules or Exhibits, such reference shall be to an Article, Section or subsection of, or a Schedule or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or Law, such reference is to such Contract, instrument or Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to any person include the successors and permitted assigns of that person, (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (vii) the phrases “provide to” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided and (viii) the phrase “made available to” and phrases of similar import means, with respect to any information, document or other material of Purchaser or the Company, that such information, document or material was made available for review by the Company or Purchaser, respectively, and its Representatives in the virtual data room established by Purchaser or the Company, respectively, in connection with this Agreement no later than on the Business Day immediately preceding the Agreement Date or actually delivered (whether by physical or electronic delivery) to the Company or Purchaser, respectively, or its Representatives no later than on the Business Day immediately preceding the Agreement Date. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent.

8.4 Amendment. Subject to Applicable Law, (i) the parties hereto may amend this Agreement by authorized action at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and (ii) Purchaser and the PPS Agent may amend this Agreement at any time after the Closing by execution of an instrument in writing signed on behalf of Purchaser and the PPS Agent.

8.5 Extension; Waiver. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto owed to such party, (i) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. Subject to Applicable Law, at any time after the Closing, Purchaser and the PPS Agent may (i) extend the time for the performance of any of the obligations of the other owed to such party, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing that is (x) prior to the Closing with respect to the Company and/or the Sellers, signed by the Company, (y) after the Closing with respect to the Sellers and/or the PPS Agent, signed by the PPS Agent and (z) with respect to Purchaser, signed by Purchaser. Without limiting the generality or effect of the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

8.6 Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

8.7 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Schedule, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that Article VII is intended to benefit the Indemnified Persons). Notwithstanding the foregoing, in no event shall this Section 8.7 be read to terminate or limit in any manner any rights conferred upon a PPS Stockholder pursuant to the terms of a Stock Transfer Agreement executed by such PPS Stockholder.

8.8 Assignment. Neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except (i) pursuant to a Stock Transfer Agreement and (ii) that Purchaser may assign its rights and delegate its obligations under this Agreement to any direct or indirect wholly owned subsidiary of Purchaser without the prior consent of any other party hereto; provided that, notwithstanding any such assignment, Purchaser shall remain liable for all of its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 8.8, NBT may assign the right to receive the shares of Purchaser Stock issuable to NBT pursuant to Section 1.1(a)(ii)(B) to NBT Financial Services, Inc. at or after the Closing, in which event (i) NBT shall cause such assignee to execute and deliver such documents required to be executed and delivered by NBT pursuant to Section 1.2(b) in connection with the issuance of such shares of Purchaser Stock to NBT and (ii) references herein to NBT with respect to such shares of Purchaser Stock shall be deemed also to be references to such assignee, as applicable; provided that, notwithstanding any such assignment, NBT shall remain liable for all of its obligations under this Agreement. Subject to the two immediately preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

8.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.10 Remedies Cumulative; Specific Performance. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein. Subject to Section 8.13, if any Proceeding relating to this Agreement or the enforcement of any provision hereof is brought by any party hereto against any other party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled at law or in equity.

8.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PURCHASE OR THE AGREEMENTS OR ACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THOSE OF PURCHASER, THE COMPANY, THE SELLERS OR THE PPS AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

8.12 Governing Law; Submission to Jurisdiction This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction. Subject to Section 8.13, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) solely in respect of the enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.11 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in New Castle County, Delaware.

8.13 Disputed Matters. Except as otherwise provided in this Agreement, and to the fullest extent permitted by law, any dispute, claim or controversy (in law or in equity) arising out of or relating to this Agreement (including the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Schedule) or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, (collectively, a “Dispute”) shall be resolved as follows (“Dispute Resolution”): (i) any Dispute shall first be submitted to mediation administered by the American Arbitration Association, which shall be concluded within 60 days following receipt of a written demand for mediation by any party hereto, and (ii) if mediation is unsuccessful, such Dispute shall be determined by arbitration (“Arbitration”) in Chicago, Illinois, before a panel of three qualified arbitrators having reasonable experience in transactions of the type provided for in this Agreement to be administered by the American Arbitration Association and employing its commercial arbitration rules then in effect. Any agreement of the applicable parties obtained from any such mediation or any award or decision obtained from any such Arbitration proceeding shall, to the fullest extent permitted by Applicable Law, be final and binding on the parties hereto and the PPS Stockholders, shall be un-appealable and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. To the fullest extent permitted by Applicable Law, no Proceeding based upon any claim arising out of, related to or in connection with this Agreement (including the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Schedule) shall be initiated in any court by any party hereto except a Proceeding (i) to obtain a preliminary injunction or other equitable relief pending the outcome of a mediation or arbitration proceeding commenced pursuant to this Section 8.13, (ii) to compel mediation and/or arbitration or (iii) to enforce an agreement of the applicable parties obtained in a mediation or a decision or award obtained in an Arbitration. In any Arbitration in which the amount of Indemnifiable Damages claimed by an Indemnified Person and set forth in a Claim Certificate is disputed in accordance with Section 7.6 and this Section 8.13, the arbitrator shall determine the amount (whether all, none or a portion of such claimed amount) for which such Indemnified Person shall be indemnified and held harmless pursuant to Section 7.2. In any Arbitration, the arbitrator shall award to the prevailing party, if any, the reasonable costs and attorneys’ fees reasonably incurred by the prevailing party in connection with such Arbitration. If the arbitrator(s) determine a party to be the prevailing party under circumstances where the prevailing party prevailed on some but not all of the claims and counterclaims or did not fully prevail in its position regarding damages, the arbitrator(s) may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with such Arbitration.

8.14 Rules of Construction The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, Purchaser, the Company, the Sellers and the PPS Agent have caused this Interest Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized (or with respect to the PPS Agent, personally as PPS Agent), all as of the date first written above.

LENDINGCLUB CORPORATION

By:	/s/ RENAUD LAPLANCHE
Name:	Renaud Laplanche
Title:	Chief Executive Officer

IN WITNESS WHEREOF, Purchaser, the Company, the Sellers and the PPS Agent have caused this Interest Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized (or with respect to the PPS Agent, personally as PPS Agent), all as of the date first written above.

SPRINGSTONE FINANCIAL, LLC

By:	/s/ MICHAEL GILROY
Name:	Michael Gilroy
Title:	President

IN WITNESS WHEREOF, Purchaser, the Company, the Sellers and the PPS Agent have caused this Interest Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized (or with respect to the PPS Agent, personally as PPS Agent), all as of the date first written above.

THE SELLERS

PREMIER PAYMENT SOLUTIONS, INC.

By:	/s/ JAMES DONOVAN
Name:	James Donovan
Title:	Chief Executive Officer

NBT CAPITAL CORP.

By:	/s/ MARTIN A. DIETRICH
Name:	Martin A. Dietrich
Title:	Chief Executive Officer

IN WITNESS WHEREOF, Purchaser, the Company, the Sellers and the PPS Agent have caused this Interest Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized (or with respect to the PPS Agent, personally as PPS Agent), all as of the date first written above.

THE PPS AGENT

/s/ JAMES P. DONOVAN
James P. Donovan

EXHIBIT A

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by Contract or otherwise.

“Anti-Corruption Law” means any Applicable Law relating to anti-bribery or anti-corruption (governmental or commercial), including the Foreign Corrupt Practices Act of 1977, as amended, and any other Applicable Law that prohibits the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Person, including any Government Official.

“Applicable Law” means, with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, directive, license, permit, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Orders applicable to such Person or such Person’s Affiliates or to any of their respective assets, properties or businesses.

“Application Package” has the meaning assigned to such term in the NBT Bank Agreement.

“Banks” means, collectively, ADS and NBT Bank.

“Borrower” has the meaning ascribed to such term in the NBT Bank Agreement.

“Business” means the business of the Company as currently conducted, and as currently proposed to be conducted, by the Company.

“Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California.

“Cause” has the meaning ascribed to such term in Schedule A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Closing Financial Certificate” means a certificate executed by the chief executive officer and chief financial officer, dated as of the Closing Date, certifying the following amounts: (i) any Company Debt (including an itemized list of each Company Debt with a description of the nature of such Company Debt and the Person to whom such Company Debt is owed), (ii) any Long-Term Company Debt (including an itemized list of each Long-Term Company Debt with a description of the nature of such Long-Term Company Debt and the Person to whom such Long-Term Company Debt is owed), (iii) Company Net Working Capital (including (A) the Company’s balance sheet as of the Closing prepared on a consistent basis with the Company Balance Sheet, (B) an itemized list of each element of the Company’s consolidated current assets included in the calculation of Company Net Working Capital and (C) an itemized list of each element of the Company’s consolidated total current liabilities included in the calculation of Company Net Working Capital) and (iv) incurred but unpaid Transaction Expenses.

“Company Damages” means all foreseeable losses, Liabilities, damages, including for lost profits and business interruption, fees, Taxes, interest, penalties, fines, costs and expenses that both (i) arose out of, resulted from or were in connection with the conduct of the Business as of and/or prior to the Closing and (ii) have or represent an adverse effect on the condition (financial or otherwise), assets (including intangible assets), Liabilities, business, prospects, operations or results of operations of the Company (and not of Purchaser, excluding the Company); provided that Company Damages shall not include any such losses, Liabilities, damages, fees, Taxes, interest, penalties, fines, costs and expenses that comprise solely lost value with respect to the Company, including such lost value calculated using any multiple of valuation metrics based upon revenue, operating income, EBITDA, net income or other similar financial performance measures; provided, further, that the limitation set forth in this definition shall not apply in the case of fraud or intentional misrepresentation by or on behalf of the Company, PPS and/or NBT. For the avoidance of doubt, the exclusion of lost value damages shall not limit the recovery of other Indemnifiable Damages to the extent such losses, Liabilities, damages, fees, Taxes, interest, penalties, fines, costs and expenses would otherwise comprise Company Damages.

“Company Debt” means, as of the Closing, all short-term indebtedness of the Company for borrowed money, whether current or funded, including any accrued and unpaid interest, fees, premiums and prepayment or termination penalties, including the current portion of any accrued and unpaid interest, fees, premiums and prepayment or termination penalties on Long-Term Company Debt; provided that Company Debt shall not otherwise include any Long-Term Company Debt or any Liabilities for incurred but unpaid Transaction Expenses.

“Company IP Rights” means (A) any and all Intellectual Property used in the conduct of the Business and (B) any and all other Intellectual Property owned by the Company.

“Company Net Working Capital” means (i) the Company’s total current assets as of the Closing (determined on a basis consistent with U.S. generally accepted accounting principles (GAAP)) less (ii) the Company’s total current liabilities as of the Closing (determined on a basis consistent with U.S. generally accepted accounting principles (GAAP)); provided that (A) the Company’s current assets shall (regardless of whether they would be treated as a current asset in the Company Balance Sheet) (I) include, without duplication, cash and cash equivalents (including highly liquid investments that can be converted into cash, or that have a maturity that ends, in either case, within 90-days following such time) held in the bank or brokerage accounts of the Company and (II) exclude (x) deferred Tax assets, (y) Restricted Cash, and (z) loans issued by the Banks under the Programs and (B) the Company’s current liabilities shall (regardless of whether they would be treated as a current liability in the Company Balance Sheet) (I) include, without duplication, (u) all accrued liabilities for vacation time and sick leave of the Company’s directors, employees and/or consultants, (v) all signing, change-of-control or other bonuses or severance payments payable by the Company to its respective directors, employees and/or consultants, whether payable at or following the Closing and any payroll, withholding or other Taxes arising out of, resulting from or in connection with any of the foregoing (to the extent that the foregoing has not been taken into account in a corresponding reduction in the cash balance included in Company Net Working Capital), (w) accounts payable and other accrued expenses and any guarantees of the Company of any

Liability of any third party, (x) Company Debt and (y) Liabilities for Pre-Closing Taxes (including any payroll, withholding or other Taxes arising out of, resulting from or in connection with any payment required pursuant to this Agreement or the Purchase), whether or not such Liabilities would be then due and payable, and (II) exclude (v) Long-Term Company Debt, (w) amounts owing under any capitalized or synthetic leases, (x) Liabilities for incurred but unpaid Transaction Expenses and (y) accrued bonuses (other than bonuses for signing, change-of-control or other bonuses or severance payments payable in connection with the Purchase); provided, further, that in the event that the Closing occurs other than at the end of a calendar month, current assets and current liabilities that relate to, or arise with respect to, the full month in which the Closing occurs shall be included in Company Net Working Capital in the same proportion as (x) the number of calendar days in such month prior to and including the Closing Date bears to (y) the numbers of calendar days in such month following the Closing Date.

“Company-Owned IP Rights” means Company IP Rights that are owned or are purportedly owned by the Company.

“Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company.

“Company Registered Intellectual Property” means, as of the Agreement Date, all United States, international and foreign, (A) patents and pending patent applications (including provisional applications), (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (C) registered Internet domain names, and (D) registered copyrights and applications for copyright registration, in each case ((A) through (D)) that are currently or have been owned, registered or filed by the Company.

“Company Source Code” means any software source code that is included in Company-Owned IP Rights.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the Agreement Date or as may hereafter be in effect, including all amendments, supplements, exhibits and schedules thereto.

“Disability” has the meaning ascribed to such term in Schedule A.

“Dual Escrow Stock” means a portion of the Purchaser Stock in the PPS Indemnity Escrow Fund that also constitutes a portion of the Purchaser Stock in the Goodwill Escrow Fund, which at the Closing shall be 411,356 shares of Purchaser Stock and shall be subject to reduction upon a distribution of any portion thereof pursuant to Section 1.1(c) and Article VII.

“Employment Offer Documents” means, collectively, (a) Purchaser’s standard form employment offer letter, personal information form, proprietary information and inventions agreement, code of business conduct and ethics and employee handbook acknowledgement form and (b) documentation of employment eligibility in the United States.

“Environmental, Health and Safety Requirements” means all Applicable Law concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect.

“Equity Interests” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested.

“Escrow Agent” means U.S. Bank, National Association, or another institution selected by Purchaser and reasonably satisfactory to the Company, in its capacity as escrow agent.

“Escrow Agreement” means the escrow agreement in substantially the form attached hereto as Exhibit F with such changes as Purchaser and the PPS Agent may agree in writing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Agreements” means (i) that certain Amended and Restated Investors’ Rights Agreement, dated as of April 16, 2014, by and among Purchaser and the Investors (as identified therein), (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 16, 2014, by and among Purchaser, the Investors (as identified therein) and the Key Holders (as identified therein) and (iii) that certain Amended and Restated Voting Agreement, dated as of April 16, 2014, by and among Purchaser, the Investors (as identified therein), the Key Holders (as identified therein).

“Founder” means each of James P. Donovan, Michael R. Donovan and Michael F. Gilroy.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

“Good Reason” has the meaning ascribed to such term in Schedule A.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority (including any governmental or political division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Indemnifiable Damages” means all losses, Liabilities, damages, fees, Taxes, interest, penalties, fines, costs and expenses (which shall include (x) solely with respect to a Third-Party Claim and not otherwise, the reasonable costs of investigation and defense of such Third-Party Claim and (y) the reasonable fees and expenses of counsel, experts and other professionals); provided that any such losses, Liabilities, damages, fees, Taxes, interest, penalties, fines, costs and expenses that are consequential, special, punitive, exemplary, lost profits, lost value or business interruption, or calculated using any multiple of valuation metrics based upon revenue, operating income, EBITDA, net income or other similar financial performance measures, shall only be Indemnifiable Damages to the extent either (i) claimed as components of, paid in connection with the settlement of, or awarded to a third party (excluding Purchaser and any Affiliate) in connection with a Third-Party Claim or (ii) comprising Company Damages; provided, further, that the limitation set forth in this definition shall not apply in the case of fraud or intentional misrepresentation by or on behalf of the Company, PPS and/or NBT.

“Intellectual Property” means any and all industrial and intellectual property rights and all rights associated therewith, throughout the world, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

“knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of the Founders and the officers of the Company; provided that such individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (A) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company that would reasonably be expected to be reviewed by an individual with the duties and responsibilities of such individual or (B) such knowledge could be obtained from reasonable inquiry of the employees of the Company charged with administrative or operational responsibility for the applicable matter.

“Liabilities” means all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, asserted or unasserted, known or unknown, whenever or however arising, including those arising under Applicable Law or any Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.

“Lien” means, with respect to any asset, any mortgage, easement, encroachment, equitable interest, right of way, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use, right of first refusal, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

“Loans” has the meaning assigned to such term in the NBT Bank Agreement.

“Long-Term Company Debt” means, as of the Closing, all long-term indebtedness of the Company for borrowed money, whether current or funded, including any accrued and unpaid interest, fees, premiums and prepayment or termination penalties.

“Material Adverse Effect” with respect to any Person means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether such Effect constitutes an inaccuracy in the representations or warranties, or a breach of the covenants, agreements or obligations, made by or of such Person herein, (i) is, or would reasonably be likely to be or become, materially adverse in relation to the near-term or longer-term condition (financial or otherwise), assets (including intangible assets), Liabilities, business, prospects, capitalization, employees, operations or results of operations of such Person and its subsidiaries, taken as a whole, except to the extent that any such Effect directly results from: (A) changes in general economic conditions (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors), (B) changes affecting the industry generally in which such Person operates (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors) or (C) changes in GAAP (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors) or (ii) adversely affects, or would reasonably be likely to adversely affect, such Person’s ability to perform or comply with the covenants, agreements or obligations of such Person herein or to consummate the Transactions in accordance with this Agreement and Applicable Law.

“Member” has the meaning set forth in the Company LLC Agreement.

“Non-Competition Agreement” means Purchaser’s form of non-competition/non-solicitation agreement.

“Note” has the meaning assigned to such term in the NBT Bank Agreement.

“Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of a Governmental Entity.

“Permitted Liens” means: (i) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payments of customs duties in connection with the importation of goods and (vi) non-exclusive object code licenses of software by the Company in the ordinary course of business consistent with past practice on its standard unmodified form of customer agreement (a copy of which has been provided to Purchaser).

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number or customer or account number, or any other piece of information that allows the identification of a natural person or is otherwise considered personally identifiable information or personal data under Applicable Law.

“Pre-Closing Taxes” means any Taxes of the Company for a Taxable period (or portion thereof) ending on or prior to the Closing Date. In the case of any Taxes of the Company that are imposed on a periodic basis and that are payable for a Taxable period that includes (but does not end on) the Closing Date, such Taxes shall (i) in the case of property, ad valorem or other Taxes that accrue based upon the passage of time, be deemed to be Pre-Closing Taxes in an amount equal to the amount of such Taxes for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period through and including the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any other Taxes, be deemed to be Pre-Closing Taxes in an amount equal to the amount of Taxes that would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that includes (but does not end on) the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date.

“Proceeding” means any private or governmental action, inquiry, claim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom.

“Programs” means, collectively, “Plan” and “Programs” as those terms are defined in the ADS Agreement and NBT Agreement, respectively.

“Pro Rata Share” means, at any time of determination, (i) to the extent that there is cash in the NBT Indemnity Escrow Fund, (A) with respect to PPS, 80.0%, and (B) with respect to NBT, 20.0%, and (ii) otherwise, (A) with respect to PPS, 100%, and (B) with respect to NBT, 0%.

“Provider” means each of the entities and individuals defined as “Providers” or “Participating Providers” in the ADS Agreement or the NBT Bank Agreement, respectively, or any other entity or individual that has entered into a Contract with the Company to become a provider under one of the Programs.

“Purchaser Stock” means the Series F Preferred Stock of Purchaser and any shares of common stock or other securities of Purchaser into which such Series F Preferred Stock is converted or exchanged.

“Purchaser Stock Price” means $20.3425 per share of Purchaser Stock; provided that if, at any time or from time to time on or after the Agreement Date, Purchaser effects a subdivision (or combination) of (i) the outstanding Purchaser Stock or (ii) the outstanding securities into which Purchaser Stock is convertible (without a corresponding change in the outstanding Purchaser Stock), the Purchaser Stock Price in effect immediately before such subdivision (or combination) shall be proportionately decreased (or increased).

“Representatives” means, with respect to a Person, such Person’s officers, directors, Affiliates, securityholders or employees, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them.

“Restricted Cash” has the meaning ascribed to such term on the Company Balance Sheet.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, partnership, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or purports to own, beneficially or of record securities or other interests representing more than 50% of the outstanding equity, voting power, or financial interests of such Person or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, escheat, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.

“Third-Party Intellectual Property Rights” means any and all Intellectual Property owned by a third party.

“Transaction Expenses” means all third-party fees, costs, expenses, payments and expenditures of the Company in connection with this Agreement and the Purchase, whether or not incurred, billed, accrued, paid or payable, including (i) the maximum amount of fees, costs expenses, payments and expenditures of legal counsel and accountants, (ii) any fees, costs, expenses, payments and expenditures payable to brokers, finders, financial advisors, investment bankers or similar Persons notwithstanding any earnouts, escrows or other contingencies and (iii) any such fees, costs, expenses, payments and expenditures incurred by Sellers paid for or to be paid for by the Company.

“Treasury Regulations” means the United States Treasury Department’s income tax regulations promulgated under the Code.

“Underwriting Standards” has the meaning ascribed to such term in the NBT Bank Agreement.

Other capitalized terms used herein and not defined in this Exhibit A shall have the meanings assigned to such terms in the following Sections:

“2012 Amended Tax Returns”	6.6(c)(iii)

“2013 Income Tax Returns”	6.6(c)(i)

“401(k) Plan”	1.2(b)(xiii)

“Accounting Firm”	1.4(d)

“Accounting Firm’s Determination”	1.4(f)

“Accounts Receivable”	2.4(e)

“ADP”	2.15(a)(iii)

“ADP Agreement”	2.15(a)(iii)

“ADS”	2.15(a)(ii)

“ADS Agreement”	2.15(a)(ii)

“Agreement Date”	Preamble

“Agreement”	Preamble

“Allocation Statement”	6.6(b)

“Amended and Restated Company LLC Agreement”	1.1(d)

“Applicable Distribution Amount”	1.1(c)(iii)(C)

“Author”	2.9(l)

“Certificate of Formation”	1.2(b)(ii)

“Claim Certificate”	7.5(a)

“Claims Period”	7.4

“Closing Date”	1.1(b)

“Closing”	1.1(b)

“Closing Statement”	1.4(b)

“Closing Tax Returns”	6.6(c)(ii)

“COBRA”	2.11(c)

“Company”	Preamble

“Company Authorizations”	2.7(b)

“Company Balance Sheet Date”	2.4(b)

“Company Balance Sheet”	2.4(b)

“Company Disclosure Schedule”	Article II

“Company LLC Agreement”	Recitals

“Confidentiality Agreement”	6.2(a)

“Contaminants”	2.9(r)

“Continuing Employee”	5.6(a)

“Determination Date”	1.4(d)

“Disputed Amounts”	1.4(c)

“Employee Plans”	2.11(a)

“ERISA”	2.11(a)

“ERISA Affiliate”	2.11(a)

“Escrow Agent”	7.1(a)

“Escrow Agreement”	7.1(a)

“Export Approvals”	2.20

“Financial Statements”	2.4(a)

“Fundamental Representations”	7.4

“Goodwill Escrow Dispute”	1.1(c)(iv)(A)

“Goodwill Escrow Fund”	1.1(c)(ii)(A)

“Goodwill Escrow Period”	1.1(c)(ii)(D)

“Government Contract”	2.15(a)(xxiv)

“Holder Stock Transfer Agreement”	Recitals

“Indemnifiable Damages”	7.2(a)

“Indemnified Persons”	7.2(a)

“Indemnity Escrow Period”	7.1(a)

“Indemnity Escrow Release Date”	7.1(a)

“Interest”	Recitals

“IT Systems”	2.9(r)

“Litigation Representative”	7.8

“Material Contracts”	2.15(a)

“NBT”	Preamble

“NBT Bank”	2.15(a)(i)

“NBT Bank Agreement”	2.15(a)(i)

“NBT Indemnity Escrow Fund”	7.1(b)

“NBT Threshold Amount”	7.3(a)

“non-exempt prohibited transaction”	2.11(c)

“Notice of Objection”	1.4(c)

“Open Source License”	2.9(p)

“Open Source Materials”	2.9(o)

“Pending Goodwill Escrow Distribution Fund”	1.1(c)(iii)(A)

“Post-Closing NWC Adjustment”	1.4(e)

“PPS”	Preamble

“PPS Agent”	Preamble

“PPS Agent’s Determination”	1.4(f)

“PPS Indemnity Escrow Fund”	7.1(a)

“PPS Stockholder”	3.8

“PPS Stockholder Stock Transfer Agreement”	Recitals

“PPS Threshold Amount”	7.3(a)

“Purchase”	Recitals

“Purchaser”	Preamble

“Purchaser 401(k) Plan”	6.5(b)

“Purchaser Periodic Reports”	5.3(b)

“Purchaser Registration Statement”	5.3(a)

“Purchaser’s Determination”	1.3(e)

“Released Parties”	3.6(a)

“Relevant Persons”	3.6(a)

“SEC”	5.3(b)

“Sellers”	Preamble

“Shareholder Claims”	3.6(a)

“Significant Provider”	2.20(b)

“Spreadsheet”	1.2(b)(xix)

“Stock Transfer Agreement”	Recitals

“Third-Party Claim”	7.8

“TILA”	2.9(q)

“Threshold Amount”	7.3(a)

“WARN Act”	2.11(m)

Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

LENDINGCLUB CORPORATION

Renaud Laplanche hereby certifies that:

ONE: The date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was October 2, 2006, and the original name of this corporation is SocBank Corporation.

TWO: He is the duly elected and acting Chief Executive Officer of LendingClub Corporation, a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

I.

The name of this company is LendingClub Corporation (the “Company”).

II.

The address of the registered office of this Company in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of this Company in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 311,307,087 shares, 186,000,000 of which shall be Common Stock (the “Common Stock”), and 125,307,087 of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.01 per share and the Common Stock shall have a par value of $0.01 per share.

B. Immediately upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Company’s Common Stock and Preferred Stock outstanding immediately prior to the filing of this Restated Certificate of Incorporation shall be reclassified as two (2) shares of Common Stock or Preferred Stock, respectively (the “Stock Split”). No further adjustment of any Conversion Price, preference, price or right set forth in this Article Fourth shall be made as a result of the Stock Split, as all share amounts, amounts per share and per share numbers set forth in this Restated Certificate of Incorporation have been appropriately adjusted to reflect the Stock Split.

C. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the Preferred Stock and Common Stock of the Company (voting together as a single class on an as-converted to Common Stock basis) irrespective of the provisions of Section 242(b)(2) of the DGCL.

D. 33,825,798 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”).

E. 32,788,650 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”).

F. 31,243,218 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”).

G. 18,015,356 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”)

H. 5,000,000 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred”).

I. 4,434,065 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the “Series F Preferred”).

J. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Common Stock are as follows:

1. DIVIDEND RIGHTS.

(a) Holders of Series A Preferred, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred, Series E Preferred and Series F Preferred, on a pari passu basis and prior in preference to the holders of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of six percent (6%) of the Original Issue Price (as defined below) for such shares per annum on each outstanding share of Series A Preferred, Series B Preferred, Series C Preferred Stock, Series D Preferred, Series E Preferred and Series F Preferred. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b) The “Original Issue Price” shall be $0.5325for the Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), shall be $0.37415 for the Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like

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with respect to such shares after the filing date hereof), shall be $0.78385 for the Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), shall be $1.7787for the Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), shall be $3.50 for the Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) and shall be $20.3425 for the Series F Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).

(c) In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Preferred Stock in a per share amount equal (on an as-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(d) The provisions of Section 1(c) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 5(k) hereof are applicable.

(e) Subject to any approvals otherwise required by this Restated Certificate of Incorporation, any repurchases by the Corporation of shares of shares of Common Stock by the Company upon termination of employment or service as a consultant or director may be made without regard to any preferential dividends arrear amount or any preferential rights amount (as such terms are defined in Section 500(b) of the California General Corporation Law (“CGCL”).

2. VOTING RIGHTS.

(a) General Rights.

(i) Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

(ii) Each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.

(iii) Except as otherwise provided herein or as required by law, the Preferred Stock shall vote together with the Common Stock at any annual or special meeting of the stockholders, and not as a separate class, and may act by written consent in the same manner as the Common Stock.

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(b) Series A Preferred Protective Provisions. For so long as any shares of Series A Preferred remain outstanding, consent of the holders of at least a fifty-five percent (55%) of the Series A Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series A Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock;

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series A Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series A Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series A Preferred in respect of any such right, preference or privilege.

(c) Series B Preferred Protective Provisions. For so long as any shares of Series B Preferred remain outstanding, consent of the holders of at least a majority of the Series B Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series B Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock;

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series B Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series B Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series B Preferred in respect of any such right, preference or privilege.

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(d) Series C Preferred Protective Provisions. For so long as any shares of Series C Preferred remain outstanding, consent of the holders of at least sixty percent (60%) of the Series C Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series C Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock;

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series C Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series C Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series C Preferred in respect of any such right, preference or privilege.

(e) Series D Preferred Protective Provisions. For so long as any shares of Series D Preferred remain outstanding, consent of the holders of at least sixty percent (60%) of the Series D Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series D Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock; or

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series D Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series D Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series D Preferred in respect of any such right, preference or privilege; or

(iv) any Liquidation Event pursuant to which the holders of Series D Preferred receive less than the Series D Preferred Liquidation Preference (as defined in Section 3(a) below) with respect to each share of Series D Preferred.

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(f) Series E Preferred Protective Provisions. For so long as any shares of Series E Preferred remain outstanding, consent of the holders of at least a majority of the Series E Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series E Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock; or

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series E Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series E Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series E Preferred in respect of any such right, preference or privilege; or

(iv) any Liquidation Event pursuant to which the holders of Series E Preferred receive less than the Series E Preferred Liquidation Preference (as defined in Section 3(a) below) with respect to each share of Series E Preferred.

(g) Series F Preferred Protective Provisions. For so long as any shares of Series F Preferred remain outstanding, consent of the holders of at least sixty-five percent (65%)of the Series F Preferred, voting as a separate class, shall be required for any action that:

(i) alters or changes the rights, preferences or privileges of the Series F Preferred (whether by merger, recapitalization, reorganization, consolidation or otherwise, other than an Acquisition or Asset Transfer that is subject to Section 2(h)(vi) hereof) in a manner that is different from any other series or class of stock; or

(ii) reclassifies, alters or amends any existing security of the Company that is pari passu with the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred in respect of any such right, preference or privilege; or

(iii) reclassifies, alters or amends any existing security of the Company that is junior to the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to, or pari passu with, the Series F Preferred in respect of any such right, preference or privilege;

(iv) any increase in the number of authorized shares of Series F Preferred; or

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(v) any Liquidation Event pursuant to which the holders of Series F Preferred receive less than the Series F Preferred Liquidation Preference (as defined in Section 3(a) below) with respect to each share of Series F Preferred.

(h) Preferred Stock Protective Provisions. For so long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least fifty five percent (55%) of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, voting together as a single class on an as converted basis, shall be necessary for effecting or validating any of the following actions (whether by merger, reorganization, amendment, consolidation or otherwise):

(i) any amendment, alteration, waiver or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation);

(ii) any alteration or change to the rights, preferences or privileges of the Preferred Stock;

(iii) any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) any authorization or any designation of any new class or series of stock (by reclassification or otherwise) or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Preferred Stock in right of redemption, liquidation preference, conversion, voting or dividend rights, or any increase in the authorized or designated number of any such class or series;

(v) any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock other than the acquisition of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;

(vi) any merger, corporate reorganization, Acquisition (as defined herein) or Asset Transfer (as defined herein);

(vii) any voluntary dissolution or liquidation of the Company; or

(viii) any increase or decrease in the authorized number of directors on the Board.

(i) Election of Board of Directors.

(i) For so long as any shares of Series B Preferred remain outstanding, the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board (the “Series B Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

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(ii) For so long as any shares of Series A Preferred remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board (the “Series A Directors”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) For so long as any shares of Preferred Stock remain outstanding, the holders of Preferred Stock, voting as a separate class on an as-converted basis, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director (the “Series Preferred Director” and, together with the Series A Directors and the Series B Director, the “Preferred Directors”).

(iv) The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(v) The holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(vi) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Company is subject to Section 2115 of the CGCL. During such time or times that the Company is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly nominated. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(vii) During such time or times that the Company is subject to Section 2115(b) of the CGCL, one or more directors may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the outstanding shares

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entitled to vote for that director as provided above; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall, on a pari passu basis, be entitled to receive by reason of their ownership of such stock, an amount per share of Series A Preferred equal to the Original Issue Price for the Series A Preferred plus all declared and unpaid dividends on such share of Series A Preferred (the “Series A Preferred Liquidation Preference”), an amount per share of Series B Preferred equal to the Original Issue Price for the Series B Preferred plus all declared and unpaid dividends on such share of Series B Preferred (the “Series B Preferred Liquidation Preference”), an amount per share of Series C Preferred equal to the Original Issue Price for the Series C Preferred plus all declared and unpaid dividends on such share of Series C Preferred (the “Series C Preferred Liquidation Preference”), an amount per share of Series D Preferred equal to the Original Issue Price for the Series D Preferred plus all declared and unpaid dividends on such share of Series D Preferred (the “Series D Preferred Liquidation Preference”), an amount per share of Series E Preferred equal to the Original Issue Price for the Series E Preferred plus all declared and unpaid dividends on such share of Series E Preferred (the “Series E Preferred Liquidation Preference”), and an amount per share of Series F Preferred equal to the Original Issue Price for the Series F Preferred plus all declared and unpaid dividends on such share of Series F Preferred (the “Series F Preferred Liquidation Preference”), respectively; provided, however, if, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Preferred Stock of their respective liquidation preferences set forth in this Section 3(a), then the holders of shares of Preferred Stock shall share ratably in any distribution of the funds and assets legally available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) After payment in full of the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference, the Series E Liquidation Preference and the Series F Liquidation Preference in accordance with Section 3(a) above, the assets of the Company legally available for distribution in such Liquidation Event, if any, shall be distributed ratably to the holders of the Common Stock and Preferred Stock on an as-converted to Common Stock basis.

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4. ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) In the event that the Company is a party to an Acquisition or Asset Transfer (each as hereinafter defined), such Acquisition or Asset Transfer shall be deemed to be a Liquidation Event as defined in Section 3(a) above for all purposes under this Restated Certificate of Incorporation, and each holder of Preferred Stock shall be entitled to receive, for each share of Preferred Stock then held, and each holder of Common Stock shall be entitled to receive, for each share of Common Stock then held, out of the proceeds of such Acquisition or Asset Transfer, the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3 above.

(b) For the purposes of this Section 4: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided, however, that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean any transaction or series of related transactions to which the Company is a party that results in a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(c) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

5. CONVERSION RIGHTS.

The holders of Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock as provided herein.

(b) Series F Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series F Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series F Preferred Conversion Rate” then in effect by the number of shares of Series F Preferred being converted. The conversion rate in effect at any time for conversion of the Series F Preferred (the

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“Series F Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series F Preferred by the Conversion Price for the Series F Preferred, calculated as provided in Section 5(h).

(c) Series E Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series E Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series E Preferred Conversion Rate” then in effect by the number of shares of Series E Preferred being converted. The conversion rate in effect at any time for conversion of the Series E Preferred (the “Series E Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series E Preferred by the Conversion Price for the Series E Preferred, calculated as provided in Section 5(h).

(d) Series D Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series D Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series D Preferred Conversion Rate” then in effect by the number of shares of Series D Preferred being converted. The conversion rate in effect at any time for conversion of the Series D Preferred (the “Series D Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series D Preferred by the Conversion Price for the Series D Preferred, calculated as provided in Section 5(h).

(e) Series C Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series C Preferred Conversion Rate” then in effect by the number of shares of Series C Preferred being converted. The conversion rate in effect at any time for conversion of the Series C Preferred (the “Series C Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series C Preferred by the Conversion Price for the Series C Preferred, calculated as provided in Section 5(h).

(f) Series B Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series B Preferred Conversion Rate” then in effect by the number of shares of Series B Preferred being converted. The conversion rate in effect at any time for conversion of the Series B Preferred (the “Series B Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series B Preferred by the Conversion Price for the Series B Preferred, calculated as provided in Section 5(h).

(g) Series A Preferred Conversion Rate. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion in accordance with this Section 5 shall be the product obtained by multiplying the “Series A Preferred Conversion Rate” then in effect by the number of shares of Series A Preferred being converted. The conversion rate in effect at any time for conversion of the Series A Preferred (the “Series A Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price for the Series B Preferred by the Conversion Price of the Series B Preferred, calculated as provided in Section 5(h).

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(h) Conversion Price. The conversion price for the Series F Preferred shall initially be the Original Issue Price for the Series F Preferred, the conversion price for the Series E Preferred shall initially be the Original Issue Price for the Series E Preferred, the conversion price for the Series D Preferred shall initially be the Original Issue Price for the Series D Preferred, the conversion price for the Series C Preferred shall be the Original Issue Price for the Series C Preferred, the conversion price the Series B Preferred and the conversion price for the Series A Preferred shall initially be the Original Issue Price for the Series B Preferred (such applicable conversion price for each series of Preferred Stock being the “Conversion Price”). The initial Conversion Price of each series of Preferred Stock shall be adjusted from time to time in accordance with this Section 5. All references to the Conversion Price herein shall mean the Conversion Price of each series of Preferred Stock as so adjusted.

(i) Mechanics of Conversion. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) at the Company’s option, either in cash (to the extent sufficient funds are legally available) or in Common Stock (at the Common Stock’s fair market value reasonably determined in good faith by the Board as of the date of such conversion), any declared and unpaid dividends on such shares of Preferred Stock being converted and (ii) in cash (at the Common Stock’s fair market value reasonably determined in good faith by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(j) Adjustment for Stock Splits and Combinations. If, at any time or from time to time on or after the date that the first share of Series F Preferred Stock is issued (the “Original Issue Date”), the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Conversion Price for each series of Preferred Stock, in effect immediately before that subdivision shall be proportionately decreased. Conversely, if, at any time or from time to time after the Original Issue Date, the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(j) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(k) Adjustment for Common Stock Dividends and Distributions. If, at any time or from time to time on or after the Original Issue Date, the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of Preferred Stock, the Conversion Price for each series of Preferred Stock then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Conversion Price for each series of Preferred Stock shall be adjusted by multiplying the Conversion Price of such series of Preferred Stock then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price for each series of Preferred Stock shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for each series of Preferred Stock shall be adjusted pursuant to this Section 5(k) to reflect the actual payment of such dividend or distribution.

(l) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. It at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Preferred Stock after the

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capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price for each series of Preferred Stock then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(m) Sale of Shares Below Conversion Price.

(i) If at any time or from time to time on or after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 5(m) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(j), 5(k) or 5(l) above, for an Effective Price (as defined below) less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale) (a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Conversion Price of such series of Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance or sale by a fraction equal to:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Conversion Price of such series of Preferred Stock in effect immediately prior to such issue or sale, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued (or deemed so issued or sold).

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to the Conversion Price of any series of Preferred Stock in an amount less than one cent per share. Any adjustment required by this Section 5(m) shall be rounded to the nearest one cent $0.01 per share. Any adjustment otherwise required by this Section 5(m) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the Conversion Price of a series of Preferred Stock.

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(iii) For the purpose of making any adjustment required under this Section 5(m), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be determined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section 5(m), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price of a series of Preferred Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(v) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

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(vi) No further adjustment of the Conversion Price of a series of Preferred Stock, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price of a series of Preferred Stock, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price of such series of Preferred Stock that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

(vii) For the purpose of making any adjustment to the Conversion Price of the Preferred Stock required under this Section 5(m), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(m) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock actually issued upon conversion of the Preferred Stock;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to (x) the 2007 Stock Incentive Plan of the Company (the “2007 Stock Incentive Plan”) or (y) stock purchase or stock option plans or other arrangements that are approved by the Board (including at least a majority of the Preferred Directors);

(C) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board (including at least a majority of the Preferred Directors);

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(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board (including at least a majority of the Preferred Directors);

(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company that may not otherwise be made under the 2007 Stock Incentive Plan; provided that the issuance of such shares has been approved by the Board (including at least a majority of the Preferred Directors);

(G) any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board (including at least a majority of the Preferred Directors);

(H) shares of Common Stock issued pursuant to a registration statement filed under the Securities Act of 1933, as amended, pertaining to a Qualified Public Offering (as hereinafter defined); and

(I) any shares of Common Stock, Preferred Stock, Convertible Securities issued or issuable hereafter that are (i) approved by a majority of the Board (including at least a majority of the Preferred Directors), (ii) approved by the vote of the holders of at least fifty five percent (55%) of the Preferred Stock then outstanding, voting together as a single class on an as converted basis, (iii) approved by the vote of the holders of at least sixty percent (60%) of the Series D Preferred then outstanding, voting as a separate class, (iv) at least a majority of the Series E Preferred then outstanding and (v) at least sixty-five percent (65%) of the Series F Preferred then outstanding, voting as a separate class, as being excluded from the definition of “Additional Shares of Common Stock” hereunder.

Notwithstanding the foregoing, if the Company shall issue any shares of Common Stock and/or options, warrants or other Common Stock purchase rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company in excess of the number of shares of Common Stock reserved for issuance under the 2007 Stock Incentive Plan as of the Original Issue Date (as such number of shares may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Original Issue Date) after the Original Issue Date without the approval of the holders of at least fifty five percent (55%) of the shares of Preferred Stock then outstanding, voting together as a single class on an as-converted basis, then such shares of Common Stock and/or options, warrants or other Common Stock purchase rights shall be deemed “Additional Shares of Common Stock” for purposes of determining the rights of the holders of Preferred Stock to an adjustment to their respective Conversion Prices, and the amounts of any such adjustments, pursuant to this Section 5(m).

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to

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this Section 5(m). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(m), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(m), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(viii) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then, in the event that the Company subsequently issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), the Conversion Price of a series of Preferred Stock shall be reduced to the Conversion Price of such series of Preferred Stock that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(n) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price of a series of Preferred Stock, for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, if the Preferred Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price of a series of Preferred Stock at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock. Failure to request or provide such notice shall have no effect on any such adjustment.

(o) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of at least fifty five percent (55%) of the outstanding Preferred Stock), a notice specifying (A) the date on

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which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(p) Automatic Conversion.

(i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate of such series of Preferred Stock (A) in connection with a Qualified Public Offering (as defined below) whereby, (x) immediately upon the closing of a firmly underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “33 Act”), covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company and any stockholders of the Company selling shares of Common Stock in such offering, if any (“Selling Stockholders”), collectively, are at least $30,000,000 (before underwriting discounts, commissions and fees) or (y) immediately upon the closing of a firmly underwritten initial public offering pursuant to an effective registration statement under the 33 Act covering the offer and sale of Common Stock for the account of the Company and Selling Stockholders, if any, upon the approval of such initial public offering by the affirmative election of the holders of at least fifty five percent (55%) of the outstanding shares of the Preferred Stock, voting as a single class on an as-converted to Common Stock basis (in each case, a “Qualified Public Offering”) or (B) if not in connection with a Qualified Public Offering, at any time upon the affirmative election of the holders of at least fifty five percent (55%) of the outstanding shares of the Preferred Stock, voting as a single class on an as-converted to Common Stock basis; provided that a conversion of shares of Series D Preferred pursuant to this clause (B) shall also require the affirmative election of the holders of at least sixty five percent (65%) of the outstanding shares of Series D Preferred, voting as a separate class and provided further that a conversion of shares of Series E Preferred pursuant to this clause (B) shall also require the affirmative election of the holders of at least a majority of the outstanding shares of Series E Preferred, voting as separate class and provided further that a conversion of shares of Series F Preferred pursuant to this clause (B) shall also require the affirmative election of the holders of at least sixty-five percent (65%) of the outstanding shares of Series F Preferred, voting as separate class. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(i).

(ii) Upon the occurrence of either of the events specified in Section 5(p)(i) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen

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or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(i).

(q) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as reasonably determined in good faith by the Board) on the date of conversion.

(r) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(s) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by communication in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(t) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

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(u) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary and to the extent not waived pursuant to Article IV, Section 5 (m)(vii)(I), any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively, and either generally or in a particular instance, by the consent or vote of the holders of each such series of Preferred Stock, voting separately, as follows: (i) in the case of the Series A Preferred, at least fifty-five percent (55%) of such series of Preferred Stock, (ii) in the case of the Series B Preferred, at least a majority of such series of Preferred Stock, (iii) in the case of the Series C Preferred, at least sixty percent (60%) of such series of Preferred Stock, (iv) in the case of the Series D Preferred, at least sixty percent (60%) of such series of Preferred Stock, (v) in the case of the Series E Preferred, at least a majority of such series of Preferred Stock and (vi) in the case of the Series F Preferred, at least sixty-five percent (65%) of such series of Preferred Stock; provided, in the event that any shares of Common Stock, Preferred Stock, Convertible Securities are excluded from the definition of “Additional Shares of Common Stock” (as defined in Article IV, Section 5 (m)(vii)) by the requisite vote of the holders of Preferred Stock as set forth in Article IV, Section 5 (m)(vii)(I), no separate waiver under this subsection (t) shall be required to approve any such exclusion from the definition of “Additional Shares of Common Stock”.

6. REDEMPTION.

No shares of Preferred Stock shall be redeemable.

7. NO REISSUANCE OF PREFERRED STOCK.

No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

G. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows (in each case, except as otherwise set forth in this Restated Certificate of Incorporation or as may be provided by the laws of the State of Delaware): (1) each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote; (2) except for and subject to those rights expressly granted to the holders of the Preferred Stock, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (a) the right to receive dividends, when and as declared by the Board out of assets legally available therefor and (b) in the event of any distribution of assets upon a Liquidation Event or otherwise, the right to receive ratably and equally all the assets and funds of the Company remaining after the payment to the holders of shares of Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation Event as herein provided.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw

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provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Company is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

D. In the event that a member of the Board who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly and solely in connection with such individual’s service as a member of the Board) and that may be an opportunity of interest for both the Company and such Fund (a “Corporate Opportunity”), then the Company (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Company and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Company or any of its affiliates; provided, however, that such director acts in good faith.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Restated Certificate of Incorporation.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class on an as-converted basis, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

D. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application

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in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

* * * *

FOUR: This Restated Certificate of Incorporation has been duly approved by the Board.

FIVE: This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

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IN WITNESS WHEREOF, LENDINGCLUB CORPORATION has caused this Restated Certificate of Incorporation to be signed by its President this 15th day of April, 2014.

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

Exhibit 4.1

LENDINGCLUB CORPORATION

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

APRIL 16, 2014

LENDINGCLUB CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 16th day of April, 2014, by and among LENDINGCLUB CORPORATION, a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”),Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”) and/or Series E Preferred Stock (the “Series E Stock”) and have also been granted certain registration rights, information rights and other rights under that certain Amended and Restated Investor Rights Agreement by and among the Company and the Prior Investors dated as of June 1, 2012, as subsequently amended on April 18, 2013, April 24, 2013 and November 4, 2013 (the “Prior Agreement”);

WHEREAS, certain Investors (the “Series F Investors”) have agreed to purchase shares of the Company’s Series F Preferred Stock (the “Series F Stock” together with the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the “Preferred Stock”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Investors and the Company; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Prior Investors who hold at least fifty five percent (55%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) hereby agree that the Prior Agreement shall be amended and restated pursuant to Section 5.5 of the Prior Agreement in its entirety by this Agreement, and the parties hereto desire to enter into this Agreement in order to grant registration, information rights and other rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Acquisition” shall have the meaning ascribed to such term in the Restated Certificate.

(b) “Advisory Entity” shall mean each of T. Rowe Price, Wellington, Blackrock, Capital Group and Sands Capital.

(c) “Advised Holder” shall mean each of the T. Rowe Price Investors, the Wellington Investors, the Blackrock Investors, the Capital Group Investors and the Sands Capital Investors.

(d) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided, however, that “Affiliate” with respect to any Advised Holder shall include other funds and accounts managed by the same Advisory Entity.

(e) “Blackrock” shall mean Blackrock Advisers, LLC and any successor or affiliated registered investment advisor to the Blackrock Investors.

(f) “Blackrock Investors” shall mean the Investors that are advisory clients of Blackrock with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the Blackrock Investors are set forth on Schedule 1 attached hereto.

(g) “Capital Group” shall mean Capital Research and Management Company and any successor or affiliated registered investment advisor to the Capital Group Investors.

(h) “Capital Group Investors” shall mean the Investors that are advisory clients of Capital Group with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the Capital Group Investors are set forth on Schedule 1 attached hereto.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(j) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(k) “fully-diluted capitalization” means the number of shares of Common Stock deemed to be outstanding that is the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted, (C) the

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number of shares of capital stock of the Company which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date and (D) the number of unallocated shares of Common Stock reserved for issuance pursuant to options, warrants or other Common Stock purchase rights issuable pursuant to the 2007 Stock Incentive Plan of the Company.

(l) “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(m) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(n) “Member Payment Dependent Notes” means those promissory notes issued by the Company on the Company’s online platform.

(o) “Major Investor” means an Investor that, together with its Affiliates, owns at least 10,000,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) of Registrable Securities or at least 490,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) of Series F Stock; provided, however, that each of Bay Partners XI, L.P. and its Affiliates, Union Square Ventures Opportunity Fund, L.P. and its Affiliates (collectively, “USV”), KPCB Holdings, Inc., as nominee, and its Affiliates (collectively, “KPCB”), Valinor Capital Partners SPV VI LLC and its Affiliates (“Valinor”), Google Inc. and its Affiliates and DST Global III, L.P. and its Affiliates (“DST”) shall be deemed to be a Major Investor for the purposes of this Agreement, so long as each such Person holds at least 2,000,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) of Registrable Securities. For so long as Google Inc. holds at least 2,000,000 shares or Registrable Securities, the vote or written consent of Valinor, Google, Inc. or DST (as applicable) shall be necessary for effecting or validating any amendment to the definition of Major Investor which adversely affects the right of such party. Notwithstanding the foregoing, each Advised Holder shall be considered “Major Investor” for the purposes of this Agreement. For so long as the Advised Holders hold any shares of Registrable Securities, the vote or written consent of the Advised Holders shall be necessary for effecting or validating any amendment to the definition of Major Investor which adversely affects the right of such party.

(p) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(q) “Preferred Directors” shall have the meaning ascribed to such term in the Restated Certificate.

(r) “Qualified Public Offering” shall have the meaning ascribed to such term in the Company’s Restated Certificate of Incorporation as in effect on the date hereof.

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(s) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(t) “Registrable Securities” means:

(1) all shares of Common Stock of the Company held by any Investor or any Investor’s Affiliates that are now owned or may hereafter acquired by any Investor, including, without limitation, shares of Common Stock of the Company issuable or issued upon conversion of the Shares; and

(2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such above-described securities.

Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(u) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(v) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(w) “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation as it may be amended from time to time

(x) “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as may be amended from time to time.

(y) “Sands” shall mean Sands Capital Ventures, LLC and any successor or affiliated investment advisor to the Sands Capital Investors.

(z) “Sands Capital Investors” shall mean the Investors that are advisory clients of Sands Capital with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the Sands Capital Investors are set forth on Schedule 1 attached hereto.

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(aa) “SEC” or “Commission” means the Securities and Exchange Commission.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(cc) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale.

(dd) “Shares” shall mean the Company’s Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

(ee) “Special Registration Statement” shall mean (i) any registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction, (iii) any registration statement related to stock issued upon conversion of debt securities, or (iv) any registration statements related to the issuance of Member Payment Dependent Notes.

(ff) “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or affiliated registered investment advisor to the T. Rowe Price Investors.

(gg) “T. Rowe Price Investors” shall mean the Investors that are advisory clients of T. Rowe Price with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the T. Rowe Price Investors are set forth on Schedule 1 attached hereto.

(hh) “Wellington” shall mean Wellington Management Company LLC and any successor or affiliated registered investment advisor to the Wellington Investors.

(ii) “Wellington Investors” shall mean the Investors that are advisory clients of Wellington with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the Wellington Investors are set forth on Schedule 1 attached hereto.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition

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and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that internal securities counsel of any Advised Holder or Advisory Entity shall be deemed acceptable for transfers by any Investors who are advisory clients of such Advised Holder), that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (i) that is a partnership transferring to any affiliated partnership or to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to any affiliated corporation, Affiliate, wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to any affiliated limited liability company or to its members or former members in accordance with their interest in the limited liability company, (iv) that is an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (v) pursuant to a merger or reorganization of a U.S. registered mutual fund or (vi) to any other entity managed by a registered investment advisor; provided, however, that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

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(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering or in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of any Advised Holder or Advisory Entity shall be deemed acceptable for transfers by any Investors who are advisory clients of such Advised Holder) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided, however, that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably acceptable to the Company (it being understood that internal securities counsel of any Advised Holder or Advisory Entity shall be deemed acceptable for transfers by any Investors who are advisory clients of such Advised Holder) to the effect that such legend may be removed.

(f) The Company shall keep its securities held by the Advised Holders (other than Sands Capital Investors) in certificated physical form at least through the expiration or early release of the lock-up period as set forth in Section 2.11 below.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of a majority of the Registrable Securities then outstanding and for which the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use reasonable best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to

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include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, subject to the approval of the Holders of at least fifty five percent (55%) of the Registrable Securities held by the Holders, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. Each Advised Holder shall each be deemed to be a single “Holder,” for purpose of any pro rata reduction under this Section 2.2(b) and any such pro rata reduction with respect to any such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided, however, that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days after receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating

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that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to primary or secondary offerings of securities of the Company, but excluding registrations pursuant to Sections 2.2 and 2.4 and Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, notify the Company in writing. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and, second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling

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stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration if the inclusion of such shares would reduce the number of shares that may be included by the Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “Holder,” as defined in this sentence. Each Advised Holder shall each be deemed to be a single “Holder,” for purpose of any pro rata reduction under this Section 2.3(a) and any such pro rata reduction with respect to any such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, use reasonable best efforts to file a Form S-3 registration statement concerning the Registrable Securities and other securities so requested to be registered and to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

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(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(iii) if within thirty (30) days after receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement for such securities;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction.

(c) Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the participating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of at least fifty five percent (55%) of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion

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to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall use its reasonable best efforts to, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed ninety (90) days thereafter (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to suspend the effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive ninety (90) days with the consent of the holders of at least fifty five percent (55%) of the Registrable Securities registered under the applicable registration statement. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods in the same twelve (12) month period, exceed one hundred eighty (180) days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the suspension is in effect after receiving notice of such suspension; and (ii) use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

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(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act.

(d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) When the Company has knowledge, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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(i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(j) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

(k) Make available to each selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), upon request, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and investment advisors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities

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Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, its accountants, its attorneys, and any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished to

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the Company or its underwriters or representatives by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, accountants, attorneys, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, however, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder except in the case of fraud or willful actions.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent such failure is prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission;

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provided, however, that in no event shall any contribution by a Holder hereunder, together with any amount paid or required to be paid pursuant to Section 2.8(b) above, exceed the net proceeds from the offering received by such Holder except in the case of fraud or willful actions.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, affiliated fund, general partner, limited partner, retired partner, member or retired member, stockholder or Affiliate of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) following such transfer is a Major Investor, (d) is an Affiliate of such Holder, or (e) pursuant to a transfer permitted under Section 2.1(a) or (b); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to include such shares in a registration statement that would reduce the number of shares includable by the Holders unless consented to by the Holders of at least fifty five percent (55%) of the Registrable Securities then outstanding.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711) (the “Stand-Off Period”); provided, however, that all officers, directors and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a Special Registration Statement. Notwithstanding anything herein to the contrary, the provisions of this Section 2.11 shall not apply to any shares purchased in the Initial Offering or in the secondary market following the Initial Offering.

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2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by applicable law in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period. Prior to the Initial Offering, each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: to the extent accurate, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date three (3) years following an initial public offering that results in the automatic conversion of all outstanding shares of Preferred Stock; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than one percent (1%) of the Company’s outstanding Common Stock

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(treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities held by such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain proper books and records of account in accordance with generally accepted accounting principles consistently applied (except as noted therein), including all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) So long as a Major Investor holds shares of Preferred Stock or shares of Common Stock issued upon the conversion thereof, the Company shall:

(i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter (or such shorter period as required by the rules and regulations of the Exchange Act for filing the Company’s annual report on Form 10-K), furnish such Major Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors; and

(ii) furnish such Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that such statements need not contain all the notes that may be required under generally accepted accounting principles and year-end audit adjustments may not have been made.

(c) The Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

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(d) The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Advised Holder relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of the Advised Holder, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. In addition, the quarterly and annual financial statements delivered to the Advised Holders shall include current capitalization tables.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested, all with reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Major Investor agrees to use at least the same degree of care as such Investor uses to protect its own confidential information but in no event less than reasonable due care to keep confidential any information furnished to such Major Investor pursuant to Section 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Major Investor may disclose such proprietary or confidential information (i) to any Affiliate, registered investment advisor, partner, subsidiary or parent of such Major Investor as long as such Affiliate, registered investment advisor, partner, subsidiary or parent is advised of and has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Major Investor or any other party to which the information has been disclosed pursuant to Subsection 3.3(i) above; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Major Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) in response to any order or requirement of any court or other governmental body, provided that such Major Investor provides the Company with prompt notice of such order or requirement (to the extent that providing such notice is not prohibited by law) to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (vi) in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) to comply with applicable law, rule or regulation. For the sake of clarity, nothing contained in this Section 3.3 shall in any way restrict or impair the obligations of any Advisory Entity, to report the investment of its advisory clients (as Investors) in the Company in accordance with applicable laws and regulations, without any requirement of prior notice to the Company.

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3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board of Directors (including at least one Preferred Director), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest quarterly over the remaining three (3) years. If employees are permitted to purchase (by exercise of an option or otherwise) unvested shares, the Company shall have the right to repurchase such unvested shares, and the repurchase option shall provide that upon termination of service by such employee, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such holder.

3.6 Director and Officer Insurance. The Company shall use its commercially reasonable efforts to maintain directors and officers liability insurance from a financially sound and reputable insurer in such amount and on such terms as determined by the Board of Directors, until such time as the Board of Directors (including a majority of the Preferred Directors) determines that such insurance should be discontinued.

3.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

3.8 Assignment of Right of First Refusal. Subject to Section 3.4 of that certain Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith (the “Co-Sale Agreement”), in the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, unless otherwise prohibited by applicable law, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Major Investors at the time of such proposed transfer. Notwithstanding the foregoing, in the event that this Section 3.8 conflicts with the terms of the Co-Sale Agreement, the terms of the Co-Sale Agreement shall govern.

3.9 Directors’ Liability and Indemnification. The Restated Certificate and Bylaws of the Company shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the

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Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its reasonable best efforts to at all times maintain indemnification agreements substantially in the form attached to the Purchase Agreement as an exhibit with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

3.10 Reimbursement of Board of Director Expenses. The Company shall reimburse each member of the Company’s Board of Directors for his or her reasonable out-of-pocket travel costs incurred in attending meetings of the Board of Directors and other meetings or events attended at the request of and on behalf of the Company.

3.11 Approval. (a) Without the prior approval of the Company’s Board of Directors, which approval shall include the Board of Directors’ approval of the Company’s annual budget and operating plans as set forth in Section 3.1(c), the Company shall not (i) spend more than two hundred fifty thousand dollars ($250,000) on any single item or series of related items, (ii) incur any debt or guarantee any liability in excess of two hundred fifty thousand dollars ($250,000), (iii) make any loan, or (iv) enter into any agreement with any party affiliated with the Company or its officers, directors or stockholders; and (b) without the prior unanimous approval of the Board of Directors, the Company shall not make any voluntary petition for bankruptcy or assignment for the benefit of creditors.

3.12 Observer Rights. As long as USV owns not less than fifty percent (50%) of the shares of Series D Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) purchased by it pursuant to that certain Series D Preferred Stock Purchase Agreement dated July 28, 2011 by and among the Company and the other parties thereto, the Company shall invite a representative of USV to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a direct competitor of the Company. The observer right set forth in this Section 3.12 is personal to USV and is not transferable to any purchaser or transferee of shares of Series D Stock from USV.

3.13 Publicity. Except as required by applicable law, the Company shall not use the name or trademarks of any Advisory Entity or its Advised Holders and their Affiliates, including the issuance of any press release relating to the sale of the Series F Stock that identifies such Advisory Entity or its Advised Holders and their Affiliates, without the prior review and written consent of such Advisory Entity.

3.14 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3, 3.6, 3.9, 3.12 and 3.13) shall expire and terminate as to each Investor upon a Qualified Public Offering.

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SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons.

(a) Each of Foundation Capital VI, L.P. and its Affiliates (“Foundation”), USV and KPCB shall have the right, but not the obligation, to elect to purchase or acquire, in addition to its pro rata share, the Equity Securities, if any, for which other Major Investors were entitled to subscribe but that were not subscribed for, or purchased (the “Unsubscribed Shares”), by such Major Investors pursuant to Section 4.2, as follows:

(i) First, until such time as Foundation first holds Equity Securities representing at least twelve percent (12%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to Foundation exercising its rights of first refusal pursuant to the Co-Sale Agreement or right of first offer rights hereunder (the “Foundation 12% Target Threshold”), Foundation shall have the right, but not the obligation, to elect to purchase or acquire up to all of the Unsubscribed Shares; provided, in the event that Foundation fails to exercise in full its right of first offer under this Section 4.3(a)(i) with respect to a particular sale by the Company of Unsubscribed Shares and (A) USV has not yet attained the USV 9% Target Threshold, then Foundation shall be required to assign all or any portion of, as applicable, any unexercised right in connection with such

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particular sale by the Company of Unsubscribed Shares to USV until USV has attained the USV 9% Target Threshold, (B) USV has attained the 9% Target Threshold at the time of, or as a result of, any assignment pursuant to Section 4.3(a)(i)(A) above, Foundation shall be required to assign all or any portion of, as applicable, any unexercised right in connection with such particular sale by the Company of Unsubscribed Shares to USV and KPCB (on an equal basis) until either the USV 12% Termination Threshold is first attained or the KPCB 9% Termination Threshold is first attained, as the case may be, and (C) USV has attained the 12% Termination Threshold at the time of, or as a result of, any assignment(s) pursuant to Sections 4.3(a)(i)(A) and/or 4.3(a)(i)(B) above, Foundation shall be required to assign any unexercised right in connection with such particular sale by the Company of Unsubscribed Shares to KPCB until the KPCB 9% Termination Threshold is first attained; provided further, that if USV fails to exercise in full its right of first offer under Sections 4.3(a)(i)(A) or 4.3(a)(i)(B) with respect to a particular sale by the Company of Unsubscribed Shares, USV shall be required to assign any unexercised right in connection with a particular sale by the Company of Unsubscribed Shares to KPCB until the KPCB 9% Termination Threshold is first attained, and if KPCB fails to exercise in full its right of first offer under Section 4.3(a)(i)(B) with respect to a particular sale by the Company of Unsubscribed Shares KPCB shall be required to assign any unexercised right in connection with a particular sale by the Company of Unsubscribed Shares to USV until the USV 12% Termination Threshold is first attained.

(ii) Second, at all times after Foundation first attains the Foundation 12% Target Threshold and (A) until such time as Foundation first holds Equity Securities representing at least fifteen percent (15%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to Foundation exercising its rights of first refusal pursuant to the Co-Sale Agreement or preemptive rights hereunder (the “Foundation 15% Termination Threshold”)(such period of time being the “33/33/33 Period”), Foundation shall have the right, but not the obligation, to elect to purchase up to thirty three and one third percent (33.33%) of any remaining Unsubscribed Shares available after any purchase made by Foundation pursuant to Section 4.3(a)(i) (the rights of Foundation set forth in Section 4.3(a)(i) and Section 4.3(a)(ii) are referred to as the “Foundation Rights”), (B) until such time as USV holds Equity Securities representing at least twelve percent (12%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to USV exercising its rights of first refusal pursuant to the Co-Sale Agreement or preemptive rights hereunder (the “USV 12% Termination Threshold”), USV shall have the right, but not the obligation, to purchase to up to thirty three and one third percent (33.33%) of any remaining Unsubscribed Shares after any purchase made by Foundation pursuant to Section 4.3(a)(i) and (C) until such time as KPCB holds Equity Securities representing at least nine percent (9%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to KPCB exercising its rights of first refusal pursuant to the Co-Sale Agreement or preemptive rights hereunder (the “KPCB 9% Termination Threshold”), KPCB shall have the right, but not the obligation, to purchase to up to thirty three and one third percent (33.33%) of any remaining Unsubscribed Shares after any purchase made by Foundation pursuant to Section 4.3(a)(i); provided, further, that during the 33/33/33 Period, each of Foundation, USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 4.3(a)(ii) in connection with a particular sale by the Company of Unsubscribed Shares to the other two parties on an equal basis until either the Foundation 15% Termination Threshold, the USV 12% Termination Threshold or the KPCB 9% Termination Threshold is first attained, as the case may be, and thereafter, each of Foundation, USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 4.3(a)(ii) in

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connection with a particular sale by the Company of Unsubscribed Shares to the final remaining party until the Foundation 15% Termination Threshold, the USV 12% Termination Threshold or the KPCB 9% Termination Threshold is first attained, as the case may be.

(iii) Third, at all times after the Foundation 15% Termination Threshold is first attained and until such time as USV first holds Equity Securities representing at least nine percent (9%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to USV exercising its rights of first refusal pursuant to the Co-Sale Agreement or right of first offer rights hereunder (the “USV 9% Target Threshold”), USV shall have the right, but not the obligation, to elect to purchase any remaining Unsubscribed Shares available after any purchases made by Foundation pursuant to the Foundation Rights, and/or KPCB pursuant to the KPCB right set forth in Section 4.3(a)(ii), and/or USV and pursuant to the USV right set forth in Section 4.3(a)(ii); provided, further, USV shall be required to assign any unexercised right pursuant to this Section 4.3(a)(iii) in connection with a particular sale by the Company of Unsubscribed Shares to KPCB until the KPCB 9% Termination Threshold is first attained.

(iv) Fourth, at all times after the Foundation 15% Termination Threshold is first attained and after the USV 9% Target Threshold is first attained and (A) until such time as the USV 12% Termination Threshold is first attained (such period of time being the “50/50 Period”), USV shall have the right, but not the obligation, to elect to purchase up to fifty percent (50%) of any remaining Unsubscribed Shares available after any purchases made by Foundation pursuant to the Foundation Rights and/or KPCB pursuant to the KPCB right set forth in Section 4.3(a)(ii) and/or the USV right set forth in Section 4.3(a)(ii) and Section 4.3(a)(iii) (all of the rights of USV set forth in Section 4.3(a)(ii), Section 4.3(a)(iii) and Section 4.3(a)(iv) are referred to as the “USV Rights”) and (B) until the KPCB 9% Termination Threshold is first attained, KPCP shall have the right, but not the obligation, to purchase to up to fifty percent (50%) of any remaining Unsubscribed Shares after any purchases made by Foundation pursuant to the Foundation Rights, USV pursuant to the USV Rights and/or KPCB pursuant to the KPCB right set forth in Section 4.3(a)(ii); provided, further, that during the 50/50 Period, each of USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 4.3(a)(iv) in connection with a particular sale by the Company of Unsubscribed Shares to the other party until either the USV 12% Termination Threshold is first attained or the KPCB 9% Termination Threshold is first attained, as the case may be.

(v) Fifth, at all times after Foundation first attains the Foundation 15% Termination Threshold and USV first attains the USV 12% Termination Threshold, and until such time as KPCB first attains the KPCB 9% Termination Threshold, KPCB shall have the right, but not the obligation, to elect to purchase all of the remaining Unsubscribed Shares not otherwise acquired by it pursuant to Section 4.3(a)(ii) and Section 4.3(a)(iv) or Foundation pursuant to the Foundation Rights or USV pursuant to the USV Rights (all of the rights of KPCB set forth in Section 4.3(a)(ii), Section 4.3(a)(iv) and Section 4.3(a)(v) are referred to as the “KPCB Rights”).

(vi) (A) The Foundation Rights described in this Section 4.3(a) shall terminate immediately and be of no further force or effect upon Foundation first attaining the

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Foundation 15% Termination Threshold, (B) the USV Rights described in this Section 4.3(a) shall terminate immediately upon USV first attaining the USV 12% Termination Threshold and (C) the KPCB Rights described in this Section 4.3(a) shall terminate immediately upon KPCB first attaining the KPCB 9% Threshold and no parties’ rights under this Section 4.3(a) will revive if such party’s percentage holdings of Equity Securities shall subsequently decline below the applicable threshold; provided that, for the avoidance of doubt, in no event shall the foregoing preclude any such party from assigning any unexercised right to purchase Unsubscribed Shares in accordance with the terms of Sections 4.3(a)(i) through 4.3(a)(iv) .

(vii) For the avoidance of doubt, the rights of first offer of Foundation, USV and KPCB described in this Section 4.3 shall be senior to the rights of the Major Investors set forth in Section 4.3(b) below.

(b) Subject to the Foundation Rights, the USV Rights and the KPCB Rights described in Section 4.3(a), if not all of the Major Investors elect to purchase their pro rata share of the Equity Securities offered by the Company pursuant to Section 4.2, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire any Unsubscribed Shares not otherwise purchased by Foundation, USV or KPCB pursuant to Section 4.3(a) on a pro rata basis; provided, however, that solely to the extent that the Foundation Rights, the USV Rights and the KPCB Rights set forth in Section 4.3(a) apply to an issuance of Equity Securities, neither Foundation, USV nor KPCB shall have the right to purchase any Equity Securities pursuant to this Section 4.3(b) (it being understood that, if Foundation, USV or KPCB waives its rights under Section 4.3(a) or until the Foundation Rights, the USV Rights and the KPCB Rights, respectively, do not apply to an issuance of Equity Securities, Foundation, USV and/or KPCB, respectively, shall be treated as a Major Investor pursuant to this Section 4.3(b)). The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the Unsubscribed Shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investors’, Foundation’s, USV’s and KPCB’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities in the manner provided above.

(c) For purposes of this Section 4, the term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company and (iv) any such warrant or right.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon a, Qualified Public

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Offering. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived, with and only with the written consent of the Company and the Major Investors holding at least fifty five percent (55%) of the Registrable Securities held by all Major Investors; provided, however, that Section 4.3(a) of this Agreement shall not be amended or waived without the written consent of Foundation, with respect to its rights thereunder, USV, with respect to its rights thereunder and KPCB with respect to its rights thereunder; provided, further, that notwithstanding the provisions of this Section 4.4, one or more of the exclusions set forth in Section 4.6 hereof, shall be required in order for the rights of first refusal set forth in this Section 4 not to be applicable or otherwise exercisable in a reasonable manner by any Major Investor.

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties and subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9; provided, however, that each Major Investor (other than Foundation, USV and KPCB) shall, other than transfers to affiliated persons or entities, first offer such right of assignment to Foundation, USV and/or KPCB to the extent necessary to permit Foundation, USV and/or KPCB and their respective Affiliates to attain the Foundation 15% Termination Threshold, USV 12% Termination Threshold or KPCB 9% Termination Threshold, as applicable, prior to assigning such right to any other Major Investor. If Foundation, USV or KPCB elect not to accept such assignment, such right may be assigned to another Major Investor. Each Major Investor and the Company hereby agrees that it will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it with respect to the Foundation Rights, the USV Rights or the KPCB Rights, but shall at all times in good faith assist in carrying out all the provisions of this Article 4 and in taking all such action as may be reasonably necessary or appropriate to ensure that neither Foundation’s, USV’s nor KPCB’s rights under this Section 4 are not impaired.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to (x) the 2007 Stock Incentive Plan of the Company or (y) stock purchase or stock option plans or other arrangements that are approved by the Company’s Board of Directors (including at least a majority of the Preferred Directors);

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

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(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors (including at least a majority of the Preferred Directors);

(d) any Equity Securities actually issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) Equity Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of such Equity Securities have been approved by the Company’s Board of Directors (including at least a majority of the Preferred Directors);

(f) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors (including at least a majority of the Preferred Directors);

(g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided, however, that the issuance of shares therein has been approved by the Company’s Board of Directors (including at least a majority of the Preferred Directors); and

(i) any Equity Securities, issued or issuable hereafter that are (i) approved by a majority of the Company’s Board of Directors (including at least a majority of the Preferred Directors), (ii) approved by the vote of the holders of at least fifty five percent (55%) of the Preferred Stock then outstanding, voting as a single class, (iii) approved by the vote of the holders of at least sixty percent (60%) of the Series D Stock then outstanding, voting as a separate class, (iv) approved by the vote of the holders of at least a majority of the Series E Stock then outstanding, voting as a separate class, and (v) approved by the vote of the holders of at least sixty-five percent (65%) of the Series F Stock then outstanding, voting as a separate class.

Notwithstanding the foregoing, if the Company shall issue any shares of Common Stock and/or options, warrants or other Common Stock purchase rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary in excess of the number of shares authorized under the 2007 Stock Incentive Plan as of the date hereof (as such number of shares may adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof) after the date hereof without the approval of the holders of at least fifty five percent (55%) of the shares of Preferred Stock then outstanding, then such shares shall be subject to a right of first refusal by the Major Investors in accordance with this Section 4.

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SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Francisco, California.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which shall have no further force or effect. No party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects, to the extent legally possible, the same economic, business or other purposes of the invalid, illegal or unenforceable provision. A court of competent jurisdiction may replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least fifty five percent (55%) of the then-outstanding Registrable Securities.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

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5.6 New Investors. Notwithstanding anything herein to the contrary (including Sections 2.10 and 5.5), if additional parties become holders of Series F Stock (with such new holders of Series F Stock hereinafter referred to as “New Investors”) pursuant to (i) Section 2.2 of the Purchase Agreement or (ii) the Interest Purchase Agreement to be entered into by and among the Company, Springstone Financial, LLC, a Delaware limited liability company, Premier Payment Solutions, Inc., a Massachusetts corporation, NBT Capital Corporation, a New York corporation and James P. Donovan as the PPS Agent on or around the date hereof (the “IPA”), each such New Investor shall become a party to this Agreement as an “Investor” hereunder, without the need of obtaining any consent, approval or signature of any Investor when such New Investor has both: (a) become holders of Series F Stock by (i) having purchased shares of Series F Stock under the Purchase Agreement and having paid the Company all consideration payable for such shares or (ii) having received shares of Series F Stock pursuant to the IPA and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 71 Stevenson, Suite 300, San Francisco, CA 94105, Attention: General Counsel and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attention: Cynthia Clarfield Hess and to each Investor at the address set forth on Exhibit A attached hereto or at such other address, facsimile number or electronic mail address as the Company or Investor may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Section 5.7, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

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5.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. Except as otherwise set forth herein, this Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or (ii) the date three (3) years following the closing of a Qualified Public Offering.

5.15 Waiver of Right of First Refusal. Each Investor who was a party to the Prior Agreement and who was a Major Investor thereunder hereby waives any right of notice or right of first refusal with respect to the sale of the Series F Stock pursuant to the terms of the Purchase Agreement to which such Major Investor may be entitled pursuant to the Prior Agreement. Such waiver shall be binding upon all parties to the Prior Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

LENDINGCLUB CORPORATION

By:	/S/ RENAUD LAPLANCHE
Name:	Renaud Laplanche
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

By:

Name:

Title:

Exhibit 4.2

LENDINGCLUB CORPORATION

AMENDED AND RESTATED

VOTING AGREEMENT

APRIL 16, 2014

LENDINGCLUB CORPORATION

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of this 16th day of April, 2014, by and among LENDINGCLUB CORPORATION, a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock listed on Exhibit A hereto (the “Key Holders”), the persons and entities listed on Exhibit B hereto (the “Investors”), and the persons and entities listed on Exhibit C hereto (the “Designated Common Stockholders”).

WITNESSETH

WHEREAS, the Key Holders and the Designated Common Stockholders are the beneficial owners of an aggregate of 16,464,350 shares of the common stock of the Company (the “Common Stock”) and/or options to purchase shares of Common Stock;

WHEREAS, certain Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”) and Series E Preferred Stock (the “Series E Stock”) and have also been granted certain voting rights under that certain Amended and Restated Voting Agreement by and among the Company, the Prior Investors, the Key Holders and the Designated Common Stockholders dated June 1, 2012 (the “Prior Agreement”);

WHEREAS, certain Investors (the “Series F Investors”) have agreed to purchase shares of the Company’s Series F Preferred Stock (the “Series F Stock” together with the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the “Preferred Stock”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company, the Key Holders holding at least a majority of the shares of Common Stock held by the Key Holders, and the Prior Investors holding at least fifty-five percent (55%) of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, have agreed to amend and restate the Prior Agreement in its entirety and, together with the Series F Investors and the Designated Common Stockholders, to provide for the future voting of their shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	VOTING.

1.1 Key Holder Shares; Investor Shares; Designated Holder Shares.

(a) The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement.

(b) The Investors each agree to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

(c) The Designated Common Stockholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Designated Common Stockholders after the date hereof (hereinafter collectively referred to as the “Designated Holder Shares”) subject to, and to vote the Designated Holder Shares in accordance with, the provisions of this Agreement.

1.2 Election of Directors. On all matters relating to the election and removal of directors of the Company, the Key Holders, the Designated Common Stockholders and the Investors agree to vote all Key Holder Shares, Designated Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors as follows:

(a) At each election of or action by written consent to elect directors in which the holders of Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect: (i) so long as KPCB Holdings, Inc., as nominee (together with its affiliates, “KPCB”) continues to own at least thirty percent (30%) of the shares of Preferred Stock owned by it on the date hereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof), one individual designated by KPCB, which individual (the “Series Preferred Director”) shall serve as the Series Preferred Director described in Section 2(h)(iii) of the Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and who shall initially be Mary Meeker; provided, however, that KPCB’s right to appoint the Series Preferred Director shall terminate upon Ms. Meeker no longer serving as a director of the Company and thereafter the Series Preferred Director shall be designated by the holders of at least a majority of the

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Preferred Stock, voting as a single class on an as-converted basis, (ii) so long as Morgenthaler Ventures IX, LP (together with its affiliates, “Morgenthaler”) continues to own at least thirty percent (30%) of the shares of Preferred Stock owned by it on the date hereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof), one individual designated by Morgenthaler, which individual shall serve as the Series B Director described in Section 2(h)(i) of the Restated Certificate and who shall initially be Rebecca Lynn, (iii) so long as Norwest Venture Partners X LP (together with its affiliates, “Norwest”) continues to own at least thirty percent (30%) of the shares of Preferred Stock owned by it on the date hereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof), one individual designated by Norwest, which individual shall serve as one of the Series A Directors described in Section 2(h)(ii) of the Restated Certificate and who shall initially be Jeffrey Crowe and (iv) so long as Canaan VII L.P. (together with its affiliates, “Canaan”) continues to own at least thirty percent (30%) of the shares of Preferred Stock owned by it on the date hereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof), one individual designated by Canaan, which individual shall serve as one of the Series A Directors described in Section 2(h)(ii) of the Restated Certificate and who shall initially be Daniel Ciporin. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of any party entitled to designate a director as provided in this Section 1.2(a), each Investor agrees to vote its Investor Shares for the removal of such director.

(b) At each election of or action by written consent to elect directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company as described in Section 2(h)(iv) of the Restated Certificate, the Key Holders, the Designated Common Stockholders and the Investors shall vote all of their respective Key Holder Shares, Designated Holder Shares and Investor Shares (to the extent such Investor Shares are shares of Common Stock) so as to elect the person serving as Chief Executive Officer of the Company, who as of the date of this Agreement is Renaud Laplanche. Any vote taken to remove the director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b). In the event that the person serving as the director to be elected as set forth in Section 1.2(b) ceases to serve as the Chief Executive Officer of the Company, the Key Holders, the Designated Common Stockholders and the Investors shall vote all of their respective Key Holder Shares, Designated Holder Shares and Investor Shares (to the extent such Investor Shares are shares of Common Stock) for the removal of such director at the request of a majority of the Board of Directors excluding the director to be removed.

(c) At each election of or action by written consent to elect directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, are entitled to elect directors of the Company, the Key Holders, the Designated Common Stockholders and Investors shall vote all of their respective Key Holder Shares, Designated Holder Shares and Investor Shares so as to elect one (1) individual designated by mutual consent of each of the other members of the Company’s Board of Directors, who shall be an industry representative not affiliated with any Investor. Any vote taken to remove any director elected pursuant to this Section 1.2(c), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(c), shall also be subject to the provisions of this Section 1.2(c).

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1.3 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Key Holder Shares and the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares, Designated Holder Shares or Investor Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Key Holder, Designated Common Stockholder or Investor holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Key Holder, Designated Common Stockholder or Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

1.5 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares, Designated Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Key Holder Shares, Designated Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Key Holder Shares, Designated Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder, Designated Common Stockholder or Investor, as applicable.

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1.6 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Key Holder, Designated Common Stockholder and Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares, Designated Holder Shares and the Investor Shares, respectively.

1.7 Drag Along.

(a) In the event that an Acquisition or Asset Transfer (each as defined in the Restated Certificate, as amended from time to time) is approved by (x) the Board of Directors, (y) holders of at least sixty five percent (65%) of the then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), and (z) holders of a majority of the then outstanding shares of Common Stock (such holders under “y” and “z” being the “Requisite Holders”), then (i) for any such Acquisition or Asset Transfer (each, an “Approved Sale”), each Key Holder, Investor and Designated Common Stockholder agrees to be present, in person or by proxy, at all meetings for the vote thereon or action by written consent, to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock held by such person for and raise no objections to such Acquisition or Asset Transfer, to vote (in person, by proxy or by action by written consent, as applicable) in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Acquisition or Asset Transfer, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such Acquisition or Asset Transfer and (ii) if such Acquisition is structured as a sale of the stock of the Company, each Key Holder, Investor and Designated Common Stockholder shall agree to sell, transfer or exchange, as applicable, all shares of the Company’s capital stock held by them on the terms and conditions approved by the Requisite Holders; provided, however, in each case that such terms do not provide that such Key Holder, Investor or Designated Common Stockholder would receive as a result of such Acquisition or Asset Transfer less than the amount that would be distributed to such Key Holder, Investor or Designated Common Stockholder in the event the proceeds of such Acquisition or Asset Transfer of the Company were distributed in accordance with the liquidation preferences set forth in the Restated Certificate, as amended from time to time.

(b) Subject to Section 1.7(a), the Key Holders, Investors and Designated Common Stockholders shall each take all necessary and desirable actions approved by the Requisite Holders in connection with the consummation of such Acquisition or Asset Transfer, including the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Acquisition or Asset Transfer; provided, however, that pursuant to the terms of such Acquisition or Asset Transfer, the Key Holders, Designated Common Stockholders and Investors shall not be required to give any representations and warranties regarding the operations and conditions (financial and otherwise) of the Company and its business, assets and liabilities (unless such Key Holders, Designated Common Stockholders or Investors are officers of the Company and are giving such representations and warranties solely in such capacity as such officers and not in their capacity as a holder of the Company’s capital stock), and (ii) effectuate the allocation and distribution of the aggregate consideration upon such Acquisition or Asset Transfer.

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(c) Notwithstanding the foregoing Sections 1.8(a) and 1.8(b), no Investor will be required to comply with Section 1.8(a) or 1.8(b) in connection with an Approved Sale unless:

(i) the liability for indemnification, if any, of such Stockholder in the Approved Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Approved Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Approved Sale;

(ii) no Investor shall be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Approved Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders of the Company); and

(iii) no Investor shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Approved Sale.

1.8 Irrevocable Proxy. To secure each Key Holder’s, each Investor’s and each Designated Common Stockholder’s obligations to vote the Key Holder Shares, the Investor Shares and the Designated Holder Shares in accordance with this Agreement, each Key Holder, each Investor and each Designated Common Stockholder hereby appoints the Chief Executive Officer and the Chairman of the Board of Directors, or their designees, as such Key Holder’s, Investor’s, or Designated Common Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Key Holder’s Key Holder Shares, such Investor’s Investor Shares or such Designated Common Stockholder’s Designated Holder Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Key Holder, Investor, or Designated Common Stockholder if, and only if, such Key Holder, Investor or Designated Holder fails to vote all of such Key Holder’s Key Holder Shares, such Investor’s Investor Shares or such Designated Common Stockholder’s Designated Holder Shares, or execute such other instruments in accordance with the provisions of this Agreement within five (5) days after the Company’s or any other party’s written request for such Key Holder’s, Investor’s or Designated Common Stockholder’s written consent or signature. The proxy and power granted by each Key Holder, Investor, and Designated Common Stockholder pursuant to this Section 1.8 are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of Investor Shares, Key Holder Shares or Designated Holder Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Investor Shares, Key Holder Shares or Designated Holder Shares.

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2.	TERMINATION.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) a Qualified Public Offering (as defined in the Restated Certificate);

(b) ten (10) years from the date of this Agreement;

(c) the date of the closing of an Acquisition or Asset Transfer (as defined in the Restated Certificate); provided, that the obligations of Sections 1.7 and 1.8 with respect to such Acquisition or Asset Transfer shall survive any termination of this Agreement; or

(d) the date as of which the parties hereto terminate this Agreement by written consent of (i) the holders of at least fifty five percent (55%) of the Investor Shares, (ii) the holders of a majority of the Key Holder Shares held by the Key Holders then providing services to the Company as officers or employees, (iii) KPCB, so long as KPCB is entitled to designate a director pursuant to Section 1.2(a)(i), (iv) Morgenthaler, so long as Morgenthaler is entitled to designate a director pursuant to Section 1.2(a)(ii), (v) Norwest, so long as Norwest is entitled to designate a director pursuant to Section 1.2(a)(iii) and (vi) Canaan, so long as Canaan is entitled to designate a director pursuant to Section 1.2(a)(iv).

3.	MISCELLANEOUS.

3.1 Ownership. Each Key Holder represents and warrants to the Investors, the Designated Common Stockholders and the Company that (a) such Key Holder now owns the Key Holder Shares listed on Exhibit A hereto, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms. Each Investor represents and warrants to the Investors, the Designated Common Stockholders and the Company that such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms. Each Designated Common Stockholder represents and warrants to the Designated Common Stockholders, the Investors and the Company that such Designated Common Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Designated Common Stockholder enforceable in accordance with its terms.

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3.2 Further Action.

(a) If and whenever any Investor Shares, Key Holder Shares or Designated Holder Shares are sold, the Investor, the Key Holder or Designated Common Stockholder selling such Investor Shares, Key Holder Shares or Designated Holder Shares, as the case may be, or the personal representative thereof shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of such Investor Shares, Key Holder Shares or Designated Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement and such that the transferee thereof agrees to be bound by this Agreement.

(b) The Company shall not issue shares of its Common Stock, or grant any option or warrant to purchase Common Stock, to any person or entity if such issuance or grant would result in such person or entity holding at least one percent (1%) of the Company’s capital stock (calculated on a fully diluted as-converted to Common Stock basis) unless such person or entity becomes a party to this Agreement (or agrees to become a party to this Agreement upon the exercise of such option or warrant) as a Designated Common Stockholder.

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Francisco, California.

3.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) holders of at least fifty five percent (55%) of the Preferred Stock, voting as a separate class on an as-converted to Common Stock basis and (iii) holders of a majority of the Key Holder Shares held by the Key Holders then providing services to the Company as officers or employees. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any permitted assignee of any such party; provided, however, that notwithstanding the foregoing, (V) Section 1.2(a)(i) of this Agreement shall not be amended or waived without the written consent of KPCB so long as such party is entitled to designate a director pursuant to Section 1.2(a)(i), (W) Section 1.2(a)(ii) of this Agreement shall not be

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amended or waived without the written consent of Morgenthaler so long as such party is entitled to designate a director pursuant to Section 1.2(a)(ii), (X) Section 1.2(a)(iii) of this Agreement shall not be amended or waived without the written consent of Norwest so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iii), (Y) Section 1.2(a)(iv) of this Agreement shall not be amended or waived without the written consent of Canaan so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iv), and (Z) Section 1.7 of this Agreement shall not be amended in a manner that adversely affects the Key Holders in a manner different than the Investors without the consent of the holders of a majority of the Key Holder Shares held by the Key Holders then providing services to the Company as officers or employees. Notwithstanding the foregoing, no consent of any party hereto other than the Company shall be necessary to include as a party to this Agreement any additional holders of Common Stock or Preferred Stock as “Key Holders,” “Investors” or “Designated Common Stockholders.”

3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects, to the extent legally possible, the same economic, business or other purposes of the invalid, illegal or unenforceable provision. A court of competent jurisdiction may replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision.

3.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators and other legal representatives.

3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares, Designated Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares, Designated Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

3.9 New Investors. Notwithstanding anything herein to the contrary (including Section 3.5), if additional parties become holders of Series F Stock (with such new holders of Series F Stock hereinafter referred to as “New Investors”) pursuant to (i) Section 2.2 of the Purchase Agreement or (ii) the Interest Purchase Agreement to be entered into by and among the Company, Springstone Financial, LLC, a Delaware limited liability company, Premier Payment Solutions, Inc., a Massachusetts corporation, NBT Capital Corporation, a New York corporation and James P. Donovan as the PPS Agent on or around the date hereof (the “IPA”), each such New Investor shall become a party to this Agreement as an “Investor” hereunder, without the need of obtaining any consent, approval or signature of any Investor when such New Investor has both: (a) become holders of Series F Stock by (i) having purchased shares of Series F Stock

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under the Purchase Agreement and having paid the Company all consideration payable for such shares or (ii) having received shares of Series F Stock pursuant to the IPA and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which may be executed by facsimile or other digital imaging device (e.g., .pdf format) and which will be deemed an original, but all of which together shall constitute one instrument.

3.11 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.13 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 71 Stevenson, Suite 300, San Francisco, CA 94105, Attention: General Counsel and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attention: Cynthia Clarfield Hess and to each holder at the address set forth on the exhibits attached hereto or at such other address, facsimile number or electronic mail address as the Company or holder may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Section 3.14, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

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3.15 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes in its entirety the Prior Agreement, which shall have no further force or effect. No party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED VOTING AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

LENDINGCLUB CORPORATION

By:	/s/ RENAUD LAPLANCHE
Name:	Renaud Laplanche
Title:	President & CEO

KEY HOLDER:

/s/ RENAUD LAPLANCHE
Renaud Laplanche

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED VOTING AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

By:

Name:

Title:

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Exhibit 4.3

LENDINGCLUB CORPORATION

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

April 16, 2014

LENDINGCLUB CORPORATION

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made and entered into as of this 16th day of April, 2014, by and among LENDINGCLUB CORPORATION, a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A hereto (the “Investors”) and each of the persons listed on Exhibit B hereto (each referred to herein as a “Key Holder” and collectively as the “Key Holders”).

RECITALS

WHEREAS, the Key Holders are the beneficial owners of an aggregate of 6,494,394 shares of the Common Stock of the Company;

WHEREAS, certain Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”) and Series E Preferred Stock (the “Series E Stock”), and have also been granted certain first refusal and co-sale rights under that certain Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company and the Prior Investors dated as of June 1, 2012 (the “Prior Agreement”);

WHEREAS, certain Investors (the “Series F Investors”) have agreed to purchase shares of the Company’s Series F Preferred Stock (the “Series F Stock” and together with the Series A Stock, the Series B Stock, Series C Stock, Series D Stock and the Series E Stock, the “Preferred Stock”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the Company, the Prior Investors, and the Key Holders hereby agree that the Prior Agreement shall be amended and restated pursuant to Section 6.3 of the Prior Agreement, in its entirety, by this Agreement, and the parties hereto desire to enter into this Agreement in order to grant the Investors certain rights of first refusal and co-sale; and

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of these promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

AGREEMENT

1.	DEFINITIONS.

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided, however, that “Affiliate” with respect to those Investors that are Advised Holders (as defined in the Investor Rights Agreement (as defined in the Purchase Agreement)) shall include other funds and accounts managed by the same Advisory Entity (as defined in the Investor Rights Agreement (as defined in the Purchase Agreement)).

1.2 “fully-diluted capitalization” means the number of shares of Common Stock deemed to be outstanding that is the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted, (C) the number of shares of capital stock of the Company which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date and (D) the number of unallocated shares of Common Stock reserved for issuance pursuant to options, warrants or other Common Stock purchase rights issuable pursuant to the 2007 Stock Incentive Plan of the Company.

1.3 “Key Holder Stock” shall mean shares of the Company’s capital stock now owned or subsequently acquired by the Key Holders by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Key Holder’s name or beneficially or legally owned by such Key Holder, including any interest of a spouse in any of the Key Holder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Key Holder Stock owned by the Key Holders as of the date hereof is set forth on Exhibit B, which exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Key Holders, but the failure to so amend shall have no effect on such Key Holder Stock being subject to this Agreement.

1.4 “Investor Stock” shall mean the shares of the Company’s Common Stock or Preferred Stock or Common Stock issuable upon conversion thereof now owned or subsequently acquired by the Investors whether or not such securities are only registered in an Investor’s name or beneficially or otherwise legally owned by such Investor.

1.5 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.6 For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Key Holder Stock.

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2.	TRANSFERS BY A KEY HOLDER.

2.1 Notice of Transfer. If a Key Holder proposes to Transfer any shares of Key Holder Stock, then the Key Holder shall promptly give written notice (the “Notice”) simultaneously to the Company and to each of the Investors. The Notice shall describe in reasonable detail the material terms of the proposed Transfer including, without limitation, the number of shares of Key Holder Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.1, the Notice shall state under which clause of Section 3.1 the Transfer is being made.

2.2 Foundation Capital, USV and KPCB Rights of First Refusal.

(a) Foundation Capital VI, L.P. and its Affiliates (“Foundation”), Union Square Ventures Opportunity Fund, L.P. and its Affiliates (“USV”) and KPCB and its Affiliates (for purposes of this Section 2.2, KPCB shall mean KPCB and its Affiliates) shall have the right to purchase Key Holder Stock proposed to be Transferred and described in any Notice delivered pursuant to Section 2.1, as follows:

(i) First, until such time as Foundation first holds equity securities of the Company and/or other securities convertible into equity securities of the Company (“Equity Securities”) representing at least twelve percent (12%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to Foundation exercising its rights of first refusal hereunder or rights of first offer pursuant to that certain Amended and Restated Investor Rights Agreement dated as of the date hereof (the “Investor Rights Agreement”) (the “Foundation 12% Target Threshold”), Foundation shall have the option to purchase up to all of the shares of Key Holder Stock described in the Notice; provided, in the event that Foundation fails to exercise in full its right of first refusal under this Section 2.2(a)(i) with respect to a particular Transfer of Key Holder Stock described in the Notice and (A) USV has not yet attained the USV 9% Target Threshold (as defined below), then Foundation shall be required to assign all or any portion of, as applicable, any unexercised right in connection with such particular Transfer of Key Holder Shares described in the Notice to USV until USV has attained the USV 9% Target Threshold, (B) USV has attained the 9% Target Threshold at the time of, or as a result of, any assignment pursuant to Section 2.2(a)(i)(A) above, Foundation shall be required to assign all or any portion of, as applicable, any unexercised right in connection with such particular Transfer of Key Holder Shares described in the Notice to USV and KPCB (on an equal basis) until either the USV 12% Termination Threshold (as defined below) is first attained or the KPCB 9% Termination Threshold (as defined below) is first attained, as the case may be, and (C) USV has attained the USV 12% Termination Threshold at the time of, or as a result of, any assignment(s) pursuant to Sections 2.2(a)(i)(A) and/or 2.2(a)(i)(B) above, Foundation shall be required to assign all or any portion of, as applicable, any unexercised right in connection with such particular Transfer of Key Holder Shares described in the Notice to KPCB until the KPCB 9% Termination Threshold is first attained; provided further, that if USV fails to exercise in full its right of first refusal under Sections 2.2(a)(i)(A) or 2.2(a)(i)(B) with such particular Transfer of Key Holder Shares described in the Notice, USV shall be required to assign any unexercised right in connection with such particular Transfer of Key Holder Shares described in the Notice to KPCB until the KPCB

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9% Termination Threshold is first attained, and if KPCB fails to exercise in full its right of first refusal under Section 2.2(a)(i)(B) with respect with such particular Transfer of Key Holder Shares described in the Notice, KPCB shall be required to assign any unexercised right in connection with such particular Transfer of Key Holder Shares described in the Notice to USV until the USV 12% Termination Threshold is first attained.

(ii) At all times after Foundation first attains the Foundation 12% Target Threshold and (A) until such time as Foundation first holds Equity Securities representing at least fifteen percent (15%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to Foundation exercising its right of first refusal hereunder or right of first offer pursuant to the Investor Rights Agreement (the “Foundation 15% Termination Threshold”) (such period being the “33/33/33 Period”), Foundation shall have the option to purchase up to thirty three and one third percent (33.33%) of the Key Holder Stock described in the Notice and remaining available for purchase after any purchase made by Foundation pursuant to Section 2.2(a)(i) above (the rights of Foundation set forth in Section 2.2(a)(i) and Section 2.2(a)(ii), the “Foundation Rights”), (B) until such time as USV holds Equity Securities representing at least twelve percent (12%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to USV exercising its right of first refusal hereunder or right of first offer pursuant to the Investor Rights Agreement (the “USV 12% Termination Threshold”), USV shall have the option to purchase up to thirty three and one third percent (33.33%) of the Key Holder Stock described in the Notice and remaining available for purchase after any purchase made by Foundation pursuant to Section 2.2(a)(i), (C) until such time as KPCB holds Equity Securities representing at least nine percent (9%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to KPCB exercising its right of first refusal hereunder or right of first offer pursuant to the Investor Rights Agreement (the “KPCB 9% Termination Threshold”), KPCB shall have the option to purchase up to thirty three and one third percent (33.33%) of the Key Holder Stock described in the Notice and remaining available for purchase after any purchase made by Foundation pursuant to Section 2.2(a)(i) above; provided, further, that during the 33/33/33 Period, each of Foundation, USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 2.2(a)(ii) in connection with such Key Holder Stock being offered pursuant to a particular proposed Transfer to the other two parties (on an equal basis) until either the Foundation 15% Termination Threshold, the USV 12% Termination Threshold or the KPCB 9% Termination Threshold is first attained, as the case may be, and thereafter, each of Foundation, USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 2.2(a)(ii) in connection with such particular Transfer of Key Holder Shares described in the Notice and remaining available for purchase after any purchase by either Foundation, USV or KPCB, as applicable, to the final remaining party until the Foundation 15% Termination Threshold, the USV 12% Termination Threshold or the KPCB 9% Termination Threshold is first attained, as the case may be.

(iii) Third, at all times after the Foundation 15% Termination Threshold is first attained and until such time as USV first holds Equity Securities representing at least nine percent (9%) of the fully-diluted capitalization of the Company, including securities of the Company purchased or acquired (or to be purchased or acquired) pursuant to USV

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exercising its right of first refusal hereunder or right of first offer pursuant to the Investor Rights Agreement (the “USV 9% Target Threshold”), USV shall have the right, but not the obligation, to elect to purchase up to all of the remaining shares of Key Holder Stock described in the Notice and not otherwise purchased by Foundation pursuant to the Foundation Rights, and/or KPCB pursuant to the KPCB right set forth in Section 2.2(a)(ii), and/or USV pursuant to the USV right set forth in Section 2.2(a)(ii); provided, further, USV shall be required to assign any unexercised right pursuant to this Section 2.2(a)(iii) in connection with such particular Transfer of Key Holder Shares described in the Notice to KPCB until the KPCB 9% Termination Threshold is first attained.

(iv) Fourth, at all times after the Foundation 15% Termination Threshold is first attained and after the USV 9% Target Threshold is first attained and (A) until such time as the USV 12% Termination Threshold is first attained (such period of time being the “50/50 Period”), USV shall have the right, but not the obligation, to elect to purchase up to fifty percent (50%) of any remaining shares of Key Holder Stock described in the Notice and not otherwise purchased by Foundation pursuant to the Foundation Rights and/or KPCB pursuant to the KPCB right set forth in Section 2.2(a)(ii) and/or USV pursuant to the USV right set forth in Section 2.2(a)(ii) and Section 2.2(a)(iii) (all of the rights of USV set forth in Section 2.2(a)(ii), Section 2.2(a)(iii) and Section 2.2(a)(iv) are referred to as the “USV Rights”) and (B) until the KPCB 9% Termination Threshold is first attained, KPCB shall have the right, but not the obligation, to purchase to up to fifty percent (50%) of any remaining shares of Key Holder Stock described in the Notice and not otherwise purchased by Foundation pursuant to the Foundation Rights, USV pursuant to the USV Rights and/or KPCB pursuant to the KPCB right set forth in Section 2.2(a)(ii); provided, further, that during the 50/50 Period, each of USV and KPCB shall be required to assign all or any portion of, as applicable, any respective unexercised right pursuant to this Section 2.2(a)(iv) in connection with such Key Holder Stock being offered pursuant to a particular proposed Transfer to the other party until either the USV 12% Termination Threshold is first attained or the KPCB 9% Termination Threshold is first attained, as the case may be.

(v) Fifth, at all times after Foundation first attains the Foundation 15% Termination Threshold and after USV first attains the USV 12% Termination Threshold, and until such time as KPCB first attains the KPCB 9% Termination Threshold, KPCB shall have the right, but not the obligation, to elect to purchase all of the remaining shares of Key Holder Stock described in the Notice and not otherwise purchased by it pursuant to Section 2.2(a)(ii) or Section 2.2(a)(iv) or Foundation pursuant to the Foundation Rights or USV pursuant to the USV Rights (all of the rights of KPCB set forth in Section 2.2(a)(ii), Section 2.2(a)(iv) and Section 2.2(a)(v) are referred to as the “KPCB Rights”).

(b) The Foundation Rights shall be exercised by written notice signed by a duly authorized representative of Foundation (“Foundation Notice”) and delivered to the Key Holder within a period of ten (10) days following delivery of the Notice. The USV Rights shall be exercised by written notice signed by a duly authorized representative of USV (“USV Notice”) and delivered to the Key Holder within a period of ten (10) days following delivery of the Notice. The KPCB Rights shall be exercised by written notice signed by a duly authorized representative of KPCB (“KPCB Notice”) and delivered to the Key Holder within a period of ten (10) days following delivery of the Notice. Foundation, USV and KPCB shall effect the

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purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Foundation Notice, USV Notice or KPCB Notice, as applicable, and at such time the Key Holder shall deliver to Foundation, USV or KPCB, as applicable, the certificate(s) representing the Key Holder Stock to be purchased by Foundation, USV or KPCB, each certificate to be properly endorsed for transfer.

(c) (i) The Foundation Rights described in this Section 2.2 shall terminate immediately upon Foundation first attaining the Foundation 15% Termination Threshold, (ii) the USV Rights described in this Section 2.2 shall terminate immediately upon Foundation first attaining the USV 12% Termination Threshold and (iii) the KPCB Rights described in this Section 2.2 shall terminate immediately upon KPCB first attaining the KPCB 9% Termination Threshold; and no parties’ rights under this Section 2.2 will revive if such party’s percentage holdings of Equity Securities shall subsequently decline below the applicable threshold; provided that, for the avoidance of doubt, in no event shall the foregoing preclude any such party from assigning any unexercised right to purchase Unsubscribed Shares in accordance with the terms of Sections 2.2(a)(i) through 2.2(a)(iv).

(d) For the avoidance of doubt, the rights of first refusal of Foundation, USV and KPCB described in this Section 2.2 shall supersede (i) the Company’s right to purchase Key Holder Stock pursuant to Section 2.3 below, (ii) any other Investor’s right to purchase Key Holder Stock pursuant to Section 2.4 below and (iii) the right of first refusal provisions of any other agreements to which the Key Holders are a party.

2.3 Company Right of First Refusal. In the event that Foundation, USV and KPCB do not elect to purchase all of the Key Holder Stock described in the Notice pursuant to Section 2.2, the Key Holder shall promptly give written notice (the “Second Notice”) to the Company and each of the Investors, which shall set forth the number of shares of Key Holder Stock to be transferred that were not purchased by Foundation, USV or KPCB. The Company shall then have the right, exercisable upon written notice to the Key Holder (the “Company Notice”) within ten (10) days after the delivery of the Second Notice, to purchase shares of the Key Holder Stock subject to the Second Notice and on the same terms and conditions as set forth therein. The Company shall effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Company Notice, and at such time the Key Holder shall deliver to the Company the certificate(s) representing the Key Holder Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The Key Holder Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company’s Common Stock. Notwithstanding anything to the contrary contained in Sections 2.2 and 2.3, in the event a Key Holder proposes to Transfer any shares of Key Holder Stock after the termination of the Foundation Rights pursuant to Section 2.2(c)(i), the termination of the USV Rights pursuant to Section 2.2(c)(ii) and the termination of the KPCB Rights pursuant to Section 2.2(c)(iii), upon any such proposed Transfer (i) the Company shall have the initial purchase right to such Key Holder Stock and (ii) the Company’s purchase right shall be exercisable by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Key Holder within a thirty (30) day period following the receipt of any such Notice described in Section 2.1; provided, that pursuant to Section 3.8 of the Investor Rights Agreement, in the event the Company elects not to exercise any right of first refusal as set forth herein the Company may have on a proposed transfer of any Key Holder

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Stock, by contract or otherwise, the Company shall, unless otherwise prohibited by applicable law, assign such right of first refusal or right of first offer to each Major Investor (as defined in the Investor Rights Agreement).

2.4 Investor Right of First Refusal.

(a) In the event that Foundation, USV, KPCB or the Company do not elect to purchase all of the Key Holder Stock available pursuant to Section 2.2 or Section 2.3, respectively, the Key Holder shall promptly give written notice (the “Third Notice”) to each of the Investors, which shall set forth the number of shares of Key Holder Stock that were not purchased by Foundation, USV, KPCB and the Company or its assignees. Each Investor shall then have the right, exercisable upon written notice to the Key Holder (the “Investor Notice”) within ten (10) days after the receipt of the Third Notice, to purchase its pro rata share of the Key Holder Stock subject to the Third Notice and on the same terms and conditions as set forth therein; provided, however, that solely to the extent the Foundation Rights, the USV Rights and KPCB Rights set forth in Section 2.2 apply to any proposed transfer of Key Holder Stock, none of Foundation, USV or KPCB shall have the right to purchase any Key Holder Stock pursuant to this Section 2.4 (it being understood that, if Foundation, USV or KPCB waives its rights under Section 2.2 or to the extent the Foundation Rights, the USV Rights and KPCB Rights, respectively, do not apply to any proposed transfer of Key Holder Stock, Foundation, USV and/or KPCB, as applicable, shall be treated as an Investor pursuant to this Section 2.4(a)). Except as set forth in Section 2.4(c), the Investors who so exercise their rights (the “Participating Investors”) shall effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Investor Notice, and at such time the Key Holder shall deliver to the Participating Investors the certificate(s) representing the Key Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

(b) Each Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Key Holder Stock covered by the Third Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Investor at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Notice held by all Investors; provided, however, that solely to the extent the Foundation Rights, USV Rights and the KPCB Rights set forth in Section 2.2 apply to any proposed transfer of Key Holder Stock, any shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Third Notice held by Foundation, USV and/or KPCB, as applicable, shall not be included in the denominator of such fraction (it being understood that, if Foundation, USV or KPCB waives its rights under Section 2.2 or to the extent the Foundation Rights, the USV Rights and the KPCB Rights, respectively, do not apply to any proposed transfer of Key Holder Stock, any shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Third Notice held by Foundation, USV and/or KPCB, as applicable, shall be included in the denominator of such fraction).

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(c) In the event that not all of the Investors elect to purchase their pro rata share of the Key Holder Stock pursuant to Section 2.4(a), then the Key Holder shall promptly give written notice to each of the Participating Investors (the “Overallotment Notice”), which shall set forth the number of shares of Key Holder Stock not purchased by the other Investors pursuant to Section 2.4(a), and shall offer such Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Key Holder (the “Participating Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Investor desires to purchase, and each such Participating Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Third Notice. In the event that the Participating Investors desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 2.4(c) the denominator described in clause (ii) of subsection 2.4(b) above shall be the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investors at the time of the Investor Notice. The Participating Investors shall then effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Participating Investors Overallotment Notice, and at such time, the Key Holder shall deliver to the Investors the certificates representing the Key Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

2.5 Right of Co-Sale.

(a) In the event Foundation, USV, KPCB, the Company or its assignees and the Investors fail to timely exercise their respective rights to purchase all of the Key Holder Stock pursuant to Sections 2.2, 2.3 and 2.4 hereof, the Key Holder shall deliver to the Company and each Investor not exercising its rights of first refusal pursuant to Sections 2.2 or 2.4 above written notice (the “Co-Sale Notice”) that each such Investor shall have the right, exercisable upon written notice to such Key Holder with a copy to the Company within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer on the same terms and conditions. Such notice shall indicate the maximum number of shares of Investor Stock determined under Section 2.5(b) that such Investor may elect to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Key Holder Stock that such Key Holder may sell in the transaction shall be correspondingly reduced.

(b) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Key Holder Stock covered by the Co-Sale Notice and not purchased by Foundation, USV, KPCB, the Company or its assignees or the Investors pursuant to Section 2.2, 2.3 or 2.4 by (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by such Investor at the time of the Notice and the denominator of which is the total number of shares of Common Stock held by such Key Holder (excluding shares purchased by Foundation, USV, KPCB, the Company or its assignees and the Investors pursuant to Sections 2.2, 2.3 and 2.4) plus the number of shares of Common Stock issued or issuable upon the conversion or exercise of

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Preferred Stock or other rights to acquire shares of Common Stock held by all Investors at the time of the Notice. If not all of the Investors elect to sell their shares of Common Stock proposed to be transferred within said fifteen (15) day period, then the Key Holder shall promptly notify in writing the Investors who do so elect and shall offer such Investors the additional right to participate in the sale of such additional shares of Key Holder Stock proposed to be transferred on the same percentage basis as set forth above in this Section 2.5(b); provided, however, that any issued or issuable shares held by Investors who are not Co-Sale Participants shall not be included in the denominator of such fraction. The Investors shall have five (5) days after receipt of such notice to notify the Key Holder in writing with a copy to the Company of its election to sell all or a portion thereof of the unsubscribed shares.

(c) Each Investor who elects to participate in the Transfer pursuant to this Section 2.5 (a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to such Key Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the type and number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.5(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser.

(d) The stock certificate or certificates that the Co-Sale Participant delivers to such Key Holder pursuant to Section 2.5(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Key Holder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Key Holder shall not sell to such prospective purchaser or purchasers any Key Holder Stock unless and until, simultaneously with such sale, such Key Holder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(e) The exercise or non-exercise of the rights of any Investor hereunder to participate in one or more Transfers of Key Holder Stock made by any Key Holder shall not adversely affect his right to participate in subsequent Transfers of Key Holder Stock subject to Section 2.

(f) To the extent that the Investors do not elect to participate in the sale of the Key Holder Stock subject to the Co-Sale Notice, such Key Holder may, not later than sixty (60) days following delivery to the Company of the Co-Sale Notice, enter into an agreement

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providing for the closing of the Transfer of such Key Holder Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Key Holder Stock by a Key Holder, shall again be subject to the first refusal and co-sale rights of the Company and/or Investors and shall require compliance by a Key Holder with the procedures described in this Section 2.

(g) Each Key Holder and holder of Common Stock listed on Schedule I attached hereto (each, a “Seed Investor”) hereby agrees that, in the event that any Seed Investor who has previously been granted co-sale rights, wishes to exercise such rights, any such additional shares of Common Stock held by such Seed Investor will solely reduce the aggregate number of shares of Key Holder Stock that a Key Holder may sell after the participation of the Investors as set forth in this Section 2. For the avoidance of doubt, the number of shares of Common Stock issued or issuable upon the conversion or exercise of the Preferred Stock held by Co-Sale Participants shall not be reduced as a result of the inclusion of such Seed Investors in the Transfer.

3.	EXEMPT TRANSFERS.

3.1 Notwithstanding the foregoing, the first refusal and co-sale rights set forth in Section 2 above shall not apply to (i) any transfer or transfers by a Key Holder which in the aggregate, over the term of this Agreement, including any amendments hereto, amount to no more than five percent (5%) of the shares of Key Holder Stock held by a Key Holder as of the date hereof (as adjusted for stock splits, dividends and the like), (ii) any transfer without consideration to the Key Holder’s ancestors, descendants, spouse, Affiliates or to trusts for the benefit of such persons or the Key Holder, (iii) any transfer or transfers by a Key Holder to another Key Holder (the “Transferee-Key Holder”) so long as the Transferee-Key Holder is, at the time of the transfer, employed by or acting as a consultant or director of the Company, and (iv) all future transfers of shares that were transferred pursuant to a tender offer in which KPCB Holdings, Inc. acquired certain shares of Key Holder Stock; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (i), (ii), (iii), or (iv), (A) the Key Holder, other than in connection with any transfers of Key Holder Stock made in connection with the Tender Offer, shall inform the Investors of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Key Holder hereunder, including without limitation Section 2. Such transferred Key Holder Stock shall remain “Key Holder Stock” hereunder, and such pledgee, transferee or donee shall be treated as the “Key Holder” for purposes of this Agreement, except that such transferee may not transfer shares pursuant to Section 3.1(i) hereof.

3.2 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Key Holder Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

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3.3 Subject to the Foundation Rights, the USV Rights and the KPCB Rights and the obligations described in Section 3.4 below, this Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Key Holder pursuant to (i) a stock restriction agreement or other agreement between the Company and the Key Holder and (ii) any right of first refusal set forth in the Bylaws of the Company.

3.4 In the event the Company may exercise any right of first refusal or repurchase right (other than rights to repurchase Common Stock from employees, officers, directors, consultants or other persons performing services for the Company at cost upon the occurrence of certain events, such as the termination of employment or service) with respect to any of the Company’s outstanding capital stock by contract or otherwise (in each case, a “Company Repurchase Option”), the Company shall, to the extent it may do so pursuant to such instrument, assign such Company Repurchase Option to Foundation, USV and/or KPCB to the extent necessary to permit Foundation, USV and/or KPCB and their respective Affiliates to attain the Foundation 15% Termination Threshold, USV 12% Termination Threshold or the KPCB 9% Termination Threshold, as applicable, subject to the following provisions:

(a) Upon the occurrence of each event giving rise to a Company Repurchase Option, the Company shall give Foundation, USV and KPCB written notice (the “Company Repurchase Option Notice”) of the occurrence of such event, describing the number of shares of capital stock subject to such Company Repurchase Option, the price and the general terms upon which the Company may elect to repurchase such shares of capital stock. Foundation, USV and KPCB shall each have fifteen (15) days after any such Company Repurchase Option Notice is mailed or delivered to it to elect to purchase that portion of the shares of capital stock described in the Company Repurchase Option Notice as it would be entitled to purchase were the repurchase of such shares subject to Section 2.2 hereof, for the price and upon the terms specified in the Company Repurchase Option Notice, by giving written notice to the Company.

(b) If Foundation, USV or KPCB gives the Company written notice that it desires to purchase a portion of such shares within such fifteen (15) day period, then the Company shall take such actions as may be necessary to assign all or any portion (as necessary to accommodate Foundation’s, USV’s and/or KPCB’s election and facilitate the transaction, including any by provision of any necessary Company consents, stock transfers, waivers or other such accommodations) of the Company Repurchase Option to Foundation, USV and/or KPCB. Any shares purchased by Foundation, USV and/or KPCB pursuant to the assignment of the Company’s Repurchase Option will not be cancelled on the books and records of the Company and will be promptly transferred and, if necessary, issued by the Company (or its transfer agent) upon the Company’s receipt of notice of the closing of the purchase and sale of the shares by Foundation, USV and/or KPCB.

(c) If either Foundation, USV or KPCB fails to purchase all or any portion of such shares within fifteen (15) days following the Company’s assignment of the Company Repurchase Option to it, then the assignment of the Company Repurchase Option shall automatically lapse and the Company may repurchase that portion of the shares of capital stock that Foundation, USV or KPCB failed to purchase by exercising the option set forth in this Section 3.4.

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(d) The Company’s obligation under this Section 3.4 (i) as to Foundation, shall terminate immediately upon Foundation collectively first attaining the Foundation 15% Termination Threshold, (ii) as to USV, shall terminate immediately upon USV collectively first attaining the USV 12% Termination Threshold and (iii) as to KPCB, shall terminate immediately upon KPCB attaining the KPCB 9% Termination Threshold. The provisions of this Section 3.4 shall not be applicable to any public offering of the securities of the Company.

4.	PROHIBITED TRANSACTIONS; PROHIBITED TRANSFERS; VOIDABILITY.

4.1 Call Option. In the event of a prohibited transfer in violation of Sections 2.2, 2.3 and/or 2.4 hereof (a “Prohibited Transaction”), the Company and/or Investors shall have the option, in addition to all other remedies it may have, to send to such Key Holder the purchase price for such Key Holder Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Key Holder Stock to be transferred. In the event of a Prohibited Transaction, the Company and/or Investors shall be entitled to purchase from the Key Holder the number of shares that the Company and/or Investors would be entitled to purchase had such Prohibited Transaction been effected in accordance with Sections 2.2, 2.3 and/or 2.4, on the following conditions:

(a) the price per share at which the shares are to be purchased by the Company and/or Investor shall be equal to the price per share paid to such Key Holder by the third party purchaser or purchasers of such Key Holder Stock that is subject to the Prohibited Transaction; and

(b) the Key Holder effecting such Prohibited Transaction shall reimburse the Company and/or Investor for any expenses, including legal fees and expenses, incurred in effecting such purchase.

4.2 Put Option.

(a) In the event that a Key Holder should Transfer any Key Holder Stock in contravention of the co-sale rights of each Investor under Section 2.5 of this Agreement (a “Prohibited Transfer”), each Investor, shall have the put option provided below, and such Key Holder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Key Holder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to Transfer to the purchaser under Section 2.5 hereof had the Prohibited Transfer been effected pursuant to, and in compliance with, the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Key Holder shall be equal to the price per share paid by the purchaser to such Key Holder in such Prohibited Transfer. The Key Holder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor’s rights under Section 2.5.

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(ii) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Key Holder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii) Such Key Holder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.2(b)(i), in cash or by other means acceptable to the Investor.

4.3 Voidability of Transfer. Notwithstanding the foregoing, any purported Transfer by a Key Holder of Key Holder Stock in violation of Section 2 and/or Section 3 hereof shall be voidable at the option of the holders of fifty five percent (55%) of the Investor Stock if the holders of fifty five percent (55%) of the Investor Stock do not elect to exercise the call or put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Investor Stock.

4.4 Limitation of Remedies. In the event that any Investor chooses to exercise either of the options set forth in Sections 4.1 or 4.2 with respect to a particular Prohibited Transaction or Prohibited Transfer, and such election and option are fully complied with, such Investor shall be prohibited from exercising the other option, if applicable, and shall have no other remedies as may be available at law, in equity or hereunder, with respect to such Prohibited Transaction or Prohibited Transfer.

5.	LEGEND.

5.1 Each certificate representing shares of Key Holder Stock now or hereafter owned by the Key Holder or issued to any person in connection with a Transfer pursuant to Section 3.1 hereof shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

5.2 The Key Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.1 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed at the request of any Key Holder following termination of this Agreement.

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6.	MISCELLANEOUS.

6.1 Conditions to Exercise of Rights. Exercise of the Investors’ rights under this Agreement shall be subject to and conditioned upon, and the Key Holders and the Company shall use their commercially reasonable efforts to assist each Investor in, compliance with applicable laws.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as applied to agreements among California residents entered into and performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Francisco, California.

6.3 Amendment. Any provision of this Agreement may be amended or modified and/or the observance thereof may be waived, or this Agreement terminated, only with the written consent of (i) the Company, (ii) as to the Investors, persons holding at least fifty five percent (55%) of the Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Investors and their assignees pursuant to Section 6.5 hereof, and (iii) as to the Key Holders, only by the holders of a majority of the Key Holder Stock held by the Key Holders then providing services to the Company as an officer, employee or consultant; provided, however, that (y) no consent of any Key Holder shall be necessary for any amendment and/or restatement which merely includes additional holders of Preferred Stock or other preferred stock of the Company as “Investors” as parties hereto or other employees of the Company as “Key Holders” and parties hereto and does not otherwise materially increase such Key Holders’ obligations hereunder other than the change in the number of shares determined by Sections 2.4 and/or 2.5 hereof as a result of the addition of such additional holder; and (z) Section 2.2 and Section 3.4 of this Agreement shall not be amended or waived without the written consent of Foundation with respect to its rights thereunder, USV with respect to its rights thereunder and KPCB with respect to its rights thereunder. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 6.3 shall be binding upon each Investor, its successors and assigns, the Company and each of the Key Holders. No consent of any party hereto shall be necessary to include as a party to this Agreement any transferee required to become a party hereto pursuant to Section 3.1 hereof.

6.4 New Investors. Notwithstanding anything herein to the contrary (including Section 6.3), if additional parties become holders of Series F Stock (with such new holders of Series F Stock hereinafter referred to as “New Investors”) pursuant to (i) Section 2.2 of the Purchase Agreement or (ii) the Interest Purchase Agreement to be entered into by and among the Company, Springstone Financial, LLC, a Delaware limited liability company, Premier Payment Solutions, Inc., a Massachusetts corporation, NBT Capital Corporation, a New York corporation and James P. Donovan as the PPS Agent on or around the date hereof (the “IPA”), each such New Investor shall become a party to this Agreement as an “Investor” hereunder, without the need of obtaining any consent, approval or signature of any Investor when such New Investor has both: (a) become holders of Series F Stock by (i) having purchased shares of Series F Stock

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under the Purchase Agreement and having paid the Company all consideration payable for such shares or (ii) having received shares of Series F Stock pursuant to the IPA and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent.

6.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

6.6 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) a Qualified Public Offering (as defined in the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time (the “Restated Certificate”)); or

(b) the date of the closing of an Acquisition or Asset Transfer (each as defined in the Restated Certificate).

6.7 Ownership. Each Key Holder represents and warrant that (i) he, she or it is the sole legal and beneficial owner of those shares of Key Holder Stock that he, she or it currently holds subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares; (ii) such shares of Key Holder Stock are not subject to any lien, charge, pledge, claim, restrictions on transfer, mortgage, security interest, or title defect or other encumbrance of any sort or to any rights of first refusal of any kind other than as contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by such Key Holder and constitutes the valid and binding obligation of such Key Holder enforceable in accordance with its terms; (iv) the execution and delivery by the Key Holder of, and the performance by the Key Holder of its obligations under, this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Key Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Key Holder; and (v) no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with the Key Holder, is required by or with respect to such Key Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company shall not issue shares of its Common Stock, or grant any option or warrant to purchase Common Stock, to any person or entity if such issuance or grant would result in such person or entity holding at least one percent (1%) of the capital stock of the Company (calculated on a fully-diluted as-converted to Common Stock basis) unless such person or entity becomes a party to this Agreement (or agrees to become a party to this Agreement upon the exercise of such option or warrant) as a Key Holder.

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a

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nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 71 Stevenson, Suite 300, San Francisco, CA 94105, Attention: General Counsel and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attention: Cynthia Clarfield Hess and to each Investor and Key Holder at the address set forth on the exhibits attached hereto or at such other address, facsimile number or electronic mail address as the Company, Investor or Key Holder may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Section 6.8, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

6.9 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects, to the extent legally possible, the same economic, business or other purposes of the invalid, illegal or unenforceable provision. A court of competent jurisdiction may replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision.

6.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede in its entirety the Prior Agreement, which shall have no further force or effect. No party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which may be delivered by facsimile or other digital imaging device (e.g., .pdf format) and which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.13 Affiliates; Aggregation of Stock. All rights of any Investor hereunder may be assigned or apportioned by such Investor to or among its Affiliates in any manner such Investor deems appropriate and all shares of Investor Stock held or acquired by Investor Affiliates shall be aggregated together for purposes of determining the availability of rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

LENDINGCLUB CORPORATION

By:	/S/ RENAUD LAPLANCHE

Name:	Renaud Laplanche
Title:	President & CEO

KEY HOLDER:

/S/ RENAUD LAPLANCHE
Renaud Laplanche

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

By:

Name:

Title:

Exhibit 10.1

LENDINGCLUB CORPORATION

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

APRIL 16, 2014

LENDINGCLUB CORPORATION

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES F PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 16, 2014, by and among LENDINGCLUB CORPORATION, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of Three Million One Hundred Ninety-Five Thousand Two Hundred Eighty (3,195,280) shares of its Series F Preferred Stock (the “Shares”) pursuant to this Agreement;

WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of the Shares and (b) the reservation of such shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Restated Charter”).

1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $20.3425 per share.

2.	CLOSING, DELIVERY AND PAYMENT.

2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 11:00 a.m. on the date hereof, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2 Additional Closings. At any time and from time to time after the Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, without obtaining the signature, consent or permission of any of the Purchasers, up to up to that number of shares of Series F Stock that is equal to Three Million One Hundred Ninety-Five Thousand Two Hundred Eighty (3,195,280) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) less the aggregate number of shares of Series F Stock actually issued and sold by the Company at the Closing and prior Additional Closings, to one or more purchasers (the “Additional Purchasers”) (each, an “Additional Closing”), provided that (a) each such subsequent sale is consummated prior to sixty (60) days after the Closing, and (b) each Additional Purchaser shall become a party to this Agreement and each of the Related Agreements (as defined below), by executing and delivering a counterpart signature page to this Agreement and each of the Related Agreements and will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement and the Related Agreements, each to the same extent as if they had been Purchasers at the Closing. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Additional Closing and the parties purchasing such Additional Shares.

2.3 Delivery. At the Closing and each Additional Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing or such Additional Closing by such Purchaser registered in the name of such Purchaser (or the name of such Purchaser’s nominee as indicated on the Schedule of Purchasers), against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a schedule of exceptions delivered by the Company to Purchasers at the Closing dated of even date herewith (the “Schedule of Exceptions”), the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below. For purposes of this Section 3, the terms “to the Company’s Knowledge,” “to its Knowledge” or “Known” shall mean the knowledge of Renaud Laplanche, Carrie Dolan, Scott Sanborn and John MacIlwaine, together with such knowledge as such individuals would have after reasonable investigation; provided however that the knowledge of John MacIlwaine shall only apply to Section 3.12.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Amended and Restated

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Investor Rights Agreement in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the “Co-Sale Agreement”), and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”) (collectively, the “Related Agreements”), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in California and in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

3.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 186,000,000 shares of Common Stock, par value $0.01 per share, 28,397,256 shares of which are issued and outstanding, and (ii) 125,307,087 shares of Preferred Stock, par value $0.01 per share, 33,825,798 of which are designated Series A Preferred Stock, 33,050,170 are issued and outstanding, and 32,788,650 are designated Series B Preferred Stock, all of which are issued and outstanding, 31,243,218 are designated Series C Preferred Stock, all of which are issued and outstanding and 18,015,356 are designated Series D Preferred Stock, all of which are issued and outstanding, 5,000,000 are designated Series E Preferred Stock, all of which are issued and outstanding and 4,434,065 are designated Series F Preferred Stock, none of which are issued and outstanding.

(b) Under the Company’s 2007 Stock Incentive Plan, as amended to date (the “Plan”), (i) 10,933,848 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase 27,500,898 shares of Common Stock have been granted and are currently outstanding, and (iii) 3,560,400 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company. The Company has furnished to the Purchasers complete and accurate copies of the Plan and forms of agreements used thereunder. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(c) Warrants to purchase 135,168 shares of Common Stock are outstanding.

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(d) Warrants to purchase 719,290 shares of Series A Preferred Stock are outstanding.

(e) Other than the shares reserved for issuance under the Plan, except as may be issued and sold pursuant to this Agreement and the Related Agreements and except as disclosed in this Agreement, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, agreements or understandings, oral or written, of any kind for the purchase or acquisition from the Company of any of its securities.

(f) All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) as to the issued and outstanding shares of the Company’s Common Stock, are subject to a right of first refusal in favor of the Company upon transfer.

(g) The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon the Purchasers and (ii) any right of first refusal set forth in the Company’s Bylaws or the Co-Sale Agreement; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(h) Unless otherwise as approved by the Board of Directors, all outstanding options (and Common Stock issued upon exercise of such options) vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal quarterly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events. All outstanding options and warrants to purchase shares of the Company’s capital stock have been issued in compliance with all applicable federal, state, foreign or local statutes, laws, rules, or regulations, including federal and state securities laws.

(i) All outstanding shares of capital stock and all shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

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(j) The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Charter, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(k) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and holders of capital stock, including, but not limited to, the consent of the Board of Directors and the stockholders, necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.

3.5 Financial Statements. The Company has made available to each Purchaser its audited balance sheet for the year ended December 31, 2013, an audited statement of income and cash flows for the year ended December 31, 2013 (the “Statement Date”) (collectively, all of the previously listed financial statements being referred to as the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition and position of the Company as of December 31, 2013.

3.6 Company SEC Reports. The Company has filed all forms, reports and documents with the Securities and Exchange Commission that have been required to be filed by it under applicable laws since October 10, 2008 (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Company SEC Reports”). As of its filing date, each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as the case may be, each as in effect on the date such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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3.7 Liabilities. Except as set forth in the Financial Statements, the Company has no liabilities and, to its Knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

3.8 Agreements; Action.

(a) There are no agreements, understandings or proposed transactions between the Company and any of its directors, employees, contractors or consultants that provide for compensation in excess of $500,000.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party, or to its Knowledge, by which it is bound, which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $750,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses to the Company of “off the shelf” software or other standard products), or (iii) the grant of any rights affecting the development, manufacture, licensing, distribution, marketing, or sale of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c) The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $750,000 or, in the case of indebtedness and/or liabilities individually less than $750,000, in excess of $1,500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) The Company is not a guarantor or indemnitor of any indebtedness of any other person.

3.9 Obligations to Related Parties. There are no obligations, understandings or proposed transactions of the Company to officers, directors, stockholders, or employees of the Company or a member of the immediate family or affiliate of the foregoing other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by

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the Board of Directors of the Company). None of the employees, officers, directors or, to the Company’s Knowledge, stockholders of the Company or any members of the immediate family or affiliates of the foregoing, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than one percent (1%) of such company) and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No employee, officer or director or any member of such employee’s, officer’s or director’s immediate family or affiliate of the foregoing or, to the Company’s Knowledge, stockholder or any member of such stockholder’s immediate family or affiliate, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). Notwithstanding the foregoing, certain employees, officers, directors or stockholders of the Company or members of the immediate family or affiliates of the foregoing may be holders of promissory notes issued on the Company’s lending platform or may be borrowers on the Company’s lending platform.

3.10 Changes. Since the Statement Date, there has not been:

(a) Any change in the assets, liabilities, financial condition, operating results or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, operating results or operations of the Company;

(b) Any resignation or termination of any officer, key employee or group of employees of the Company, and the Company is not aware of any impending resignation or termination of any officer, key employee or group of employees of the Company;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company;

(e) Any waiver or compromise by the Company of a material right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) Any labor organization activity related to the Company;

(h) Any sale, assignment, exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

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(i) Any change in any material agreement to which the Company is a party or by which it is bound, which materially and adversely affects the business, assets, liabilities, financial condition, operating results or operations of the Company;

(j) Any loans made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(k) Any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

(l) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due and payable;

(m) Any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company other than the acquisition of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;

(n) Any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(o) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operating results or operations of the Company; or

(p) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (o) above.

3.11 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a) through (c) above.

3.12 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The

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Schedule of Exceptions contains a complete list of the Company’s registered patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” software or other standard end-user object code licenses.

(b) The Company has not received any written communications alleging that the Company has violated or, by conducting its business as currently conducted or proposed to be conducted, would violate any of the registered patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(c) To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as currently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

(d) Each former and current employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to Purchasers’ counsel. No former or current employee, officer or consultant of the Company (i) has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement; (ii) is, to the Company’s Knowledge, in violation of such employee, officer or consultant’s proprietary information and inventions agreement; or (iii) has failed to affirmatively indicate in such proprietary information and inventions agreement that no such works or inventions made prior to his or her employment with the Company exist. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that were created during such employee’s or consultant’s service to the Company or using the Company’s confidential information and are related to the Company’s business as now conducted and as presently proposed to be conducted.

(e) The Company is not subject to any “open source” or “copyleft” obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company.

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3.13 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents (including the Restated Charter or the Company’s Bylaws), each as amended, of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or, to its Knowledge, by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. To the Company’s Knowledge, the Company has not performed any act, or failed to perform any act, which action or failure to act would result in the Company’s loss of any material right granted under any license or other agreement required to be disclosed in the Schedule of Exceptions.

3.14 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to the Company’s Knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its Knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.15 Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed all tax returns (federal, state and local) required to be filed by it or extensions thereof, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Such tax returns are true and correct in all material respects and have been completed in accordance with applicable law. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s Knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has timely withheld and paid over to the appropriate governmental authorities all amounts required to be withheld and paid over with respect to its employees and other third parties and is not liable in arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no Knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

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3.16 Employees.

(a) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company.

(b) The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

(c) No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.

(d) To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred.

(e) Each former employee of the Company whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.

3.17 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. To the Company’s Knowledge, no officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.18 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s Knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

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3.19 Compliance with Laws; Permits.

(a) The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operating results or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the issuance of the Shares or the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company has all licenses (including without limitation lending licenses in each state) required for the conduct of its business as now conducted and as presently proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b) The Company (and the conduct of the Company’s business) has, in all material respects, complied at all times with all applicable laws and regulations and with the Company’s privacy policies relating to the collection, storage, use, disclosure and transfer of user data and personal information collected or obtained by the Company (or collected or obtained by third parties having authorized access to the records of the Company). With respect to all user data and personal information collected or obtained by the Company, the Company has taken commercially reasonable steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the user data and personal information is protected against loss and unauthorized or illegal access, use, modification, disclosure or transfer.

3.20 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited any offers to sell or has offered to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.21 Full Disclosure. The Company has provided Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares. Neither this Agreement, the exhibits hereto, the Related Agreements nor any other document delivered by the

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Company to Purchasers or their attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.22 Corporate Documents. The Restated Charter and Bylaws of the Company are in the form provided to Purchasers or Purchasers’ counsel. The minute books of the Company made available to Purchasers contain a complete and accurate summary of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and accurately reflects in all material respects all actions by the directors (and any committees of directors) and stockholders with respect to all transactions referred to in such minutes.

3.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.24 Insurance. The Company has general commercial, product liability, director and officer liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

3.25 Executive Officers. No executive officer or person nominated to become an executive officer of the Company (i) to the Company’s Knowledge, has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, or is the subject of any pending civil or administrative action by the Securities and Exchange Commission or any related self-regulatory organization.

3.26 83(b) Elections. To the Company’s Knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that at the time of purchase provided for the vesting of such shares have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

3.27 Employee Benefit Plans. The Company is in substantial compliance with its “employee benefits plans” as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.28 Investment Company. The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.29 Internal Control over Financial Reporting; Disclosure Controls and Procedures.

(a) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable

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assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Schedule of Exceptions, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(b) Since the date of the filing of the Company’s Form 10-K for the year ended December 31, 2013, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities in a manner to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the applicable Closing as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement or the right of each Purchaser to rely thereon):

4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out its obligations hereunder and thereunder. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon Purchaser’s execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must

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bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b) Acquisition for Own Account. Purchaser on behalf of itself and/or any affiliates and related investors to whom it attributes any of the Shares purchased by such Purchaser hereunder (if applicable) (each, an “Attributed Purchaser”) is acquiring the Shares and the Conversion Shares for Purchaser’s or (if applicable) its Attributed Purchaser’s account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser has made no publication of any advertisement in connection with the transactions contemplated by this Agreement.

(d) Accredited Investor. Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of the purchase of the Shares and the operation of the Company’s business as currently conducted. Purchaser further acknowledges that Purchaser or Purchaser’s counsel has had access to the Company’s SEC Reports.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

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(h) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

5.	CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to purchase Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless otherwise waived by such Purchaser:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, except for representations made as of a specific date, which shall be true and correct in all material respects as of such date, and the Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended) except for such as may be properly obtained subsequent to the Closing.

(d) Filing of Restated Charter. The Restated Charter shall have been duly authorized, executed, filed with and accepted by the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(e) Corporate Documents. The Company shall have delivered to Purchasers or their counsel copies of all corporate documents of the Company as Purchasers shall reasonably request, and such Purchasers shall have completed their due diligence to their satisfaction.

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(f) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(g) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

(h) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and in California, dated within five calendar days before the Closing.

(i) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the Company and each Investor (as such term is defined therein).

(j) Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the Company, the Key Holders and the Investors (as such terms are defined therein).

(k) Voting Agreement. The Voting Agreement shall have been executed and delivered by the Company, the Key Holders, the Investors and the Designated Common Stockholders (as such terms are defined therein).

(l) Legal Opinion. Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

(m) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(n) Proprietary Information and Inventions Agreement. The Company and each of its current and former officers, employees and consultants shall have entered into the Company’s standard form of Proprietary Information and Inventions Agreement, in a form reasonably acceptable to Purchasers, with no exceptions noted in such agreements.

(o) Attorneys’ Fees. The Company shall pay the fees set forth in Section 6.10 of this Agreement.

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5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereby shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. The Purchasers acquiring Shares hereby shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

(c) Filing of Restated Charter. The Restated Charter shall have been duly authorized, executed, filed with and accepted by, the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(d) Voting Agreement. The Voting Agreement shall have been executed and delivered by the Company, the Key Holders, the Investors and the Designated Common Stockholders (as such terms are defined therein).

(e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and except for such as may be properly obtained subsequent to the Closing).

6.	MISCELLANEOUS.

6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

6.2 Survival; Limitation of Liability. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby; provided, however, that in the event a Purchaser receives written notice of a breach of any representation, warranty, covenant or agreement made herein by the Company, such Purchaser shall have two (2) years after the date of such notice to bring a claim against the Company in connection with such breach; provided further, however, that in the event that such Purchaser obtains knowledge of any breach of any representation, warranty, covenant or agreement made herein by the Company after the Closing, such Purchaser shall promptly provide notice to the Company of such breach. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties,

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covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects, to the extent legally possible, the same economic, business or other purposes of the invalid, illegal or unenforceable provision. A court of competent jurisdiction may replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision.

6.6 Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived, only upon the written consent of the Company and holders of at least sixty-five percent (65%) of the Shares purchased pursuant to this Agreement (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public); provided any amendment, modification or waiver that adversely affects the rights of any Purchaser in a manner that is materially different than the effect on the rights of the other Purchasers shall also require the written consent of such adversely affected Purchaser.

6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring nor shall any waiver of any single

19

breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or the Restated Charter or any waiver on such party’s part of any provisions or conditions of this Agreement, the Related Agreements or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements or the Restated Charter or otherwise shall be cumulative and not alternative.

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 71 Stevenson, Suite 300 San Francisco, CA 94105, Attention: General Counsel and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attention: Cynthia Clarfield Hess and to each Purchaser at the address set forth on Exhibit A attached hereto or at such other address, facsimile number or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Section 6.8, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

6.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay (i) the reasonable fees and expenses of one legal counsel to T.Rowe Price Associates, Inc. in an amount not to exceed $50,000 and (ii) the reasonable fees and expenses of one legal counsel to Wellington Management Company LLC in an amount not to exceed $15,000.

6.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile or other digital imaging device (e.g., .pdf format) and which shall be deemed an original, but all of which together shall constitute one instrument.

20

6.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of such party’s breach of the representation in this Section 6.13.

6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares and Conversion Shares.

6.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.16 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

6.17 Waiver of Conflict of Interest. Each Purchaser and the Company is aware that Fenwick & West LLP (“F&W”) may have an investment in certain of the Purchasers or may have previously performed and may continue to perform certain legal services for certain of the Purchasers in matters unrelated to F&W’s representation of the Company. In connection with its Purchaser representation, F&W may have obtained confidential information of such Purchasers that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Purchaser and the Company hereby (a) acknowledges that the terms of this Agreement were negotiated between the Purchasers and the Company, (b) waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information and (c) consents to the investment by such affiliate of F&W. Each Purchaser and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 6.17.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

21

IN WITNESS WHEREOF, the parties hereto have executed the SERIES F PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

LENDINGCLUB CORPORATION

By:	/S/ RENAUD LAPLANCHE
Name: Renaud Laplanche
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed the SERIES F PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

By:
Name:
Title:

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditor’s Report, dated March 28, 2014, for the financial statements of Springstone Financial, LLC, as of and for the years ended December 31, 2013 and 2012 by LendingClub Corporation into its Current Report on Form 8-K.

/s/ AUERR, ZAJAC & ASSOCIATES, LLP
Auerr, Zajac & Associates, LLP

Franklin, Massachusetts

April 16, 2014

Exhibit 99.1

Lending Club Acquires Springstone

Acquisition financed in part by T. Rowe Price Associates, Inc., Wellington Management Company, LLP, BlackRock and Sands Capital

SAN FRANCISCO – April 17, 2014 – Lending Club (https://www.lendingclub.com), the nation’s leading online credit marketplace, announced today that it has acquired Springstone Financial for a total consideration of $140 million in cash and stock. Springstone provides affordable financing options for consumers looking to finance private education and elective medical procedures through a network of over 14,000 schools and healthcare providers.

“The acquisition of Springstone is significantly expanding the services we offer to help consumers achieve their goals,” said Lending Club CEO Renaud Laplanche. “Parents looking to finance their children’s education and patients undergoing elective procedures will now have access to Lending Club loans and benefit from responsible, transparent and affordable financing options.”

Mike Gilroy, CEO of Springstone, said, “Lending Club has established a great reputation as an innovator. We’ve built strong bridges between providers and patients and between educational institutions and parents. We’re excited to become part of the Lending Club platform, which will bring new financing options to our network.”

As part of the financing of this transaction, Lending Club also announced the closing of an equity capital raise. Investors in the $65 million round included funds and accounts managed by T. Rowe Price Associates, Inc., Wellington Management Company, LLP, BlackRock and Sands Capital.

“We believe that Lending Club has an opportunity to transform an important part of the banking system into a transparent online marketplace,” said Henry Ellenbogen, Portfolio Manager at T. Rowe Price Associates, Inc. “The Springstone acquisition is another step in that direction, and we are very excited at the prospect of being a long term equity partner of Lending Club.”

Lending Club also raised $50 million in debt financing to fund the acquisition.

Since facilitating its first loan in May 2007, Lending Club has more than doubled annual loan volume each year. By using technology and an innovative process, Lending Club matches creditworthy borrowers with investors looking for yield. Borrowers benefit from rates generally lower than credit cards, and the platform’s investors have enjoyed solid returns. As of April 17, 2014 more than $4 billion in personal loans have been originated through the Lending Club platform, enabling more than 250,000 consumers to achieve their financial goals. Lending Club recently launched a small business loan platform designed to help small business owners access affordable credit.

About Lending Club

Lending Club utilizes technology and innovation to reduce costs and offer borrowers better rates and investors better returns. Over $4 billion in personal loans have been issued through the Lending Club platform. The Company has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes’ America’s Most Promising Companies three years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World’s 10 Most Innovative Companies in Finance by Fast Company in 2013. Lending Club is based in San Francisco, California. More information is available at: https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, MN, MO, MS, MT, NH, NV, NY, RI, SD, UT, VA, WA, WI, WV, or WY.

About Springstone

Founded in 2007 by Mike Gilroy, Jim Donovan and Mike Donovan, Springstone has established a reputation for high quality service and consumer-friendly terms. Springstone provides affordable financing options for consumers to finance private education and elective medical procedures through a network of over 14,000 schools and healthcare providers. In 2013 Springstone facilitated over $340 million in loans for elective medical procedures and educational expenses including private school tuition and tutoring. Springstone operates the Websites https://springstoneplan.com/ and https://yourtuitionsolution.com/. Springstone was advised on this transaction by Sandler O’Neill + Partners, L. P.

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

###

Press Contact:

Grayling Public Relations

415-593-1400

LendingClub@graylingpr.com

Exhibit 99.2

SPRINGSTONE FINANCIAL, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

SPRINGSTONE FINANCIAL, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

TABLE OF CONTENTS

Independent Auditor’s Report	3 - 4

Financial Statements:
Balance Sheets	5

Statements of Operations	6

Statements of Changes In Members’ Equity	7

Statements of Cash Flows	8

Notes to Financial Statements	9 – 14

Supplemental Schedule:
Independent Auditor’s Report on Supplementary Information	15

Schedule of Operating Expenses	16

2

INDEPENDENT AUDITOR’S REPORT

To the Members

Springstone Financial, LLC

Westborough, MA 01581

We have audited the accompanying financial statements of Springstone Financial, LLC which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Springstone Financial, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

3

Emphasis of Matter

As discussed in Note 2 to the financial statements, the 2012 financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

Certified Public Accountants

March 28, 2014

4

SPRINGSTONE FINANCIAL, LLC

BALANCE SHEETS

(See Notes to Financial Statements)

	December 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash and Cash Equivalents	$7,804,060	$7,385,889
Loan Origination Fees Receivable	414,121	590,843
Prepaid Expenses	105,977	62,135
Due From Officers	171,860	85,930
Other Receivables	625	149,391

Total Current Assets	8,496,643	8,274,188

Property and Equipment
Property and Equipment - Cost	953,225	597,910
Less Accumulated Depreciation	550,473	445,950

Net Property and Equipment	402,752	151,960

Other Assets
Intangible Assets	6,731	6,731
Less Accumulated Amortization	3,590	3,142

Net Intangibles	3,141	3,589

Restricted Cash - See Note 4	1,399,732	1,312,358
Security Deposits	57,378	27,378

Total other Assets	1,460,251	1,343,325

Total Assets	$10,359,646	$9,769,473

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts Payable	$345,138	$149,072
Alliance Rebate Payable	494,416	221,829
Accrued Expenses	106,063	107,929
Accrued Salaries and Payroll Taxes	551,098	415,021
Loan Funding Payables	323,299	178,399
Current Portion of Deferred Rent	4,725	—

Total Current Liabilities	1,824,739	1,072,250

Long Term Liabilities
Loan Loss Contingency - See Note 5	1,189,681	1,189,681
Deferred Rent	22,839	—

Total Long Term Liabilities	1,212,520	1,189,681

Total Liabilities	3,037,259	2,261,931
Members’ Equity	7,322,387	7,507,542

Total Liabilities and Members’ Equity	$10,359,646	$9,769,473

5

SPRINGSTONE FINANCIAL, LLC

STATEMENTS OF OPERATIONS

(See Notes to Financial Statements)

	Years Ended December 31,
	2013	2012

Fee Income	$19,401,918	$14,840,780
Fee Refunds	916,198	428,658

Net Fee Income	18,485,720	14,412,122

Operating Expenses	9,861,710	7,380,232

Income From Operations	8,624,010	7,031,890

Other Income
Interest Income	2,543	3,077

Net Income	$8,626,553	$7,034,967

6

SPRINGSTONE FINANCIAL, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(See Notes to Financial Statements)

	NBT Capital Corp.	Premier Payment Solutions, Inc	Total
Balance Beginning of the Period	$3,056,958	$302,509	$3,359,467

Net Income	1,434,173	5,736,693	7,034,967

Distributions To Members	(577,378)	(2,309,514)	(2,886,892)

Members Equity December 31, 2012	$3,913,753	$3,729,688	$7,507,542

Net Income	1,725,311	6,901,242	8,626,553

Distributions To Members	(1,762,342)	(7,049,366)	(8,811,708)

Members Equity December 31, 2013	$3,876,722	$3,581,564	$7,322,387

7

SPRINGSTONE FINANCIAL, LLC

STATEMENTS OF CASH FLOWS

(See Notes to Financial Statements)

	Years Ended December 31,
	2013	2012
Cash Provided By (Used In)
Operating Activities
Net Income	$8,626,553	$7,034,967
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities
Depreciation and Amortization	123,421	102,864
Assets Abandoned In Office Relocation	26,246	—
Security Deposits	(30,000)	—
(Increase) Decrease In
Loan Origination Fees Receivable	176,722	(402,337)
Prepaid Expenses	(43,842)	17,662
Due From Officers	(85,930)	(85,930)
Other Receivables	148,766	(143,852)
(Decrease) Increase In
Accounts Payable	196,066	22,519
Alliance Rebate Payable	272,587	221,829
Accrued Expenses	(1,866)	12,498
Accrued Salaries and Payroll Taxes	136,077	197,159
Loan Funding Payables	144,900	58,111
Loan Loss Contingency	—	(33,253)
Deferred Rent	27,564	—

Total Adjustments	1,090,711	(32,730)

Net Cash Provided by Operating Activities	9,717,264	7,002,237

Investing Activities
Restricted Cash	(87,374)	(89,424)
Purchase of Equipment and Software	(400,011)	(81,383)

Net Cash Used In Investing Activities	(487,385)	(170,807)

Financing Activities
Distributions to Members	(8,811,708)	(2,886,892)

Net Cash Used In Investing Activities	(8,811,708)	(2,886,892)

Net Increase in Cash	418,171	3,944,538
Cash - Beginning of the Period	7,385,889	3,441,351

Cash - End of the Period	$7,804,060	$7,385,889

See Note 6 for supplemental disclosures of noncash transactions.

8

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company provides services related to the origination and processing of consumer loans. The loans are used to fund elective medical, fertility and dental procedures, as well as tuition at private educational institutions and tutoring at learning centers for pre-post secondary age students.

Revenues and Expenses

The Company earns revenue by originating and placing consumer loans with funding institutions. Revenue consists of fees from service providers and loan origination fees from the funding institutions. Revenue is recognized when the loans are funded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual results could differ from those estimates.

Property and Equipment

Property and equipment additions are recorded at cost. Maintenance, repairs, and renewals are expensed, and additions and improvements are capitalized. Depreciation is computed using both straight-line and accelerated methods over useful lives of 5 - 7 years.

Depreciation expense for the years ended December 31, 2013 and 2012 was $122,973 and $102,416, respectively.

The Components of Property and Equipment are as follows:

	December 31, 2013	December 31, 2012
Computers and Office Equipment	$148,696	$118,465
Furniture and Fixtures	237,540	56,543
Leasehold Improvements	110,259	24,775

	496,495	199,783
Less Accumulated Depreciation	179,354	146,496

	$317,141	$53,287

9

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Property and Equipment, continued

Software and Website Costs

Computer software and web site development costs include packaged software, customized software for website operations, and costs related to major website enhancements. These costs are amortized using the straight-line method over three year lives. Operating expenses related to web site hosting and routine maintenance are expensed as incurred.

The components of capitalized software and website costs are as follows:

	December 31, 2013	December 31, 2012
Software	$136,865	$131,095
Website Costs	319,865	267,032

	456,730	398,127
Less Accumulated Depreciation	371,119	299,454

	$85,611	$98,673

Marketing and Advertising

The Company currently markets loans to the following demographic markets: (1) high quality medical and dental professional service providers for funding of elective medical, fertility and dental procedures, and (2) private educational institutions and learning centers for funding of private K-12 school tuition and tutoring.

The Company expenses advertising as incurred. Advertising expense for the twelve months ended December 31, 2013 and 2012 was $190,112 and $109,141, respectively.

Concentrations of Credit Risk

The Company maintains demand deposits with several high quality financial institutions. Periodically, cash balances exceed the federally insured bank deposit limits. The Company had approximately $9,068,000 and $9,818,000 in uninsured cash, as of December 31, 2013 and 2012, respectively.

Credit Policies

The Company follows practices standard in the consumer lending/loan servicing industries. Loan applications are processed through various fraud shield databases and credit checks are run for all loan applicants. Loan proceeds are sent directly to the medical or dental service provider or educational institution, and not to the borrower.

10

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Limited Liability Company/Income Taxes

As a limited liability company, each member’s liability is limited to amounts reflected in their respective member accounts.

The Company files its income tax returns as a partnership for federal and state income tax purposes. As such, the Company will not pay any federal or state income taxes, because any income or loss will be passed through to the federal and state tax returns of the members of the Company. Accordingly, no provision is made for federal or state income taxes in the financial statements.

Following are the differences between the financial statements and how the Company reports in its income tax returns: The financial statements include a provision for loss reserves based on management’s estimate of its exposure to potential loan defaults whereas the tax reporting allows deductions only when losses are realized. Organizational expenses were expensed in full on the financial statements, whereas for income tax reporting organizational costs are amortized over five years. Meals and entertainment are expensed in full on the financial statements, whereas for income tax reporting these costs are only 50% deductible.

The Company files income tax returns in the U.S. federal jurisdiction and the states of Massachusetts, Pennsylvania, New Jersey and Ohio. Management believes that all positions taken in its tax returns would be sustained in the event of review. The Company’s tax returns are no longer subject to review for years before 2010.

NOTE 2 – CORRECTION OF ERROR

The Company has restated the 2012 financial statements in order to reflect the following corrections:

•	In 2009, the Company entered into an agreement with World Financial Capital Bank (now known as Comenity Bank) under which it would refund excess margin earned from provider fees, as calculated in accordance with the terms of the agreement. In 2012, the margin specified in the agreement was exceeded which resulted in the accrual of a rebate in the amount of $221,829 and referred to in the financial statements as “Alliance Rebate”.

•	The Company has been providing supplemental life insurance and disability benefits to its officers. It was subsequently determined that the cost of the benefits should be reimbursed by the officers. As a result, the Company has accrued a receivable from the officers in the amount of $85,930.

NOTE 3 – LEASE COMMITMENTS

Operating Lease

In 2013, the Company entered into a lease for new office space. The lease is for a period of 73 months beginning February, 2014, with an option to renew for an additional five years.

11

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3 – LEASE COMMITMENTS, continued

The Company occupied the new space on October 1, 2013, and paid rent of $1,848 for the months of October through December under the early occupancy provision in the lease. The difference between the rent paid for these months and the fair value of the rent as determined from the lease terms has been recorded as rent expense and a liability for deferred rent, which will be amortized over the term of the lease. Rent expense for office space for the years ended December 31, 2013 and 2012 was $172,532 and $134,085, respectively.

Future minimum annual payments under the lease are as follows:

2014	$154,057
2015	213,463
2016	221,780
2017	230,097
2018	238,413
Thereafter	266,598

$1,324,408

NOTE 4 – RELATED PARTY TRANSACTIONS

One of the Company’s funding sources, NBT Bank, N.A. (an FDIC insured banking institution) is a subsidiary of a member of the Company, NBT Capital Corp. NBT Bank, N.A. (NBT) takes the risk of loss on default for a large majority of the loans that it funds.

In addition, the Company also has several bank accounts on deposit with NBT.

Three of the Company’s senior managers are stockholders of Premier Payment Solutions, Inc., the other member of the Company.

NOTE 5 – RESTRICTED CASH

Restricted cash represents reserves set aside by NBT to cover potential defaults on selected loan portfolios. No withdrawals may be made from these accounts without written approval from NBT.

NOTE 6 – LOAN LOSS CONTINGENCY

Loan loss contingency represents management’s estimate of the potential contingent liability to cover losses on the following loan portfolios:

“Pool B” - This portfolio consists of loans, funded by the primary banking partner, made to borrowers with credit scores lower than normally required by the bank, but high enough to satisfy the Company’s credit worthiness requirements, based on senior management’s previous experience in the consumer loan market.

12

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 6 – LOAN LOSS CONTINGENCY, continued

The total amount of loans outstanding in this portfolio as of December 31, 2013 and 2012 was approximately $6,240,000 and $5,624,000, respectively. For the years ended December 31, 2013 and 2012, the total amount of loan defaults realized from this portfolio was $468,358 and $356,595, respectively.

“Over $25K” - The 2nd portfolio consists of loans over $25,000, made to individuals with higher than normal credit scores. The Company bears the burden of risk of loss on such loans that were made before September 1, 2012. The Company’s potential liability is based on the ratio of the amount of the original loan balance over $25,000 to the total original loan amount. At December 31, 2013 and 2012, the Company’s exposure on this portfolio was approximately $2,986,000 and $5,402,000, respectively. For the years ended December 31, 2013 and 2012, actual defaults realized from this portfolio were $44,008 and $31,602, respectively.

“ClearChoice Reserve Program” – Loans in this portfolio commenced in July, 2012 and are used to pay for the cost of dental and orthodontic procedures. The Company bears the risk of loss at 1.54% of the outstanding loan balance. At December 31, 2013 and 2012, the Company’s exposure on this portfolio was approximately $62,000 and $32,000, respectively. For the years ended December 31, 2013 and 2012, actual defaults realized from this portfolio were $29 and none, respectively.

Management believes that the loan loss contingency balance is sufficient to cover any future loan defaults on these portfolios.

NOTE 7 – STATEMENT OF CASH FLOWS – SUMMARY OF NON-CASH AND OTHER ITEMS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

There were no income taxes paid for the years ended December 31, 2013 and December 31, 2012.

There were no payments of interest for the years ended December 31, 2013 and December 31, 2012.

In the year ended December 31, 2013 fully depreciated property and equipment in the amount $18,465 of was written off.

NOTE 8 – RETIREMENT PLAN

The Company has a 401(k) profit sharing plan which covers substantially all employees. Participating employees may contribute, on a tax-deferred basis, a portion of their compensation in accordance with section 401(k) of the Internal Revenue Code. The plan provides for a safe harbor matching contribution by the Company. For the years ended December 31, 2013 and 2012, the Company’s matching contributions were $95,086 and $80,727, respectively.

13

SPRINGSTONE FINANCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 9 – COMPENSATED ABSENCES

Employees of the Company are entitled to paid time off (PTO) which accrues up to a maximum of 160 hours. Paid time off can be used as vacation time, sick time, or personal time. Employees cannot carry over more than 40 hours of PTO into the next calendar year. As of December 31, 2013 and 2012, there were no accrued compensated absences.

NOTE 10 – SIGNIFICANT CONCENTRATIONS

The Company is fully dependent on third party funding sources such as banks or private placement financing organizations. As of December 31, 2013, there were two banks with which the Company has an arrangement to fund the loans it originates. Until those loan portfolios grow significantly, the Company is unlikely to pursue other major lending sources, and therefore has a concentration in terms of readily available lenders.

The loan origination industry is subject to certain economic factors such as interest rates, and the overall health of the economy.

NOTE 11 –REGULATORY MATTERS

The Company is subject to various regulations common in the financing industry and continually monitors its responsibilities with regard to regulatory and licensing requirements. The Company is satisfied that it is fully compliant with all requirements

Additionally, each of the Company’s banking partners has a contractual right to review its policies and procedures related to regulatory matters to insure that the Company is in compliance.

NOTE 12 – SUBSEQUENT EVENTS

In late 2013 the Company entered into negotiations with LendingClub Corporation (“LendingClub”) to be acquired. The discussions have continued into 2014, with no definitive terms yet set. Management expects that the Company and LendingClub will agree to terms and that the acquisition will be completed early in the second quarter of 2014.

The Company has evaluated all subsequent events through March 28, 2014, the date the financial statements were available to be issued.

NOTE 13 – SUBSEQUENT EVENTS

Certain amounts in the 2012 financial statements and schedules have been reclassified to conform to the 2013 statement presentation.

14

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTARY INFORMATION

To the Members

Springstone Financial, LLC

Westborough, MA 01581

We have audited the financial statements of Springstone Financial, LLC as of and for the years ended December 31, 2013 and 2012, and our report thereon dated March 28, 2014, which expressed an unqualified opinion on those financial statements, appears on page three. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The schedule of operating expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Certified Public Accountants

March 28, 2014

15

SPRINGSTONE FINANCIAL, LLC

SCHEDULE OF OPERATING EXPENSES

(See auditor’s report on supplemental information and notes to financial statements)

	Years Ended December 31,
	2013	2012
Salaries and Payroll Taxes	$4,524,719	$3,602,641
Advertising and Marketing Expense	799,862	499,375
Consultants	297,784	347,254
Printing and Reproduction	115,204	223,984
Information Technology and Website Hosting	272,064	202,584
Rent Expense	172,532	134,085
Professional Fees	441,534	150,484
Travel and Entertainment	39,661	14,004
Depreciation and Amortization	123,421	102,864
Postage and Delivery	142,294	129,061
Insurance	148,137	86,671
Office Supplies and Expense	27,243	34,745
Telephone and Utilities	96,001	80,924
Training and Education	67,252	50,332
Charitable Contributions	2,139	4,470
Employee Retirement Benefits	95,086	80,727
Credit Reports	270,047	194,735
Alliance Rebate	272,587	221,829
Provider Rebates and Chargebacks	1,187,734	716,660
Provision for Loss Contingency	525,605	388,197
Fraud Losses	121,243	93,109
Bank Service Charges	18,727	11,947
Office Relocation Expense	78,184	—
Miscellaneous	22,650	9,550

Total Operating Expenses	$9,861,710	$7,380,232

16

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 17, 2014 (the “Closing Date”), LendingClub Corporation (“Lending Club” or the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Springstone Financial, LLC, a Delaware limited liability company (“Springstone”), Premier Payment Solutions, Inc., a Massachusetts corporation (“PPS”), NBT Capital Corp., a New York corporation (together with PPS, the “Sellers”), and James P. Donovan, as the Sellers’ representative thereunder, pursuant to which Lending Club acquired all of the outstanding limited liability company interests of Springstone from the Sellers in a simultaneous signing and closing.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 gives effect to the acquisition as if it had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 gives effect to the acquisition as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations are derived from the audited historical financial statements of LendingClub and Springstone as of and for the year ended December 31, 2013.

The purchase was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values as of the acquisition date. The preliminary allocation of the purchase price was based upon management’s preliminary determination of the fair value of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change. The areas of the purchase price allocation that are not yet finalized relate primarily to finalization of the determination of the fair value of definite lived intangible assets, deferred income taxes and other liabilities assumed.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of LendingClub that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes of LendingClub, the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in LendingClub’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, and the audited historical financial statements and related notes of Springstone as of and for the year ended December 31, 2013, which are attached as Exhibit 99.2 to this Form 8-K.

LendingClub Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2013

(In thousands, except for share and per share data)

	Historical
	LendingClub Corporation	Springstone Financial, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents	$49,299	$7,804	$(1,258)	a)	$55,845
Restricted cash	12,208	1,400	3,214	b)	16,822
Loans at fair value	1,829,042	—	—		1,829,042
Accrued interest receivable	15,975	—	—		15,975
Property, Equipment and Software, net	12,595	403	—		12,998
Goodwill	—	—	67,163	c)	67,163
Intangible assets	—	—	39,900	d)	39,900
Other assets	23,921	581	1,270	e)	25,772
Due from related parties	355	172	—		527

Total Assets	$1,943,395	$10,360	$110,289		$2,064,044

LIABILITIES
Accounts payable	$4,524	$345	—		$4,869
Accrued interest payable	17,741	—	—		17,741
Accrued expenses and other liabilities	9,128	2,692	—		11,820
Payable to investor	3,918	—	—		3,918
Notes and Certificates, at fair value	1,839,990	—	—		1,839,990
Loans payable, net	—	—	49,812	a)	49,812

Total Liabilities	$1,875,301	$3,037	$49,812		$1,928,150

STOCKHOLDERS’ EQUITY
Preferred stock	$103,244	$—	$67,800	a)	$171,044
Common stock	138	—	—		138
Additional paid-in capital	15,041	3,095	(3,095)	f)	15,041
Accumulated deficit	(50,329)	4,228	(4,228)	f)	(50,329)

Total Stockholders’ Equity	68,094	7,323	60,477		135,894

Total Liabilities and Stockholders’ Equity	$1,943,395	$10,360	$110,289		$2,064,044

LendingClub Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2013

(In thousands, except for share and per share data)

	Historical
	LendingClub Corporation	Springstone Financial, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Non-Interest Revenue:
Origination fees	$85,854	$17,316	$—		$103,170
Servicing fees	3,513	—	—		3,513
Management fees	3,083	—	—		3,083
Other revenue	5,525	—	—		5,525

Total Non-Interest Revenue	97,975	17,316	—		115,291

Net Interest Income:
Total interest income	187,507	3	—		187,510
Total interest expense	(187,447)	—	(1,340)	g)	(188,787)

Net Interest Income	60	3	(1,340)		(1,277)

Fair valuation adjustments, Loans	(57,629)	—	—		(57,629)
Fair valuation adjustments, Notes and Certificates	57,596	—	—		57,596

Net Interest Income (Expense) after fair value adjustments	27	3	(1,340)		(1,310)

Total Net Revenue	98,002	17,319	(1,340)		113,981

Operating expenses:
Sales and marketing	39,037	3,484	—		42,521
Origination and servicing	17,217	2,331	—		19,548
General and administrative	34,440	2,877	14,970	h)	52,287
Amortization of intangibles	—	—	5,510	i)	5,510

Total Operating Expenses	90,694	8,692	20,480		119,866

Income (loss) before provision for income taxes	7,308	8,627	(21,820)		(5,885)
Provision for income taxes	—	—	—		—

Net Income (Loss)	$7,308	$8,627	$(21,820)		$(5,885)

Earnings per share:
Basic earnings (loss) per common share	$0.01				$(0.23)

Diluted earnings (loss) per common share	$—				$(0.23)

Weighted average number of common shares outstanding (1):
Basic	25,778,568				25,778,568

Diluted	40,713,488				25,778,568

(1)	Shares reflect a 2 for 1 stock split approved by the Company’s Board of Directors on April 15, 2014.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction

The Acquisition

On April 17, 2014 (the “Closing Date”), LendingClub Corporation (“Lending Club” or the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Springstone Financial, LLC, a Delaware limited liability company (“Springstone”), Premier Payment Solutions, Inc., a Massachusetts corporation (“PPS”), NBT Capital Corp., a New York corporation (together with PPS, the “Sellers”), and James P. Donovan, as the Sellers’ representative thereunder, pursuant to which Lending Club acquired all of the outstanding limited liability company interests of Springstone from the Sellers in a simultaneous signing and closing. We refer to the purchase by Lending Club and the sale by the Sellers pursuant to the Purchase Agreement in this Current Report on Form 8-K as the “Acquisition.” As a result of the closing of the Acquisition, Springstone is now a wholly owned subsidiary of Lending Club.

Under the terms of the Purchase Agreement, the Sellers received at the closing an aggregate of $115 million in cash and $25 million worth of shares of Lending Club’s Series F Preferred Stock (the “Share Consideration”). For accounting purposes the purchase price was $114.4 million which comprised of $111.6 million in cash and $2.8 million of Share Consideration. Additionally, a total of $25.6 million comprised of $22.1 million of Share Consideration and $3.5 million of cash was placed in a third party escrow, and is subject to certain vesting and forfeiture conditions applicable to certain key continuing employees over a three-year period from the closing. This will be accounted for as a compensation arrangement and expensed over the three-year vesting period.

The cash portion of the consideration was funded by a combination of cash from Lending Club and proceeds of the Debt Financing and Preferred Stock Financing (each as described below). Both the Debt Financing and the Preferred Stock Financing closed just prior to the Acquisition.

The Purchase Agreement contains representations, warranties and covenants of the Company, Springstone and the Sellers. The Purchase Agreement also contains customary indemnification provisions whereby the Sellers will indemnify Lending Club and affiliated parties for certain losses arising out of any inaccuracy in the representations and warranties, or breaches of the covenants, of Springstone or the Sellers under the Purchase Agreement and certain other matters. A portion of the consideration otherwise payable at the closing of the Acquisition to the Sellers was placed in a third-party escrow for 15 months to secure, in part, the indemnification obligations of the Sellers under the Purchase Agreement.

The Debt Financing

In connection with the Acquisition, on April 16, 2014, Lending Club entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with joint lead arrangers and joint bookrunners led by Morgan Stanley Senior Funding, Inc., along with Credit Suisse Securities (USA) LLC, Silicon Valley Bank, Citicorp North America Inc., and JPMorgan Chase Bank, N.A. (the “Lenders”), under which the Lenders agreed to make a $50.0 million term loan to Lending Club (the “Term Loan”).

Also in connection with the Credit Agreement, on April 16, 2014, Lending Club entered into a Pledge and Security Agreement with Morgan Stanley Senior Funding, Inc. as Collateral Agent (the “Pledge and Security Agreement”).

The Term Loan is to be drawn in a single borrowing to finance the Acquisition and pay related fees and expenses, including fees and expenses related to the Credit Agreement. The Company may request that the Lenders establish new term loan facilities, provided that the aggregate principal amount of all new term loan facilities do not exceed $75.0 million. No additional amounts are available for borrowing. We refer to the borrowing by Lending Club and the lending by the Lenders pursuant to the Credit Agreement in this Current Report on Form 8-K as the “Debt Financing.”

The Term Loan matures three years after the Closing Date, or April 16, 2017 and amortizes at the rate of $312,500 per quarter, with the remaining principal amount payable at maturity. The Term Loan can be prepaid at any time at the Company’s option without premium or penalty, subject to a minimum prepayment of $1.0 million. If a Eurodollar Rate loan is selected (as defined below), customary breakage costs are payable in the case of any prepayment on a date other than the last day of an interest period. The Term Loan is required to be prepaid in certain circumstances, including upon sales of assets other than loans and upon the issuance of debt or redeemable capital stock.

Borrowings under the Credit Agreement bear interest, which at the option of the Company may be either (a) a floating base rate tied to an underlying index plus an additional 1.25% per annum (a “Base Rate Loan”) or (b) a Eurodollar rate (for an interest period of one, two, three or six months) plus an additional 2.25% per annum (a “Eurodollar Rate Loan”).

The Preferred Stock Financing

In connection with the Acquisition, on April 16, 2014, Lending Club sold an aggregate of 3,195,278 shares of its Series F Preferred Stock, par value $0.01 per share (the “Financing Shares”) to certain new investors for an aggregate gross proceeds to Lending Club of approximately $65.0 million, pursuant to a Series F Preferred Stock Purchase Agreement dated April 16, 2014 (the “Preferred Stock Purchase Agreement”). Lending Club sold the Financing Shares pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended; all investors in the Preferred Stock Financing were “accredited investors” (as defined under Rule 501 of Regulation D) and Lending Club made no general solicitation for the sale of the Financing Shares. The Financing Shares are convertible into shares of Lending Club common stock, par value $0.01 per share, on a one-for-one basis, as adjusted from time to time pursuant to the anti-dilution provisions of the Lending Club Restated Certificate of Incorporation. We refer to the sale by Lending Club and the purchase by the investors of the Financing Shares pursuant to the Preferred Stock Purchase Agreement in this Current Report as the “Preferred Stock Financing.”

Note 2 – Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results. At this time, the Company has not completed detailed valuation analyses to determine the fair values of Springstone assets and liabilities. Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of April 17, 2014, the acquisition date. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in the unaudited pro forma condensed combined financial statements.

Note 3 – Purchase Price Allocation

Under the acquisition method of accounting, the total estimated purchase price is allocated to Springstone’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of April 17, 2014, the acquisition date. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows (in thousands). For purposes of the preliminary purchase price allocation below, the December 31, 2013 balance sheet of Springstone was used. The actual purchase price allocation will be performed as of the acquisition date of April 17, 2014:

Preliminary purchase price allocation to assets / (liabilities)

Purchase consideration (1)	$114,386
Cash	7,804
Restricted cash	1,400
Property, equipment and software	403
Other assets	581
Due from related parties	172
Identified intangible assets	39,900
Goodwill	67,163
Accounts payable	(345)
Accrued expenses and other liabilities	(2,692)

Total purchase consideration	$114,386

(1)	Excludes $25.6 million accounted for as compensation arrangements for key continuing employees.

Note 4 – Acquired Intangible Assets

The preliminary identified intangible assets comprise of customer relationship, technology and brand name intangible assets with preliminary acquisition date fair values of $39.2 million, $400 thousand, and $300 thousand, respectively. The customer relationship intangible assets have preliminary useful lives of 14 years. The brand name and technology intangible assets have preliminary useful lives of 2 to 3 years.

Note 5 – Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The specific pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	Represents net cash raised via debt and equity offerings, offset by cash paid to the sellers of Springstone and transaction fees paid by LendingClub in connection with the acquisition.

b)	Represents cash paid into a third-party escrow account that is subject to forfeiture and vesting conditions of key continuing employees. This is reflected on the pro forma condensed combined balance sheet as restricted cash.

c)	Represents the fair value of goodwill based upon the purchase consideration less the fair value of net tangible and intangible assets acquired as a result of the acquisition.

d)	Represents the preliminary estimate of the fair value of acquired technology, client relationships and trade name.

e)	Represents costs related to the issuance of the debt associated with the acquisition.

f)	To eliminate Springstone’s additional paid-in capital and accumulated deficit in connection with the acquisition.

g)	Represents the estimated interest expense based on an effective interest rate of 2.58% on the $50 million ($49.8 million net of discount) Term Loan entered into in connection with the acquisition. A variance of 0.125% in the interest rate would have an approximate $62.5 thousand impact on the amount of interest expense.

h)	Represents the amortization of stock based compensation of $13.4 million and the amortization of other cash compensation of $1.1 million associated with the compensation arrangement discussed above. Additionally this amount includes $423 thousand that represents the amortization of debt issuance costs incurred as a result of the acquisition.

i)	Represents the amortization of intangible assets acquired. The preliminary estimated fair value of the customer relationship intangible assets of $39.2 million has a preliminary useful life of 14 years and will be amortized on an accelerated basis. The preliminary estimated fair value of the brand name and technology intangible assets totaling $700 thousand have a preliminary useful life of 2 to 3 years and will be amortized on straight-line basis. The estimated annual amortization expense for the customer relationship intangible assets for the five years following the acquisition date will be approximately $5.2 million, $4.9 million, $4.5 million, $4.1 million and $3.7 million, respectively. Actual amortization method and period could change.

Note 6 – Pro Forma Net Loss Per Common Share

On April 15, 2014, the Board of Directors approved a 2 for 1 stock split in which each outstanding share of each series or class of capital stock was split into two outstanding shares of such series or class of capital stock. The shares of common stock included in the pro forma net loss per common share have been adjusted to reflect this stock split.

The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of LendingClub’s common stock outstanding during the period. No shares of common stock were issued as consideration in the acquisition. The diluted weighted average number of common shares does not include outstanding stock options or the assumed conversion of preferred stock as their inclusion would be anti-dilutive.